UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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CALIFORNIA RESOURCES CORPORATION

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California resources corporation 2019 proxy report and notice of annual meeting

Letter to Shareholders from the Chairman of the Board

Dear Shareholders,

Strong execution, financial discipline and sustained community engagement are compelling hallmarks of California Resources Corporation (“CRC”), reflecting the Company’s core values of Character, Responsibility and Commitment and the high expectations set by the Board of Directors (the “Board”).  In 2018, CRC achieved strong results through the exceptional leadership of our management team and the dedication of our diverse workforce who operate critical infrastructure and supply essential resources to Californians with an innovative and entrepreneurial mindset.  With the Board’s active direction, CRC thoughtfully navigated a volatile pricing environment with a dynamic and flexible operating plan that prioritized projects to deliver value both in the immediate and longer term, while continuing to meaningfully strengthen our financial position.  We believe this value-driven approach to managing our business truly sets CRC apart.  It enables us to capture the full value of our robust portfolio of assets throughout the commodity cycle and ensures effective capital allocation that delivers positive results for our shareholders.  Coupled with an unwavering focus on operational excellence that unifies the organization, it is a powerful strategic approach that sustains CRC’s high levels of safety, environmental stewardship, reliability and quality.

In 2018, an engaged Board aligned with shareholder priorities brought to bear a wealth of experience and varied perspectives from within the energy industry, as well as from financial services, accounting, real estate, human resources and organizational disciplines.  To ensure that CRC continues to attract and maintain the most effective mix of Board talent, we regularly engage in a review process to evaluate desired skill sets that strengthen governance, promote diversity of thought, and align with the evolving demands of our business.  In 2018, Laurie Siegel joined our Board.  Her breadth of experience as a human resources executive and public company director strengthens our Board’s diversity of relevant skills in the areas of talent management, succession planning, organizational capability, and corporate culture.

Our commitment to investor outreach and engagement continues on numerous fronts.  Consistent with investor feedback, we are once again proposing to eliminate CRC’s supermajority thresholds in its certificate of incorporation.  While these efforts failed to reach the requisite vote last year, many shareholders regarded the action favorably and encouraged CRC to provide shareholders with another opportunity to vote on this governance measure this year.  Additionally, we received supportive shareholder feedback around our executive compensation practices, fostering a transparent and balanced approach that both aligns with industry practices and rewards executives appropriately based on specific quantitative annual and multi-year performance metrics, as well as progress toward longer-term organizational objectives, including our 2030 Sustainability Goals.

As a responsible California oil and natural gas company operating in the world’s fifth largest economy, CRC promotes safety first, with the protection of people, our communities and the environment as our top priority in the design, construction, maintenance and operation of our facilities.  This commitment to California values is implemented through our statewide Project Labor Agreement that ensures our facilities are built and maintained by a highly-qualified local workforce.  It is reflected in our ongoing dialogue with neighbors, regulators and other stakeholders, as well as through investments that promote conservation of water, habitat and energy throughout our operations.  The Board holds the management team and our entire workforce accountable for these principles by measuring CRC’s progress annually with quantitative safety, spill prevention and water conservation metrics that directly affect incentive compensation of our employees.  In addition, management works to advance our Board’s 2030 Sustainability Goals, which include specific quantitative targets for water recycling, reduction of methane emissions, renewable power and carbon capture and storage.  We have already implemented several projects that have increased our volume of recycled produced water and reduced methane emissions compared to a 2013 baseline.  The Company also facilitates numerous large-scale solar power projects in several oil and gas fields through surface use agreements, in addition to designing CRC owned and operated solar projects on two of our properties.  Our sustainability efforts are further supported by the ongoing development of an innovative carbon capture and sequestration system at our Elk Hills field.  In these ways, we are proud to work together with the State of California to fulfill our shared commitment to conserve natural resources and protect our environment.

While stakeholders often think about sustainability in environmental terms, we believe diversity is also a key success factor for our business and for California’s future.  We view diversity holistically, from the composition of our Board and management to growing and developing our workforce to reflect the communities where we operate.  CRC’s employee-led Women’s Interest Network provides professional development and support to women throughout our operations with strong support and participation from the Board and management.  Our community outreach efforts similarly champion inclusivity – from an array of childhood health, education and training programs to civic empowerment of diverse communities – because at our core, we believe that CRC succeeds when Californians thrive.

Helping meet the needs of Californians positions CRC to create and sustain value for our shareholders for years to come.  Our confidence in the future is due in no small part to CRC’s extraordinary workforce.  Our employees embrace an entrepreneurial “OneCRC” mindset that promotes innovative thinking, increased collaboration and accountability, and a focus on process improvements in everything we do.  We expect this to translate into continued growth for shareholders as we manage our assets for margin expansion and cash-on-cash returns using our value-driven approach in 2019 and beyond.

Regards,

William “Bill” Albrecht

Chairman of the Board

California Resources Corporation

Notice of the 2019 Annual Meeting of Stockholders

Meeting Date:	May 8, 2019

Meeting Time:	11:00 a.m., local time

Location:	Bakersfield Marriott at the Convention Center, 801 Truxtun Avenue, Bakersfield, California 93301

Record Date:	March 11, 2019

Purposes of the 2019 annual meeting of stockholders:

(1)	To elect the ten director nominees named in this proxy statement, each to a one-year term;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
(3)	To hold an advisory vote to approve named executive officer compensation;
(4)	To approve the Amended and Restated California Resources Corporation Long-Term Incentive Plan;
(5a)	To approve amendments to the Certificate of Incorporation to change the supermajority vote requirement for stockholders to remove directors without cause to a majority vote requirement;
(5b)	To approve amendments to the Certificate of Incorporation to change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement;
(5c)

To approve amendments to the Certificate of Incorporation to change the supermajority vote requirement for stockholders to amend certain provisions of the Certificate of Incorporation to a majority vote requirement; and

(6)

To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof; however, our Board of Directors does not know of any such matters that are to be presented for action at the Annual Meeting.

Information relevant to these matters is set forth in the accompanying proxy statement.

The close of business on March 11, 2019 was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only our stockholders or their legal proxy holders as of the record date or our invited guests may attend the annual meeting in person.

Beginning on March 26, 2019, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders containing instructions on how to access the proxy statement and vote online and made our proxy materials available to our stockholders over the Internet.

By Order of the Board of Directors,

Michael L. Preston

Executive Vice President, General Counsel and Corporate Secretary

IMPORTANT VOTING INFORMATION

If you owned shares of our common stock at the close of business on March 11, 2019, you are entitled to one vote per share upon each matter presented at our 2019 annual meeting of stockholders to be held on May 8, 2019. In order for stockholders whose shares were held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”) as of March 11, 2019 to attend the 2019 annual meeting, they will need to obtain a proxy from the broker, bank or other nominee that holds their shares authorizing them to vote at the annual meeting.

If you hold shares in “street name,” your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting, except on ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2019, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the annual meeting.

YOUR VOTE IS IMPORTANT

Your vote is important. Our Board of Directors strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting.

QUESTIONS

If you have any questions about the proxy voting process, and you own shares that are registered in your own name, please contact AST Shareholder Services at (866) 659-2647 or (718) 921-8124. If you have any questions about the proxy voting process, and your shares are held in “street name,” please contact the broker, bank or other nominee where you hold your shares. The Securities and Exchange Commission also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. You also may contact our Investor Relations Department by phone at (818) 661-6010 or by e-mail at IR@crc.com.

ATTENDING THE ANNUAL MEETING IN PERSON

Only stockholders of record or their legal proxy holders as of March 11, 2019 or our invited guests may attend the annual meeting in person. If you plan to attend the annual meeting in person, you must present a valid form of government-issued photo identification, such as a driver’s license or passport. In addition to such personal identification, you will need an admission ticket or proof of ownership of CRC stock as of the record date to enter the annual meeting. If your shares are registered in your name, you will find an admission ticket attached to the notice regarding the Internet availability of proxy materials or the proxy card sent to you. If your shares are held in street name with a broker, bank or other nominee, you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date for the meeting, and will need to obtain a proxy from your broker, bank or other nominee if you wish to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON MAY 8, 2019

The Notice of the 2019 Annual Meeting of Stockholders, the Proxy Statement for the 2019 Annual Meeting of Stockholders and the 2018 Annual Report to Stockholders (which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2018) of California Resources Corporation are available at http://www.astproxyportal.com/ast/20758/.

2019 PROXY STATEMENT

TABLE OF CONTENTS

CEO Pay Ratio	62
Potential Payments Upon Termination or Change in Control	63
Director Compensation	65
Program Objectives	65
Program Elements	65
2018 Compensation of Directors	65
Stock Ownership Information	67
Security Ownership of Directors, Management and Certain Beneficial Holders	67
Section 16(a) Beneficial Ownership Reporting Compliance	68
Proposals Requiring Your Vote	68
Proposal 1: Election of Directors	68
Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	68
Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation	69
Proposal 4: Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan	70
Proposal 5(a), Proposal 5(b) and Proposal 5(c): Approval of Amendments to the Certificate of Incorporation to Change Each Supermajority Stockholder Vote Requirement to a Majority Vote Requirement	80
Proposal 5(a): Change the Supermajority Vote Requirement for Stockholders to Remove Directors without Cause to a Majority Vote Requirement	81
Proposal 5(b): Change the Supermajority Vote Requirement for Stockholders to Amend the Bylaws to a Majority Vote Requirement	81
Proposal 5(c): Change the Supermajority Vote Requirement for Stockholders to Amend Certain Provisions of the Certificate of Incorporation to a Majority Vote Requirement	82
General Information	83
Voting Procedures	83
Record Date	83
Appointment of Proxy Holders	83
Quorum and Discretionary Authority	83
How to Vote Shares Registered in Your Name	84
How to Vote Shares Held in “Street Name”	84
Revoking or Changing a Proxy	85
Required Vote and Method of Counting	85
Majority Voting for Directors	86
Method and Cost of Soliciting and Tabulating Votes	87
Attending the Annual Meeting in Person	87
Notice of Internet Availability of Proxy Materials	87
Stockholder Proposals and Director Nominations	88
Householding of Proxy Materials	88
2018 Annual Report	89
Annex A–Reconciliation of Non-GAAP Measures and Other Information	A-1
Annex B–Amended and Restated LTIP	B-1
Annex C-1–Proposal 5(a) Amendment to Certificate of Incorporation	C-1-1
Annex C-2–Proposal 5(b) Amendment to Certificate of Incorporation	C-2-1
Annex C-3–Proposal 5(c) Amendment to Certificate of Incorporation	C-3-1

CALIFORNIA RESOURCES CORPORATION    i

2019 PROXY STATEMENT

Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.  California Resources Corporation, together with its subsidiaries, is referred to herein as “we,” “our,” “us,” the “Company” or “CRC.”  The 2019 annual meeting of stockholders described below is referred to herein as the “Annual Meeting.”

2019 Annual Meeting of Stockholders

Date:	May 8, 2019

Time:	11:00 a.m., local time

Place:	Bakersfield Marriott at the Convention Center
801 Truxtun Avenue, Bakersfield, California 93301

Record Date:	March 11, 2019

Agenda and the Board’s Recommendation on Voting Matters

The following table summarizes the items that will be brought for a vote of our stockholders at the annual meeting, along with the recommendation of our Board of Directors as to how stockholders should vote on each item.

Agenda Item		Description	Board’s Recommendation
1.	Proposal 1	Election of the ten director nominees named in this proxy statement each for a one-year term	FOR
2.	Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2019	FOR
3.	Proposal 3	Advisory vote to approve named executive officer compensation	FOR
4.	Proposal 4	Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan (the “Amended LTIP”)	FOR
5.	Proposal 5(a)	Approval of amendments to the Certificate of Incorporation to change the supermajority vote requirement for stockholders to remove directors without cause to a majority vote requirement	FOR
	Proposal 5(b)	Approval of amendments to the Certificate of Incorporation to change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement	FOR
Proposal 5(c)

Approval of amendments to the Certificate of Incorporation to change the supermajority vote requirement for stockholders to amend certain provisions of the Certificate of Incorporation to a majority vote requirement

FOR

CALIFORNIA RESOURCES CORPORATION    1

2019 PROXY STATEMENT

Proxy Statement Summary

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock entitles its holder to one vote for each director nominee and one vote for each of the proposals to be voted on.

Directors

The Board of Directors is comprised of eight independent directors, our Chairman, and our President and Chief Executive Officer (“CEO”). The following table provides summary information about each director, including the director nominees and whether the Board of Directors considers each director to be independent under the New York Stock Exchange’s (“NYSE”) independence standards. We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. See “Required Vote and Method of Counting–Majority Voting for Directors” below.

					Committees
							Health, Safety	Nominating
				Director			&	&
Director	Positions	Age	Independent	Since	Audit	Compensation	Environmental	Governance
William E. Albrecht	Chairman	67	No	2014
Justin A. Gannon		69	Yes	2014	Chair	●
Harold M. Korell	Lead Independent Director	74	Yes	2014			●	●
Harry T. McMahon		65	Yes	2017	●	Chair
Richard W. Moncrief		76	Yes	2014	●		Chair
Avedick B. Poladian		67	Yes	2014		●		●
Anita M. Powers		63	Yes	2017			●
Laurie A. Siegel		63	Yes	2018	●	●
Robert V. Sinnott		69	Yes	2014				Chair
Todd A. Stevens	President & CEO	52	No	2014

Corporate Governance Highlights

✓

Renewed Effort: Supermajority votes. Based on shareholder feedback, the Board is resubmitting for approval proposals to amend the Company’s certificate of incorporation to reduce the current supermajority voting thresholds to majority votes.

✓

Overboarding Policy. The Board implemented a policy to restrict directors who are currently sitting CEOs of public companies from serving on more than two other public company boards without approval, subject to a related company analysis, as applicable.

✓	Majority vote standard. Our Bylaws provide that each director must be elected by a majority of votes cast, not a plurality, in uncontested elections.
✓	Clawback Policy. The Board adopted a comprehensive, standalone policy that covers cash, equity, equity-based and other awards under our incentive compensation programs.
✓	Anti-Hedging and Anti-Pledging Policy. The Board expanded our Insider Trading Policy to specifically address the hedging or pledging of our securities.
✓	Board is not classified. Our directors are elected on an annual basis.
✓	Separate Chairman of the Board and CEO.
✓	8 out of 10 Board members are independent. The Board has determined 8 out of 10 Board members are independent within the meaning of NYSE listing standards.
✓	Independent lead director.
✓

Independent Board committees. Each standing committee is made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board and is available to stockholders.

✓	Each committee has the authority to retain independent advisors.

CALIFORNIA RESOURCES CORPORATION    2

2019 PROXY STATEMENT

Proxy Statement Summary

✓	Frequent executive sessions of independent directors. In 2018, the independent directors held executive sessions on the day of all regularly scheduled Board meetings.
✓	No stockholder rights plan (“poison pill”) in effect.
✓	Director evaluation process. Each year, each of the Board committees and the full Board of Directors undertakes a self-assessment of its performance.
✓	CEO and management evaluation process. The Board of Directors conducts an annual performance review of management, including the CEO, and periodically reviews succession planning for the CEO.

Business Performance Highlights

In 2018, our management team delivered significant accomplishments against our strategic priorities which the Compensation Committee considered as part of its review of management’s performance for compensation purposes.

2018 Strategic Priorities	Performance on Strategic Priorities

Use our Value Creation Index (“VCI”)(1) metric to ensure consistent, disciplined and effective capital allocation

>    Increased investment to $747 million which included over $100 million of development joint venture (“JV”) capital to support higher activity. At current prices, the program provides VCIs above our threshold and replaced over 296% of reserves with a finding and development (“F&D”) cost of $8.76.(2)

>    Consolidated remaining interests in the former Elk Hills unit to add production, reserves, cash flow, operational synergies and longer-term development. This flagship asset provides potential carbon capture opportunities to further our sustainability goals.

Optimize operational performance to capture efficiencies, improve results and reduce costs

>    Implemented $34 million of annualized synergies through Elk Hills consolidation, which was significantly more than expected and within a shorter timeframe than originally anticipated.

>    Managed controllable costs despite increase in activity and energy and fuel gas costs. Quarterly per unit production costs decreased sequentially throughout 2018.

>    Adjusted EBITDAX margin(3) increased in 2018 from the prior year.

Utilize our technical knowledge and experience to target production growth, future expansion and hydrocarbon recovery

>    Benefiting from our low decline and our acquisition of the remaining interests in the former Elk Hills unit, we increased production by 2% from the prior year to 132,000 barrels of oil equivalent per day (“Boe/d”).

Strengthen our balance sheet

>    Negotiated new bank amendments to provide additional flexibility to repurchase notes and allow for further balance sheet actions.

>    Opportunistically repurchased debt at a discount.

>    Monetized a portion of our midstream assets to reduce debt and facilitate the accretive Elk Hills acquisition.

>    Reduced leverage ratio from 6.8x to 4.7x.(4)

CALIFORNIA RESOURCES CORPORATION    3

2019 PROXY STATEMENT

Proxy Statement Summary

2018 Strategic Priorities	Performance on Strategic Priorities

Maintain exceptional health, safety and environmental practices and promote diversity

>    CRC’s exemplary safety performance was recognized by the National Safety Council with 14 awards in 2018, and our team also upheld CRC’s important role as a net water supplier in California. We also received the Carbon Disclosure Project’s (“CDP”) second highest rating among U.S. independent exploration and production companies.

>    Achieved the Company’s 2018 quantitative health, safety and environmental (“HSE”) metrics and continued to advance specific projects through which it expects to meet its 2030 Sustainability Goals.

>    Sponsored a variety of scholarship, internship and training programs and developed specific, targeted programs to diversify and expand our current workforce and future candidates.

>    Supported CRC’s Women’s Interest Network (“WIN”) to promote women’s professional development and leadership.

(1)

We use a VCI metric for project selection and capital allocation across our portfolio of opportunities. We calculate VCI for each of our projects by dividing the net present value of the project’s expected pre-tax cash flow over its life by the present value of the investments, each using a 10% discount rate.

(2)	See Annex A for how CRC calculates the non-GAAP measures of reserve replacement ratio and F&D costs.
(3)	See Annex A for CRC’s calculation of the non-GAAP measures of adjusted EBITDAX and adjusted EBITDAX margin.
(4)	CRC calculated the leverage ratio by dividing the face value of its total long-term debt by the last twelve months adjusted EBITDAX.

Compensation Program Highlights

CRC’s stock price performance in 2018 was the highest of our peer companies. However, our stock price generally remained at depressed levels, driven in large part by the highly leveraged balance sheet our management team inherited from Occidental Petroleum Corporation (“Occidental”) at our Spin-off from Occidental (the “Spin-off”), and continued to impact the realizable compensation for our named executive officers. For 2018, our Compensation Committee realigned the long-term compensation to stockholder returns by returning to entirely share-based long-term incentive awards.

2018 Compensation Actions

In the first quarter of 2018, based on feedback received from stockholder outreach, the Compensation Committee took the following actions:

•	Reduced the individual portion of the annual incentive to 20%.
•	Redesigned the performance-based long-term incentive awards to be entirely stock-based, further aligning the most significant executive compensation opportunity with stockholders.
•

Reduced the portion of time-vested restricted stock unit awards from 50% to 40% of the grant date value of the long-term incentive awards and instead granted premium priced stock options, shifting the long-term incentive program to 60% performance-based.

CALIFORNIA RESOURCES CORPORATION    4

2019 PROXY STATEMENT

Proxy Statement Summary

Compensation Program Practices

Our executive compensation program is designed to motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, appropriately balancing risk versus potential reward. It is well designed, incorporating best practices, and is governed by an engaged Compensation Committee. Our short-term and long-term incentive plans are performance-based and are intended to align with the long-term best interests of stockholders and retain our highly experienced, high-performing management team.

The Compensation Committee has engaged in best practices to align executive pay with Company performance and to ensure good governance in the following ways:

WHAT WE DO We pay for performance. A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards. We are stockholder-aligned. Annual and long-term incentive awards are based on performance measures that are aligned with the creation of value for our stockholders. A majority of the outstanding long-term incentive awards for our named executive officers are stock-based.  We have “double trigger” change in control provisions. Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs. We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent. We have stock ownership requirements. We maintain stock ownership guidelines which require our named executive officers and directors to have meaningful stock ownership in the Company. We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances. We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.

WHAT WE DON’T DO We do not have individual employment agreements. We do not have employment agreements with any of our named executive officers. We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging. We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options. We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides restorative, but not enhanced, retirement benefits for executives. We do not encourage excessive risk or inappropriate risk taking through our incentive programs. Our plans do not motivate executives to engage in activities that create excessive or inappropriate risk for the Company.

CALIFORNIA RESOURCES CORPORATION    5

2019 PROXY STATEMENT

Board of Directors and Corporate Governance

Board of Directors and Corporate Governance

Our Board of Directors

Our Board of Directors has nominated 10 directors for election at the 2019 Annual Meeting. All of our nominees currently serve as CRC directors.  Each nominee has agreed to serve another term, if elected.  Our Board exhibits an effective mix of diversity, perspective, skills and experience.

INDEPENDENCE 20% 80% independent non-independent GENDER 20% 80% male female AGE 10% 20% 70% 50s 60s 70s

Set forth below is a chart that summarizes the core competencies of our Board, and biographical information regarding each of our directors as well as the specific experience, qualifications, attributes and skills that led to the conclusion that such individual should serve as director. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer.

Director Skills and Qualifications

CEO Experience	●	●	●	●				4 of 10

Corporate Governance Expertise	●	●	●	●	●	●	●	7 of 10

Engineering/Geological Background	●	●	●	●	●			5 of 10

Financial/Capital Markets Expertise	●	●	●	●	●			5 of 10

Oil and Gas Industry Experience	●	●	●	●	●	●	●	7 of 10

Risk Management Expertise	●	●	●	●	●			5 of 10

CALIFORNIA RESOURCES CORPORATION    6

2019 PROXY STATEMENT

Board of Directors and Corporate Governance

William E. Albrecht Chairman Director since: 2014 Age: 67	• Former VP at Occidental • 39+ years’ experience in domestic oil and gas • Director of Halliburton Co. and Rowan Companies

Mr. Albrecht has served on the Board of Directors of CRC since 2014. He was appointed as Chairman of the Board in 2016. He served as Executive Chairman of the Board of Directors from 2014 to 2016. Mr. Albrecht served as Vice President of Occidental from 2008 to 2014 and as President, Oxy Oil & Gas, Americas from 2012 to 2014. Mr. Albrecht also served as President—Oxy Oil & Gas, USA from 2008 to 2012. During his tenure with Occidental, Mr. Albrecht had managerial oversight over its upstream assets. Mr. Albrecht has more than 39 years of experience in the domestic oil and gas industry, having previously served as an executive officer for domestic energy producer EOG Resources, and as a petroleum engineer for Tenneco Oil Company. Since 2015, Mr. Albrecht has served on the board of directors of the Rowan Companies, plc, an international offshore drilling contractor providing jackups and drill ships for the offshore drilling industry. Mr. Albrecht is a member of its Compensation Committee and Nominating and Corporate Governance Committee, and was elected as chairman of the board as of the 2017 annual meeting. Since 2016, Mr. Albrecht has served on the board of directors of Halliburton Co. and is a member of its Compensation Committee and Health, Safety and Environment Committee. Mr. Albrecht holds a Master of Science degree from the University of Southern California and a Bachelor of Science degree from the United States Military Academy. Mr. Albrecht is a National Association of Corporate Directors (“NACD”) Board Leadership Fellow, and has completed NACD’s comprehensive program of study for directors and corporate governance professionals.

Skills and Qualifications

Mr. Albrecht brings extensive managerial and operational experience in the upstream domestic and international energy business to the Board of Directors. He also has a deep knowledge of our assets that gives the Board a valuable perspective on the specific strengths and challenges associated with our operations. Mr. Albrecht brings broad experience in proactively engaging with regulatory agencies, communities, and other stakeholders that makes him a valuable member of our Board of Directors.

Justin A. Gannon Director since: 2014 Age: 69	• Former executive at Grant Thornton • Audit Partner at Arthur Andersen for 21 years • Director of CrossAmerica Partners and Vantage Energy

•   Chairman of the Audit Committee

•   Member of the Compensation Committee

CALIFORNIA RESOURCES CORPORATION    7

2019 PROXY STATEMENT

Board of Directors and Corporate Governance

Mr. Gannon has served on the Board of Directors of CRC since 2014. Since 2013, Mr. Gannon has acted as an independent consultant and private investor. From 2003 to 2013, Mr. Gannon served in various roles at Grant Thornton LLP, an independent audit, tax and advisory firm, including as National Leader of Merger and Acquisition Development from 2011 to 2013, Central Region Managing Partner from 2010 to 2011, Office Managing Partner in Houston, Texas from 2007 to 2011 and Office Managing Partner in Kansas City, Missouri from 2004 to 2007. From 1971 to 2002, Mr. Gannon worked at Arthur Andersen LLP, including as an Audit Partner for 21 years. Mr. Gannon is also a Director, Chairman of the Audit Committee and Member of the Conflicts Committee of the general partner of CrossAmerica Partners LP, a publicly-traded master limited partnership engaged in motor fuels distribution. He also serves on the Board of Directors of Vantage Energy Acquisition Corp. for which he chairs the Audit Committee and serves on the compensation committee. He is a former chairman of the Board of Directors of American Red Cross chapters in the Tulsa, Oklahoma and San Antonio, Texas areas. Mr. Gannon received a Bachelor of Science degree in Accounting from Loyola Marymount University and is a Certified Public Accountant in Texas (active) and California (inactive).

Skills and Qualifications

Mr. Gannon’s more than four decades in financial accounting practice and his private investment experience give him deep insight into financial analysis and management. His experience is especially valuable to the Board because of the extent to which his clients were involved in oil and gas upstream exploration and production. His financial acumen enables Mr. Gannon to guide the Board in its fiscal and strategic oversight of CRC.

Harold M. Korell Lead Independent Director Director since: 2014 Age: 74	• Former Chairman of Southwestern Energy Company • Former CEO of Southwestern Energy Company

•   Member of the Nominating and Governance Committee

•   Member of the Health, Safety and Environmental Committee

Mr. Korell has served on the Board of Directors of CRC and as Lead Independent Director since 2014. From 2002 through 2014, Mr. Korell served as the Chairman of the Board of Southwestern Energy Company, an independent energy company engaged in natural gas and oil exploration, development and production. From 2009 to 2010, he served as Southwestern’s Executive Chairman and, from 1999 to 2009, as its Chief Executive Officer. From 1997 to 2009, Mr. Korell served in various other roles at Southwestern, including President and Executive Vice President and Chief Operating Officer. Prior to his tenure at Southwestern, Mr. Korell was Senior Vice President—Operations of American Exploration Company, Executive Vice President of McCormick Resources, held various technical and managerial positions during his 17 years with Tenneco Oil Company, including Vice President of Production, and held various positions with Mobil Corporation. He is a member of the Society of Petroleum Engineers and, through 2010, served as a Board Member for the Independent Petroleum Association of America and the American Exploration & Production Council and as a Board Member and Executive Committee Member for America’s Natural Gas Alliance. He also serves on the Board of Governors at the Colorado School of Mines and the Board of Trustees at the Baylor College of Medicine. Mr. Korell holds a degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

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Skills and Qualifications

Mr. Korell’s experience over five decades in the oil and gas industry gives him a broad understanding of the upstream oil and gas business as well as the midstream and public utility businesses. Mr. Korell’s leadership during a time of dramatic expansion for his company provides valuable insights into strategic and operational, corporate and governance matters. In addition, Mr. Korell provides a deep understanding of our assets due to his involvement with a number of them early in his career that lend specific knowledge and understanding to Board discussions.

Harry T. McMahon Director since: 2017 Age: 65	• Former Executive Vice Chairman for Bank of America Merrill Lynch • Senior Advisor to G100 Network

•   Member of the Audit Committee

•   Chairman of the Compensation Committee

Mr. McMahon has served on the Board of Directors of CRC since 2017. Since 2015 he has been a Senior Advisor to the G100 Network, a Leadership Advisory Consortium focused on CEO and Board Development. From 1983 to 2015, Mr. McMahon served in various positions for Bank of America Merrill Lynch including, most recently, as Executive Vice Chairman (the firm's first following the merger of Merrill Lynch and Bank of America). His other roles included service as Vice Chairman and Co-Head of Global Corporate Finance of Merrill Lynch and over 25 years running Investment Banking for the firm's Western Region. During his career Mr. McMahon advised on more than 400 transactions. Mr. McMahon also serves as a trustee of Claremont McKenna College, and is a director of Cottage Health Systems and Parsons Corporation. Mr. McMahon received a Master of Business Administration degree from the University of Chicago Booth School of Business and a Bachelor of Arts degree in Economics from Claremont McKenna College.

Skills and Qualifications

Mr. McMahon's over three decades of investment banking experience provides the Board with deep insight into financial structuring matters and fashioning innovative strategic solutions. His senior managerial roles, including as Executive Vice Chairman of one of the nation's largest banks and as Senior Advisor to the G100 Network, also give him valuable perspectives on maintaining ties between boards and management.

Richard W. Moncrief Director since: 2014 Age: 76	• CEO of Moncrief Oil International • Extensive experience in the upstream oil and gas industry

•   Chairman of the Health, Safety and Environmental Committee

•   Member of the Audit Committee

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Mr. Moncrief has served on the Board of Directors of CRC since 2014. Mr. Moncrief has been a principal in Moncrief Oil International, Inc., an oil and gas exploration and production company with headquarters in Fort Worth, Texas, since founding the company in 1970. He currently serves as its Chief Executive Officer. Moncrief Oil participates in U.S. and international oil and gas exploration and production. Mr. Moncrief also serves on the boards of trustees for the Amon Carter Museum and the University of Texas Development Board. He holds a Bachelor of Science degree in Petroleum Engineering and is a Distinguished Graduate of the School of Engineering of the University of Texas.

Skills and Qualifications

Mr. Moncrief’s extensive experience as the head of a large private upstream oil and gas exploration company allows him to bring an in-depth understanding of key industry issues to the Board of Directors. His leadership experience at Moncrief Oil provides him with strategic and management insights from which CRC benefits. Mr. Moncrief offers entrepreneurial expertise forged over years in the business of oil and gas exploration.

Avedick B. Poladian Director since: 2014 Age: 67	• Former COO and EVP of Lowe Enterprises • Former Partner at Arthur Andersen • Director of Occidental and Public Storage

•   Member of the Compensation Committee

•   Member of the Nominating and Governance Committee

Mr. Poladian has served on the Board of Directors of CRC since 2014. From 2006 to 2016, Mr. Poladian served as Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc., a diversified national real estate company active in commercial, residential and hospitality property investment, management and development. Mr. Poladian previously served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Lowe from 2003 to 2006. Mr. Poladian was with Arthur Andersen LLP from 1974 to 2002, most recently as a Partner, and is a Certified Public Accountant (inactive). He is a past member of the Young Presidents Organization, the Chief Executive Organization, the California Society of CPAs and the American Institute of CPAs. Mr. Poladian is a director emeritus of the YMCA of Metropolitan Los Angeles, a member of the Board of Councilors of the USC Sol Price School of Policy, a member of the Board of Advisors of the Ronald Reagan UCLA Medical Center, and a former Trustee of Loyola Marymount University. He serves as a director and on the Audit Committees of funds managed by Western Asset Management Funds. He is also a member of the Board of Trustees of Public Storage where he is the Chair of the Audit Committee and the Chair of the Nominating and Corporate Governance Committee. Mr. Poladian also serves as a director of Occidental Petroleum Corporation where he is a member of the Nominating, Corporate Governance and Social Responsibility Committee and chair of the Audit Committee. He previously served as a director of California Pizza Kitchen.

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Skills and Qualifications

Mr. Poladian’s service in a senior management position at one of the world’s largest accounting firms, combined with his experience as Chief Operating Officer and Chief Financial Officer of a diversified real estate company, gives Mr. Poladian deep knowledge of key business issues, including personnel and asset utilization. He also provides insight into all aspects of fiscal management. Through his work on the boards of various entities, Mr. Poladian has garnered valuable insight into our business and corporate governance generally.

Anita M. Powers Director since: 2017 Age: 63	• Former EVP Worldwide Exploration of Occidental Oil and Gas • Director of EQT Corporation • Senior Geoscientist

•   Member of the Health, Safety and Environmental Committee

Ms. Powers was appointed to the Board of Directors in 2017. Ms. Powers retired from Occidental Petroleum Corporation in January 2017 after more than 30 years of service at Occidental. Prior to her retirement, Ms. Powers served since 2009 as Executive Vice President of Worldwide Exploration for Occidental Oil and Gas Corporation and as Vice President of parent Occidental Petroleum Corporation. From 2006 to 2009, Ms. Powers served as Vice President of Worldwide Exploration. Prior to 2006, Ms. Powers served as Director of Worldwide Geoscience, Vice President of Exploration in Colombia and Chief Exploration Geologist for Worldwide Exploration. Since October 2018, Ms. Powers has served as a director of EQT Corporation. Ms. Powers holds a Bachelor of Science degree in Geology with high honors from Texas A&M University.

Skills and Qualifications

Ms. Powers brings over 36 years of experience in the oil and gas industry to CRC’s Board. Her expertise as a senior geoscientist working in hydrocarbon provinces around the world and, in particular, her knowledge of California’s geology greatly benefits CRC’s Board. The Board also benefits from her perspective gained from many years of executive management in the industry.

Laurie A. Siegel Director since: 2018 Age: 63	• President of LAS Advisory Services • Former Senior VP of Tyco International Ltd. • Program Chair of the G100 Talent Consortium

•   Member of the Audit Committee

•   Member of the Compensation Committee

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The Board of Directors appointed Ms. Siegel as a director effective as of August 21, 2018. Ms. Siegel is the President of LAS Advisory Services, a firm providing advice to organizations on issues related to talent management, succession planning, organizational capability and culture. From 2003 to 2012, Ms. Siegel served as Senior Vice President of Human Resources and Internal Communications of Tyco International Ltd., a diversified manufacturing and service company. Ms. Siegel had responsibility for rebuilding the leadership team, executing a strategy to restore the confidence of the company's employees and building an HR function with deep expertise in global human resource practices. From 1994 to 2002, she held various positions with Honeywell International Inc., including Vice President of Human Resources — Specialty Materials and was a principal at Strategic Compensation Associates. Ms. Siegel is currently Program Chair of the G100 Talent Consortium. Ms. Siegel is a director and compensation committee chair of the board of directors of CenturyLink, Inc., a broadband, telecommunications and data hosting company, FactSet Research Systems Inc., a multinational financial data and software company, and Volt Information Services, a provider of global infrastructure solutions in technology, information services and staffing acquisition. Ms. Siegel has an MBA and a Master’s degree in City and Regional Planning, both from Harvard University, and a Bachelor’s degree from the University of Michigan.

Skills and Qualifications

Ms. Siegel brings to our Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience. Her background will provide the

Board with unique insight into various issues including talent management, succession planning and culture.

Robert V. Sinnott Director since: 2014 Age: 69	• Co-Chairman of Kayne Anderson Capital • Director of PAA GP Holdings

•   Chairman of the Nominating and Governance Committee

Mr. Sinnott was appointed to the Board of Directors of CRC in 2014. Mr. Sinnott is co-chairman of Kayne Anderson Capital Advisors, L.P., an investment management firm. From 2010 until 2016, he served there as President, Chief Executive Officer and Chief Investment Officer. He also served as a Managing Director there from 1992 to 1996 and as its Senior Managing Director from 1996 until assuming the role of Chief Executive Officer in 2010. He is also President of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Sinnott served as a director of Kayne Anderson Energy Development Company from 2006 through 2013. He was Vice President and Senior Securities Officer of the Investment Banking Division of Citibank from 1986 to 1992 and previously held positions with United Energy Resources, a pipeline company, and Bank of America in its oil and gas finance department. Since 1998, Mr. Sinnott has served on the board of PAA GP Holdings LLC and its predecessor entities and currently serves as chairman of its compensation committee. Mr. Sinnott received a Bachelor of Arts degree from the University of Virginia and a Masters of Business Administration from Harvard University.

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Skills and Qualifications

As President of a California-based investment company investing in energy and other areas, Mr. Sinnott brings extensive insight into the oil and gas and financial industries to the CRC Board of Directors. His responsibility for analyzing industry players and managing a multi-billion dollar investment enterprise allow him to provide insight on a broad variety of matters affecting the oil and gas industry generally and the company specifically. He brings deep understanding of and insight into strategic alternatives, industry trends, deal structures and finance.

Todd A. Stevens President & CEO Director since: 2014 Age: 52	• Former VP Corporate Development at Occidental • Former VP California Operations and VP of Acquisitions and Finance at Occidental

Mr. Stevens was appointed President, Chief Executive Officer and a Director of CRC in 2014. Mr. Stevens served as Vice President—Corporate Development of Occidental from 2012 to 2014, as Vice President—California Operations, Oxy Oil & Gas from 2008 to 2012, and as Vice President—Acquisitions and Corporate Finance of Occidental from 2004 to 2012.  He also serves on the board of directors of the Western States Petroleum Association.  Mr. Stevens holds a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from the United States Military Academy.

Skills and Qualifications

Our Board of Directors benefits from Mr. Stevens’ deep knowledge of the oil and gas industry and his expertise in strategically evaluating and valuing oil and gas assets that is derived from years of buying and integrating exploration and production assets, many of which we currently own. Mr. Stevens also brings specific insight into the Company’s operations from his significant managerial experience as an executive at Occidental, including his strong experience in allocating capital and managing Occidental’s and our assets. Mr. Stevens’ extensive experience dealing with California’s regulatory environment, agencies and political landscape and his ability to forge strong ties within the state have proven a valuable asset to the Company.

Board Refreshment and Evaluation

Identifying and Evaluating Nominees for Directors

Our Nominating and Governance Committee is responsible for leading the search for individuals qualified to serve as directors and for recommending to the Board nominees as directors to be presented for election at meetings of the stockholders or of the Board of Directors. Our Nominating and Governance Committee evaluates candidates for nomination to the Board of Directors, including those recommended by stockholders, and conducts appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but it did not engage any outside consultants in connection with selecting the nominees for election at the Annual Meeting.

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Director Criteria, Qualifications and Experience

Our Corporate Governance Guidelines contain qualifications that apply to director nominees recommended by our Nominating and Governance Committee. In the event that a vacancy on the Board of Directors arises, the Nominating and Governance Committee will consider and review the candidate’s following qualifications, relevant skills, qualifications and experience:

•	independence under applicable standards;
•	business judgment;
•	service on boards of directors of other companies;
•	personal and professional integrity, including commitment to the Company’s core values;
•	willingness to commit the required time to serve as a Board of Directors member;
•	familiarity with the Company and its industry; and
•	such other matters as the committee deems appropriate.

Board Diversity

The Board recognizes the value of having directors from a wide variety of backgrounds who bring diverse opinions, perspectives, skills, experiences, backgrounds and orientations to its discussions and its decision-making processes. A diverse board enables a more balanced, wide-ranging discussion in the boardroom, and is also important to the Company’s stockholders, its management and employees. For these reasons, the Nominating and Governance Committee also will consider the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors. In 2018, the Board of Directors appointed Ms. Siegel as a director, which further diversified the board.

Board Evaluations and Incumbent Directors

Our Board believes that a robust annual evaluation process is an important part of its governance practices.  For this reason, the Nominating and Governance Committee oversees an annual evaluation of the performance of the Board.  The committee distributes written evaluation surveys to each director, and the Chairman of the Board discusses the results of these written surveys with the individual directors. In addition, the Chairman shares the results of the surveys and interviews with the full Board for consideration with respect to director nominees, and Board and committee structure, composition and effectiveness.

With respect to the reelection of an existing director, the Nominating and Governance Committee will consider the results of the evaluation process and review the director’s:

•	past Board and committee meeting attendance and performance;
•	length of Board service;
•	personal and professional integrity, including commitment to the Company’s core values;
•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board;
•	independence under applicable standards; and
•	such other matters as the committee deems appropriate.

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Board Education

The Board of Directors engages in various activities to obtain additional insight into our business and industry, beneficial perspectives on the performance of the Company, the Board and our management, and on the Company’s strategic direction.  From time to time, the full Board receives presentations from its committees, and internal and external advisors, regarding current topics of interest.  The Company also makes resources available to individual directors, including access to director education from third party providers.

Director Independence Determinations

To qualify as “independent” under the NYSE listing standards, the Board of Directors must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) that would interfere with his or her exercise of independent judgment in carrying out his or her responsibilities as a director. The NYSE independent director criteria include, among other things, that the director not be our employee and not have engaged in various types of business dealings with us.

Majority independent directors 20% non-independent 80% independent

The Board of Directors has reviewed all direct or indirect business relationships of which it is aware between each director (including his or her immediate family) and us, including those relationships described under “Related Party Transactions” below, as well as each director’s relationships with charitable organizations, to assess director independence as defined in the listing standards of the NYSE. Based on this evaluation, the Board of Directors has determined that Messrs. Gannon, Korell, McMahon, Moncrief, Poladian and Sinnott and Mses. Powers and Siegel are independent directors as that term is defined in the listing standards of the NYSE. Neither Mr. Albrecht, the Chairman of the Board, nor Mr. Stevens, the President and Chief Executive Officer, is considered by the Board of Directors to be an independent director because of his prior or current employment with CRC.

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Board Leadership Structure and Committees

Chairman

The Board of Directors’ leadership structure separates the CEO and Chairman of the Board positions. Mr. Stevens currently serves as our President and CEO, and Mr. Albrecht serves as our non-executive Chairman.

The Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company, as the right leadership structure may vary as circumstances change. The Board of Directors believes it is in the best interest of the Company and its stockholders at this time to have separate CEO and Chairman positions, and have an independent director serve as Lead Independent Director working in conjunction with the Chairman. The Board of Directors has found that this structure enables the CEO to focus on operation of the Company’s business, while the Chairman and Lead Independent Director focus on leading the Board of Directors in its oversight role.

Lead Independent Director

The Board of Directors has created the position of Lead Independent Director, selected annually by the Board from among the independent directors. Mr. Korell has served as Lead Independent Director since December 2014, and the Board selected him to continue in this position at the meeting in February 2019. The Board of Directors believes that the Lead Independent Director position provides additional independent oversight for the Board and management. The responsibilities of the Lead Independent Director include acting as chair at meetings of the Board of Directors when the Chairman is not present, and preparing the agenda and presiding over executive sessions of the non-management directors of the Board of Directors.

Board Meetings and Attendance

During 2018, the Board of Directors held six meetings, and each of the standing committees held the number of meetings included in the description of the committees set forth below. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served that occurred during such directors’ terms in 2018.

Pursuant to our Corporate Governance Guidelines, directors are encouraged to attend our annual meetings of stockholders. Nine then-incumbent directors attended the annual meeting in May 2018.

Executive Sessions of the Board

The Board of Directors intends to hold regularly scheduled meetings of independent directors in executive session without management present in conjunction with each regular board meeting. In addition to these regularly scheduled meetings, executive sessions may be called upon the request of any independent director. In 2018, the Board of Directors held executive sessions on the day of all of the regularly scheduled board meetings.

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Committees of the Board

As of the date of this proxy statement, our Board of Directors has four separately designated standing committees. The membership and purposes of each of the committees are described below. Each of the standing committees operates under a written charter adopted by the Board. The Board of Directors and each committee has the power to hire independent legal, financial or other experts and advisors as it may deem necessary, without consulting or obtaining the approval of any officers of the Company in advance.

Audit Committee

Justin A. Gannon, Chair Harry T. McMahon Richard W. Moncrief Laurie A. Siegel

Our Audit Committee is composed entirely of independent directors pursuant to the applicable standards, including the heightened standards applicable to audit committee members. In addition to regularly scheduled meetings, the committee meets separately in executive sessions with representatives of our independent auditor, our independent reserves audit firm and our internal audit personnel. The Audit Committee approves the appointment and services of the independent auditor and reviews the general scope of audit and audit-related services, matters relating to internal controls and other matters related to accounting and reporting functions. The Audit Committee monitors the integrity of the financial statements of CRC. The committee oversees the Company’s compliance with ethical standards, and reviews material related party transactions. The Audit Committee also considers the qualifications and independence of the independent reserves engineering firm, and approves the selection and appointment of such firm. The Board of Directors determined that all of the members of the Audit Committee are financially literate and have accounting or financial management expertise, each as required by the applicable NYSE listing standards. The Board of Directors also determined that Mr. Gannon qualifies as an audit committee financial expert under the applicable rules of the Securities Exchange Act of 1934, as amended.

5 Meetings in 2018

Compensation Committee

Justin A. Gannon Harry T. McMahon, Chair Avedick B. Poladian Laurie A. Siegel

Our Compensation Committee is composed entirely of independent directors pursuant to the applicable standards, including the heightened standards applicable to compensation committee members. The committee is responsible for (i) determining compensation for our Chief Executive Officer and other executive officers, (ii) overseeing and approving compensation and employee benefit policies, (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure included in our annual proxy statement, and (iv) overseeing the evaluation of the performance of our executives.

4 Meetings in 2018

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Nominating and Governance Committee

Harold M. Korell Avedick B. Poladian Robert V. Sinnott, Chair

The Nominating and Governance Committee is composed entirely of independent directors. The committee makes proposals to the Board of Directors for candidates to be nominated by the Board of Directors to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating and Governance Committee develops and recommends a set of corporate governance guidelines to our Board of Directors and oversees the evaluation of our Board and its committees. Each year, the Nominating and Governance Committee determines which directors, if any, qualify as independent, disinterested, non-employee or outside directors under applicable standards. The Nominating and Governance Committee periodically reviews the advisability or need for any changes in the Board committee structure, and recommends to the Board the composition of each Board committee.

4 Meetings in 2018

Health, Safety and Environmental Committee

Harold M. Korell Richard W. Moncrief, Chair Anita M. Powers

Our Health, Safety and Environmental Committee is composed entirely of independent directors. The committee reviews and discusses the status of health, safety and environmental objectives, issues, laws and regulations with management. It also reviews our programs to ensure compliance with applicable laws and regulations, conservation of natural resources and related community engagement and periodically reports to the Board of Directors on matters affecting the Company.

4 Meetings in 2018

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The Board’s Role in Risk Oversight

Our Company’s management is responsible for the day-to-day management of risks to the Company. The Board of Directors has broad oversight responsibility for our risk management programs.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is now, or at any time since the beginning of 2018 has been, employed by or served as an officer of CRC or any of its subsidiaries or had any business relationship requiring disclosure with CRC or any of its subsidiaries. None of our executive officers is now, or at any time has been, since the beginning of 2018, a member of the compensation committee or board of directors of another entity one of whose executive officers has been a member of our Board of Directors or Compensation Committee.

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Communications with Directors

Our Board of Directors welcomes communications from our stockholders and other interested parties. Communications to our Board of Directors, to any committee of our board, to the Lead Independent Director (who presides over the executive sessions of our independent and non-management directors), or to any director in particular, should be sent to:

Board of Directors, committee name or director’s name, as appropriate

California Resources Corporation

Attention: Corporate Secretary

27200 Tourney Road, Suite 315

Santa Clarita, California 91355

We will forward all correspondence directly to the committee or individual director, as appropriate. Our independent directors approved our process for collecting and organizing stockholder communications to the Board of Directors.

If any stockholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at CRC, they should send their complaint in writing to Mr. Gannon, the Chairman of the Audit Committee, at the address listed above.

Availability of Corporate Governance Documents

We are committed to good corporate governance. In furtherance thereof, the Board of Directors has adopted governance documents to guide the operation and direction of the Board and its committees, which include Corporate Governance Guidelines, a Business Ethics Policy (which applies to all directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer) and charters for the Audit, Compensation, Nominating and Governance and Health, Safety and Environmental Committees. Each of these documents is available on our website (www.crc.com), and stockholders may obtain a printed copy, free of charge, by sending a written request to California Resources Corporation, Attention: Corporate Secretary, 27200 Tourney Road, Suite 315, Santa Clarita, California 91355. We will also promptly post on our website any material amendments to these documents and any waivers from the Business Ethics Policy for our directors and principal executive, financial and accounting officers.

Certain Relationships and Related Transactions

Policies and Procedures

Our Board of Directors adopted written policies regarding related party transactions. We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office implements procedures to obtain information from the directors and executive officers with respect to related party transactions. The Audit Committee reviews and discusses with management and the independent registered public accounting firm any material related party transactions as defined by, and required to be disclosed under, the rules of the Securities and Exchange Commission (“SEC”) and the NYSE. Agreements that embody transactions that are material in amount or significance are filed with the SEC as required.

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Our business ethics and corporate policies prohibit significant conflicts of interest. Any waivers of these policies require approval by the compliance officer, or in the case of conflicts of our executive officers or directors, the Board of Directors. Under our Business Ethics and Corporate Policies, conflicts of interest generally are deemed to occur when private or family interests do not appear impartial, interfere or compete with the interests of our Company.

We have multiple processes for reporting conflicts of interests and related party transactions. Under our Business Ethics and Corporate Policies, all of our directors and employees are required to report any known or apparent conflict of interest, or potential conflict of interest, to their supervisors, the compliance officer, a member of the corporate compliance committee, our legal counsel, human resources, or the Board of Directors, as appropriate. As part of any review of any conflict of interest, potential conflict of interest or related party transaction, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act or their ability to act in our best interest;
•	whether the transaction might affect a director’s independence under NYSE standards; and
•	any other matters deemed appropriate with respect to the particular transaction.

We also have other policies and procedures to prevent conflicts of interest and related person transactions. For example, the charter of our Nominating and Governance Committee requires that the committee members assess the independence of the non-management directors at least annually, including a requirement that it determine whether any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “Director Independence Determinations.”

Related Party Transactions

This section discusses transactions and relationships with related persons since the beginning of our most recently completed fiscal year.

Marketing Transactions

We sell and purchase products with subsidiaries of Plains All American Pipeline, L.P. (“Plains”). Funds managed by Kayne Anderson Capital Advisors L.P., of which Mr. Sinnott serves as co-chairman, and affiliates (“Kayne Anderson”) own approximately 10% of the general partner of Plains, approximately 1.41% of the limited partner units of Plains and an additional approximately 5.04% general partner interest in Plains GP Holdings, L.P. (the public portion of the general partner). Mr. Sinnott serves as a director for the general partner of Plains. For the year ended December 31, 2018, transactions with Plains accounted for approximately $181 million of our net sales.

Transactions with Related Persons, Promoters and Certain Control Persons

Certain funds controlled by Kayne Anderson Investment Management, Inc. (“Kayne Anderson Investment”), of which Mr. Sinnott serves as President, purchased in 2016, and as of December 31, 2018 continued to hold, approximately $12.5 million in aggregate principal amount of our 8% secured second lien notes due 2022. Mr. Sinnott did not participate in Kayne Anderson’s decision-making process with respect to these transactions.

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Other Governance Matters

Other Governance Matters

Shareholder Engagement

In 2018, we reached out to our largest shareholders, including those who held in aggregate over one-third of our total outstanding shares, for meetings on corporate governance issues.   In the meetings that were arranged, we discussed recent governance changes, board refreshment and diversity practices, and compensation philosophy.  We also asked about broader trends and practices on corporate governance for Board feedback and consideration.

At the 2018 annual meeting, the Board submitted proposals to amend the Company’s certificate of incorporation to reduce the current supermajority vote thresholds to majority votes.  These proposals only received votes for approval from approximately 42% of the total outstanding shares, which were short of the 75% required approval threshold.  However, we received feedback from our shareholder engagement meetings that we should resubmit these proposals for consideration at the 2019 Annual Meeting, so the Board has included these proposals in this proxy statement.

Sustainability and Stewardship

In 2017, CRC consulted with its workforce, state and community leaders, sustainability professionals and labor and non-profit groups about ways to expand our annual HSE metrics and enhance our life-of-field planning process.  As a result of this dialogue, CRC adopted four 2030 Sustainability Goals – for water recycling, renewables, methane and carbon – in 2017 which advance California’s 2030 goals and aid in our life-of-field planning process. CRC issued a Sustainability Report describing the goals that year, in addition to its annual water management summary.  The report noted that the Sustainability Goals are subject to liquidity, funding and permitting and are measured against a 2013 baseline, the year before CRC launched as an independent company and also a baseline year for certain state goals.

In 2018, CRC adopted specific quantitative targets for the Sustainability Goals, and its 2018 Sustainability Report described those targets, the specific projects and teams assigned to each goal and the Company’s progress toward meeting the goals.  CRC has committed to report annually on its progress, which is specifically tied to the review of individual performance of Company executives, since our executives have an ability to advance the successful attainment of the Sustainability Goals. The specific 2030 targets against a 2013 baseline and our progress through 2018 are detailed on our website Sustainability page (www.crc.com/sustainability) and the 2018 Sustainability Report which is hosted on the Sustainability page.  Our 2030 targets against a 2013 baseline are summarized below:

Water Goal -- Increase volume of recycled produced water by 30%.

Renewables Goal -- Integrate renewables into oil and gas operations by adding 10 MW from renewable sources.

Methane Goal -- Reduce methane emissions by 50%.

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Other Governance Matters

Carbon Goal -- Design and permit a carbon capture and sequestration system at Elk Hills by 2030 that would, if permitted, funded and installed, reduce GHG emissions by 30%.

CRC’s 2030 Sustainability Goals underscore the Company’s commitment to serve as a responsible steward of California’s natural resources and to advance California’s long-term goals.  Importantly, by helping to increase local production of oil, natural gas and electricity, CRC also:

➢	sustains careers for working Californians from diverse backgrounds, including union workers who build and maintain CRC’s facilities;
➢	generates government revenues that fund essential public services;
➢	makes our energy supply more secure, affordable and reliable for Californians;
➢	reduces reliance on energy imports from distant states and across the globe; and
➢	strengthens our economy and society by making California more resilient and self-sufficient.

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Audit Committee Report

Audit Committee Report

The Audit Committee of the Board of Directors of California Resources Corporation approves the appointment and services of the independent registered public accounting firm, and monitors (1) the integrity of the financial statements of CRC; (2) the independent registered public accounting firm’s qualifications, independence and performance; (3) the effectiveness and performance of CRC’s internal audit function; (4) CRC’s system of disclosure controls and procedures, internal control structure over financial reporting and compliance with ethical standards; and (5) the compliance by CRC with legal and regulatory requirements related to financial statements.

The Board of Directors has determined that each of the members of the Audit Committee satisfies the standards of independence established under the SEC’s rules and regulations and listing standards of the NYSE. The Board of Directors has further determined that each of the members of the Audit Committee is financially literate and that Mr. Gannon is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In connection with our financial statements for the year ended December 31, 2018, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements contained in CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;
•	discussed with CRC’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by applicable auditing standards;
•

received the written disclosures from KPMG LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	discussed with KPMG LLP its independence from CRC and members of its management;
•	considered any non-audit services in assessing auditor independence;
•	had an executive session with KPMG LLP to provide them with the opportunity to discuss any other matters that they desired to raise without management present; and
•

had an executive session with Ryder Scott Company, CRC’s independent reserves audit firm, to discuss the oil and gas reserves determination process and related public disclosures, and to provide them with the opportunity to discuss any other matters that they desired to raise without management present.

Based on the review and discussions with CRC’s management, independent registered public accounting firm and independent reserves audit firm, as set forth above, the Audit Committee recommended to CRC’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Audit Committee,

Justin A. Gannon

Harry T. McMahon

Richard W. Moncrief

Laurie A. Siegel

February 19, 2019

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Compensation Committee Report

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides a description of the elements and key features of our compensation program, as well as context and rationale for decisions made with respect to the compensation for our “named executive officers” or “NEOs” for the year ended December 31, 2018, who are identified below:

Name	Position
Todd A. Stevens	President and Chief Executive Officer
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer
Darren Williams	Executive Vice President–Operations and Geoscience
Charles F. Weiss	Executive Vice President–Public Affairs
Shawn M. Kerns	Executive Vice President–Operations and Engineering

Table of Contents

Compensation Discussion and Analysis	25	Key Compensation Policies and Practices	54
Execution of Our Strategic Priorities in 2018	26	Stock Ownership Guidelines	54
Historical Perspective – Drivers of Strategic Priorities	27	Clawback Policy	54
Aligning Pay with Stockholder Interests	30	Anti-Hedging and Anti-Pledging Policy	55
Linkage Between Pay and Performance	31	Compensation Risk Management	55
Realizable Pay Analysis	32	Tax Considerations	55
Stockholder Outreach	33	Compensation Committee Report	56
Stockholder Approval of Executive Compensation	33	Executive Compensation Tables	57
Elements of Our Compensation Program	34	Summary Compensation Table	57
Compensation Philosophy	34	Grants of Plan-Based Awards	59
Compensation Program Best Practices	34	Outstanding Equity Awards at December 31, 2018	60
Compensation Peer Group Selection	35	Option Exercises and Stock Vested in 2018	61
2018 Compensation Program	38	2018 Nonqualified Deferred Compensation Table	61
2019 Compensation Program	49	CEO Pay Ratio	62
Our Executive Compensation Process	52	Potential Payments upon Termination or Change in Control	63
Role of Compensation Committee	52	Director Compensation	65
Role of Management	52	Program Objectives	65
Role of Independent Compensation Consultants	52	Program Elements	65
Use of Compensation Data	52	2018 Compensation of Directors	65
Other Compensation and Benefits	52
Conversion of Occidental Long-Term Incentive Awards in Connection with Spin-off in 2014	54

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Compensation Committee Report

Execution on Our Strategic Priorities in 2018

In 2018, our management team continued to deliver significant accomplishments against our strategic priorities which the Compensation Committee considered as part of its review of management’s performance for compensation purposes.

2018 Strategic Priorities	Performance on Strategic Priorities

Use our Value Creation Index (VCI)(1) metric to ensure consistent, disciplined and effective capital allocation

>    Increased investment to $747 million which included over $100 million of development JV capital to support higher activity. At current prices, the program provides VCIs above our threshold and replaced over 296% of reserves with an F&D cost of $8.76.(2)

>    Consolidated remaining interests in the former Elk Hills unit to add production, reserves, cash flow, operational synergies and longer-term development. This flagship asset provides potential carbon capture opportunities to further our sustainability goals.

Optimize operational performance to capture efficiencies, improve results and reduce costs

>    Implemented $34 million of annualized synergies through Elk Hills consolidation, which was significantly more than expected and within a shorter timeframe than originally anticipated.

>    Managed controllable costs despite increase in activity and energy and fuel gas costs. Quarterly per unit production costs decreased sequentially throughout 2018.

>    Adjusted EBITDAX margin(3) increased in 2018 from the prior year.

Utilize our technical knowledge and experience to target production growth, future expansion and hydrocarbon recovery	> Benefiting from our low decline and our acquisition of the remaining interests in the former Elk Hills unit, we increased production by 2% from the prior year to 132,000 Boe/d.

Strengthen our balance sheet

>    Negotiated new bank amendments to provide additional flexibility to repurchase notes and allow for further balance sheet actions.

>    Opportunistically repurchased debt at a discount.

>    Monetized a portion of our midstream assets to reduce debt and facilitate the accretive Elk Hills acquisition.

>    Reduced leverage ratio from 6.8x to 4.7x.(4)

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Compensation Committee Report

2018 Strategic Priorities	Performance on Strategic Priorities

Maintain exceptional health, safety and environmental practices and promote diversity

>    CRC’s exemplary safety performance was recognized by the National Safety Council with 14 awards in 2018, and our team also upheld CRC’s important role as a net water supplier in California.  We also received the CDP’s second-highest rating among U.S. independent exploration and production companies.

>    Achieved the Company’s 2018 quantitative HSE metrics and continued to advance specific projects through which it expects to meet its 2030 Sustainability Goals.

>    Sponsored a variety of scholarship, internship and training programs and developed specific, targeted programs to diversify and expand our current workforce and future candidates.

>    Supported CRC’s WIN to promote women’s professional development and leadership.

(1)

We use a VCI metric for project selection and capital allocation across our portfolio of opportunities. We calculate VCI for each of our projects by dividing the net present value of the project’s expected pre-tax cash flow over its life by the present value of the investments, each using a 10% discount rate.

(2)	See Annex A for how CRC calculates the non-GAAP measures of reserve replacement ratio and F&D costs.
(3)	See Annex A for CRC’s calculation of the non-GAAP measures of adjusted EBITDAX and adjusted EBITDAX margin.
(4)	CRC calculated the leverage ratio by dividing the face value of its total long-term debt by the last twelve months adjusted EBITDAX.

Historical Perspective – Drivers of Strategic Priorities

CRC was spun off from Occidental Petroleum Corporation on November 30, 2014. Occidental burdened CRC with a substantial debt load of $6.3 billion, which peaked at $6.765 billion including the effect of the capital program being implemented by Oxy immediately prior to the spin-off, and implemented the spin-off just as a severe and extended downturn in commodity prices began.

Our highly leveraged balance sheet, resulting from decisions made by Occidental prior to the spin-off, has been a significant factor disproportionately affecting our stock price performance in a negative manner compared to our industry peers during the recent downturn. For perspective, despite achieving total shareholder returns that were the best of our peer group for 2018 and top quartile for the two-year period 2017-2018, CRC’s equity market capitalization decreased almost 70%, from $2.8 billion at the spin-off to $0.8 billion at December 31, 2018.

To address stockholder concerns regarding CRC’s leverage, our management team focused on the difficult task of reducing our debt in the low commodity price environment. Since the second quarter following the spin-off, when our debt level reached its peak, management has significantly reduced our debt without unduly increasing our interest costs or significantly diluting our equity.

As a result of these priorities, CRC has had very limited capital available to invest and production has declined compared to CRC’s peers who had greater access to capital because of their lower leverage.

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Compensation Committee Report

The charts below outline the swift, decisive actions management has taken through the commodity downturn that have positioned CRC for growth as commodity prices recover, as well as the different mechanisms our management team employed to reduce CRC’s outstanding debt. During this period our management team worked constructively with our bank lenders to negotiate eight amendments to our credit facility, including an amendment in 2018.

HISTORY OF PROACTIVE DECISIONS

ACTIONS TO REDUCE DEBT

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Compensation Committee Report

The table below compares CRC’s stock performance to peers.

EQUITY PERFORMANCE

In summary, our stock price performance during the industry downturn has been disproportionately affected by the highly leveraged balance sheet that we inherited from Occidental. Our management team has made significant accomplishments in deleveraging the balance sheet and improving CRC’s strategic position to take advantage of potential future commodity price increases.

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Compensation Committee Report

Aligning Pay with Stockholder Interests

Since our spin-off in 2014, the Compensation Committee has taken several actions to ensure our executive compensation program is aligned with stockholder interests.

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Compensation Committee Report

Linkage Between Pay and Performance

Our compensation program is well designed to link the pay realized by our executives to the performance of CRC and the returns to our stockholders, while also providing retention incentives necessary to retain our executives through this challenging period.

The pay mix at target grant date values for our chief executive officer and other named executive officers for 2018 was primarily long-term and performance-based.

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Compensation Committee Report

Realizable Pay Analysis

The chart below illustrates the degree to which our CEO’s realizable pay has been impacted by changes in the stock price after the grant date, illustrating the significant alignment of CRC’s compensation program with shareholder returns.

Notes regarding the CEO Realizable Pay:

•

Realizable Pay is defined as: (i) base salary paid each year; (ii) actual annual incentive earned for the year; (iii) for option grants, the intrinsic (“in-the-money”) value of each year’s grant as of December 31, 2018; (iv) for restricted stock grants, the value of each year’s grant based on the December 31, 2018 stock price; (v) for performance awards that have vested, the value of the award based on the actual payout percentage and the stock price at December 31, 2018; and (vi) for performance awards that have not vested, the target payout of the award based on the stock price as of December 31, 2018.

•

2014 realizable Annual Incentive reflects payout at 105% of target. The Compensation Committee exercised negative discretion in the determination of the payout based on economic conditions at the time of the payout, reducing the payout from significantly above target to 105% of target.

•

2014 realizable Long-Term Incentives were all stock-based and reflect 60% of the target long-term incentive value in the form of stock options that are significantly underwater with an exercise price of $81.10 compared to the stock price of $17.04 as of December 31, 2018.

•	2015 Base Salary reflects the full year at the CRC Base Salary, which was not increased over the initial Base Salary at the time of the Spin-off.
•

2015 realizable Annual Incentive reflects payout at 92% of target. The Compensation Committee exercised negative discretion in the determination of the payout based on economic conditions at the time of the payout, reducing the payout from above target to 92% of target.

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Compensation Committee Report

•

2015 realizable Long-Term Incentives were all stock-based and reflect 20% of the target long-term incentive value in the form of stock options that are significantly underwater with an exercise price of $42.00 compared to the stock price of $17.04 as of December 31, 2018. The performance-based portion reflects actual payout at 116.55% of target.

•	2016 realizable Base Salary reflects a 10% reduction from March 2016 to October 2016 implemented to conserve cash during the most severe period of the downturn in oil prices.
•

2016 target Long-Term Incentives reflect a total grant date value that was 30% lower than the prior year to be consistent with anticipated changes in peer company grant values due to the sustained downturn in oil prices.

•

2016 realizable Long-Term Incentives reflect the effect on the RSU portion (50% of the target value) of the increase in the stock price from the May 27, 2016 grant date ($15.40) to December 31, 2018 ($17.04).

•

2017 realizable Long-Term Incentives reflect the effect on the RSU portion (50% of the target value) of the decrease in the stock price from the February 13, 2017 grant date ($18.81) to December 31, 2018 ($17.04).

•	2018 realizable Long-Term Incentives reflect the effect of the decrease in the stock price from the February 21, 2018 grant date ($18.34) to December 31, 2018 ($17.04).

Stockholder Outreach

We regularly request meetings with several of our stockholders to discuss our governance and executive compensation practices. Overall, we received positive feedback on our corporate governance and compensation practices as part of our 2018 stockholder outreach initiative, in particular with regards to the changes we made to our compensation program in 2018:

WHAT WE HEARD	WHAT WE DID
✓ Stockholders would like to see greater proportion of executive compensation aligned with stockholders	✓ Increased proportion of executive compensation that is equity-based and performance-based beginning in 2018
✓ Stockholders would like to see greater proportion of annual incentive based on quantitative measures	✓ Reduced qualitative strategic and individual portion of the annual incentive beginning in 2018
✓ Stockholders would like to see more detailed disclosure regarding annual incentive payouts	✓ Provided more detailed disclosure regarding payouts under the strategic and individual portion of our annual incentive beginning with the 2018 proxy statement

We will continue to reach out to stockholders to solicit feedback to ensure that our governance and executive compensation practices align with stockholders’ expectations.

Stockholder Approval of Executive Compensation

Our stockholder advisory vote in 2018 on the compensation paid to our named executive officers in 2017, resulted in a 96.5% approval of such compensation. In adjusting our executive compensation programs, the Compensation Committee considered the results of last year’s advisory vote on executive compensation and many other factors, including the Compensation Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by the Compensation Committee's independent compensation consultant, feedback from our ongoing stockholder outreach initiative and review of data relating to pay practices of our compensation peer group.

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Compensation Committee Report

Elements of Our Compensation Program

Compensation Philosophy

The following core principles form the foundation of our compensation program:

•	Compensation programs should motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential reward.
•	A high percentage of senior executives’ pay should be based on performance to ensure the highest level of accountability to stockholders.
•	Performance-based pay should offer an opportunity for above market compensation when our performance exceeds our goals balanced by the risk of below market compensation when it does not.
•	Our compensation programs should focus our executives on the long-term performance of the Company, thereby more closely aligning our executives’ interests with those of our stockholders.

Compensation Program Best Practices

Our executive compensation program is well-designed, incorporates best practices and is governed by a highly engaged Compensation Committee. Our short-term and long-term incentive plans are primarily performance-based and are intended to align with the short- and long-term best interests of stockholders. The Compensation Committee has engaged in best practices to further align executive pay with Company performance and to ensure good governance in the following ways:

WHAT WE DO We pay for performance. A significant portion of the compensation of our named executive officers is directly linked to the Company’s performance, by way of a compensation structure that includes performance-based annual and long-term incentive awards. We are stockholder-aligned. Annual and long-term incentive awards are based on performance measures that are aligned with the creation of value for our stockholders. A majority of the outstanding long-term incentive awards for our named executive officers are stock-based.  We have “double trigger” change in control provisions. Our change in control arrangements for named executive officers require both the occurrence of a change in control event and termination of employment before applicable vesting of awards occurs. We provide market-competitive compensation. Our compensation program is competitive within our industry and recognizes evolving governance practices, which allows us to attract and retain key talent. We have stock ownership requirements. We maintain stock ownership guidelines which require our named executive officers and directors to have meaningful stock ownership in the Company. We have a clawback policy. Our Compensation Recoupment and Clawback Policy allows the Company to require reimbursement of incentive compensation in certain circumstances. We seek independent advice. The Compensation Committee retains an independent advisor to review executive compensation and provide advice to the Compensation Committee.

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Compensation Committee Report

WE DON’T DO We do not have individual employment agreements. We do not have employment agreements with any of our named executive officers. We do not allow hedging or pledging. Our Insider Trading Policy prohibits certain transactions involving our stock, including hedging and pledging. We do not allow the repricing of stock options. Our equity incentive plan prohibits the repricing or backdating of stock options. We do not offer enhanced retirement benefits. Our nonqualified defined compensation plan provides restorative, but not enhanced, retirement benefits for executives. We do not encourage excessive risk or inappropriate risk taking through our incentive programs. Our plans do not motivate executives to engage in activities that create ssive or inappropriate risk for the Company.

Compensation Peer Group Selection

The Compensation Committee believes that the most relevant compensation peer companies are those that could compete for our talent with similar operating complexity and financial characteristics to CRC. The Compensation Committee reviews the peer companies each year based on the criteria below and adjusts as necessary to ensure alignment with those objectives.

Characteristic	Rationale
Enterprise Value	• Indicator of size, situational factor and financial strategy • Due to our highly leveraged balance sheet, the Compensation Committee focused on Enterprise Value statistics
Asset Value

•    Indicator of size

•    Indicator of geographic footprint, business model, operational complexity and competition for talent

•    The Compensation Committee does not believe executives at smaller companies face comparable responsibilities and challenges

Peer company selection based on equity market capitalization would generally result in companies that are much smaller in complexity and scope of operations than CRC due to our highly leveraged balance sheet and resulting depressed equity market capitalization. The Compensation Committee does not believe that companies with similar equity market capitalizations represent the competitive market for our executive team’s skills and experience and accordingly believes that setting CRC compensation levels consistent with these smaller companies would penalize our management team for factors beyond their control, causing substantial retention problems.

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Compensation Committee Report

2018 Peer Group

Prior to making 2018 compensation program design decisions in February 2018, the Compensation Committee reviewed our 2017 compensation peer companies and decided an increase in the number of peer companies from 15 to 23 would provide a broader industry perspective. In addition to adding nine companies, Concho Resources Inc. was removed due to its larger size relative to CRC.

Company	Enterprise Value (July 2017)	Asset Value (June 2017)
Cabot Oil & Gas Corporation	$ 13,376	$ 5,219
Cimarex Energy Co.	$ 11,797	$ 4,563
Diamondback Energy, Inc. *	$ 11,217	$ 6,784
Parsley Energy, Inc.	$ 8,795	$ 8,086
Range Resources Corporation	$ 8,624	$ 11,621
Southwestern Energy Company *	$ 8,009	$ 7,150
Newfield Exploration Company	$ 7,747	$ 4,595
WPX Energy, Inc.	$ 7,400	$ 7,962
RSP Permian, Inc. *	$ 6,643	$ 5,859
Murphy Oil Corporation	$ 6,411	$ 10,137
Energen Corporation	$ 5,990	$ 4,747
Whiting Petroleum Corporation	$ 5,232	$ 9,405
EP Energy Corporation	$ 4,733	$ 4,888
Oasis Petroleum Inc.	$ 4,513	$ 6,262
Laredo Petroleum, Inc. *	$ 4,449	$ 1,941
SM Energy Company	$ 4,323	$ 6,213
Gulfport Energy Corporation *	$ 4,308	$ 5,294
PDC Energy, Inc. *	$ 4,054	$ 4,657
QEP Resources, Inc.	$ 3,906	$ 7,266
Denbury Resources Inc.	$ 3,667	$ 4,425
Matador Resources Company *	$ 3,242	$ 1,777
Carrizo Oil & Gas, Inc. *	$ 2,915	$ 1,964
Callon Petroleum Company *	$ 2,725	$ 2,582
25th Percentile	$ 4,181	$ 4,579
50th Percentile	$ 5,232	$ 5,294
75th Percentile	$ 7,878	$ 7,208
California Resources Corporation	$ 5,655	$ 6,154
Percentile Rank	53%	58%

* 2018 addition to peer group

*

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Compensation Committee Report

2019 Peer Group

In July 2018, the Compensation Committee reviewed the compensation peer companies and determined that no changes were needed for 2019 compensation planning purposes, other than removing RSP Permian, Inc., in light of its pending acquisition.

Company	Enterprise Value (June 2018)	Asset Value (June 2018)
Diamondback Energy, Inc.	$14,922	$ 8,225
Cabot Oil & Gas Corporation	$ 11,303	$ 4,538
Parsley Energy, Inc.	$ 11,076	$ 8,941
Cimarex Energy Co.	$ 10,733	$ 5,260
WPX Energy, Inc.	$ 9,332	$ 8,127
Newfield Exploration Company	$ 8,214	$ 5,122
Range Resources Corporation	$ 8,154	$11,730
Energen Corporation	$ 7,850	$ 5,206
Murphy Oil Corporation	$ 7,813	$ 9,938
Whiting Petroleum Corporation	$ 7,630	$ 7,533
Oasis Petroleum Inc.	$ 6,932	$ 7,639
Southwestern Energy Company	$ 6,518	$ 7,713
QEP Resources, Inc.	$ 5,365	$ 7,609
SM Energy Company	$ 5,138	$ 6,660
PDC Energy, Inc.	$ 5,107	$ 4,522
Denbury Resources Inc.	$ 5,206	$ 4,487
EP Energy Corporation	$ 4,857	$ 4,989
Gulfport Energy Corporation	$ 4,304	$ 6,028
Matador Resources Company	$ 4,171	$ 2,276
Carrizo Oil & Gas, Inc.	$ 3,896	$ 2,539
Callon Petroleum Company	$ 3,095	$ 2,836
Laredo Petroleum, Inc.	$ 3,039	$ 2,088
25th Percentile	$ 4,919	$ 4,526
50th Percentile	$ 6,725	$ 5,644
75th Percentile	$ 8,199	$ 7,695
California Resources Corporation	$ 7,471	$ 6,699
Percentile Rank	56%	57%

Prior to making 2019 compensation program design decisions in February 2019, the Compensation Committee removed Energen Corporation in light of its pending acquisition.

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Compensation Committee Report

2018 Compensation Program

In February 2018, the Compensation Committee made 2018 compensation program design decisions focused on paying for performance, motivating and retaining the current management team and managing the remaining shares available for grants with the continued low stock price.

Compensation Program Changes Made for 2018

The Compensation Committee considered feedback received through stockholder outreach and made the following changes to the compensation program for 2018:

•	Reduced the strategic and individual objective portion of the annual incentive from 40% to 20%
•

Increased the portion of compensation that is performance-based by granting premium-priced stock options in place of 20% of the long-term incentive that was time-vested restricted stock, resulting in 60% of the long-term incentive value granted as performance-based awards

•	Changed the long-term performance-based award to be equity-based

2018 Compensation Program Elements

Our 2018 compensation program for our CEO and other NEOs is comprised of the following elements, which are discussed in more detail below:

2018 COMPENSATION PROGRAM ELEMENTS

Restricted Stock ( 40% of LTI) > Time-vested 1/3 per year > Stock- and cash- settled Long-Term Incentive (LTI) Annual incentive base salary Performance Stock (50% of LTI) > 3-year performance period > 50% VCI (three-year average) > 50% Relative unit costs - Combined production cost and G&A per BOE - CRC change in costs vs. Peer Companies' change > Stock-based, stock- and cash-settled Stock Options (10% of LTI) > Vest 1/3 per year > 7-year exercise period > Exercise price 10% above grant date price Annual incentive award > vci (current year) > production > production costs > ebitdax > debt > hse – injury and illness rate (IIR) > hse – spill prevention > hse – net water supplied to agriculture > individual goals

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Compensation Committee Report

2018 Base Salaries

The Compensation Committee reviewed the base salaries of the NEOs to determine if they remained appropriately positioned against the market data and internally aligned. The Compensation Committee adjusted base salaries for some of the NEOs based on the individual’s performance, scope of job responsibilities, internal alignment and position relative to peer group compensation data.

Name	2018 Annual Base Salary	2017 Annual Base Salary	Rationale for Action
Todd A. Stevens	$875,000	$825,000	Performance and alignment with peer group median
Marshall D. Smith	$600,000	$600,000	Well positioned internally and against peer group
Darren Williams	$450,000	$450,000	Well positioned internally and against peer group
Charles F. Weiss	$440,000	$425,000	Performance and internal alignment
Shawn M. Kerns	$400,000	-	Scope of responsibilities and internal alignment

2018 Annual Incentive Design

The annual incentive component of our 2018 compensation program was designed to promote the achievement of financial, operating and strategic results that are aligned with creation of stockholder value. Based on feedback from stockholders to reduce the qualitative portion of the award, the performance measures were comprised of quantitative financial and operational measures for 80% of the target annual incentive and qualitative individual objective measures for 20% of the target annual incentive.

Aligning performance criteria with our strategic areas of focus for the year, the Compensation Committee approved performance measures designed to encourage decision making that will enhance stockholder value creation. The Compensation Committee approved performance criteria based on expected results under CRC’s business plan at the time they were established in February 2018. Target performance criteria were set at levels that would represent successful execution of the 2018 business plan, and maximum performance criteria were set at levels that would represent significant outperformance against the 2018 business plan.

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Compensation Committee Report

The table below provides the weightings for each performance measure and the threshold, target, and maximum performance criteria as established by the Compensation Committee. Also shown in the table are the actual 2018 results under each quantitative performance measure and the resulting percentage of target bonus payout.

Performance Measure (1)	Component Weighting (a)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	2018 Results	Component Payout as Percent of Target (b)	Resulting % of Target Bonus Payout (a) x (b)
Investment Value Creation Index (VCI)	20%	1.10	1.30	1.50	1.59	200%	40.00%
Operations Production Production Costs	5% 5%	124 $908	127 $886	130 $844	132.3 $912	200% 0%	10.00% 0.00%
Health, Safety & Environmental (HSE)	10%
- Combined IIR (33%)		0.60	0.50	0.40	0.50	100%	3.33%
- Spill prevention rate (33%)		99.9991%	99.9995%	99.9998%	99.9996%	133%	4.44%
- Net water supplied to Ag (34%)		180%	209%	238%	276%	200%	6.67%
Liquidity - EBITDAX - Debt	20% 20%	$762 $5.0	$800 $4.5	$880 $4.0	$1,047 $5.3	200% 0%	40.00% 0.00%
Total Quantitative Measures	80%					130.56%	104.45%
Strategic and Individual Objectives	20%	Multiple Individual Measures				0% - 200%	0% - 40%
					Range of Potential Payouts	104.45% - 144.45%
					Negative Discretion Applied by Compensation Committee	-
					Final Payout Range	104.45% - 144.45%
(1)	Descriptions of the performance measures:

Performance Measure	Description
Value Creation Index

VCI is calculated at year end as the discounted expected future revenue (using SEC pricing) from production of reserves added during 2018 net of production operating expenses and taxes other than income taxes, but before any general and administrative charges and income taxes, divided by the discounted capital invested for 2018, each using a 10% discount rate.  The Compensation Committee decided to change the pricing assumptions from 5-year Brent strip, held stable after 5 years, due to the extreme volatility of Brent pricing at year end. The SEC pricing has been less volatile, is consistent with reserve reporting requirements and better reflects the conditions under which management makes its investment decisions that result in the VCI achieved.

Production	Total production in thousands of barrels of oil equivalent per day (Boep/d)
Production Costs	Absolute production cost (millions)
HSE – Combined IIR	Injury and illness incidence rate of employees and contractors
HSE – Spill Prevention Rate	(Boe produced minus net reportable oil spill volume) divided by Boe produced
HSE – Net water supplied to Ag	Volume of water supplied to agriculture divided by volume of fresh water purchased
EBITDAX	Adjusted EBITDAX (millions) excluding EBITDAX attributable to the BSP JV ($70 million). See Annex A for CRC’s calculation of adjusted EBITDAX.
Debt	Face value of outstanding debt less available cash (billions)

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Compensation Committee Report

All executives were subject to the same Investment, Operations, Health, Safety and Environmental, and Liquidity quantitative measures. The actual 2018 results against these goals yielded a payout of 130.56% of target for the quantitative measures portion of the annual incentive.

2018 Annual Incentive Targets

The Compensation Committee reviewed the annual incentive targets for each of our NEOs against Peer Group market data, and with consideration to internal equity. In February 2018, the Compensation Committee determined that the 2018 annual incentive targets for the NEOs, other than Mr. Kerns, remained appropriate at the 2017 levels and no changes were made for 2018. For Mr. Kerns, the Compensation Committee determined his target based on the scope of his job, Peer Group market data and internal equity.

Name	2018 Annual Incentive Target
Todd A. Stevens	110%
Marshall D. Smith	100%
Darren Williams	90%
Charles F. Weiss	75%
Shawn M. Kerns	80%

2018 Individual Annual Incentive Results

For each of our NEOs, the executive’s performance in 2018 was considered against his strategic and individual objectives in determination of the payout amounts under the 2018 Annual Incentive as described below. Each of the NEOs had individual objectives covering some of the following areas:

-	Execution of strategic plan and initiatives
-	Debt management
-	Quality and consistency of risk management efforts
-	Results of ongoing and planned regulatory approval processes
-	Outreach and dialogue with stakeholders on key community and public policy issues
-	Succession planning and leadership development
-	Stockholder relations

The following tables present a partial list of the accomplishments the Compensation Committee reviewed in determining the payout amounts for each of the NEOs.

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Todd A. Stevens – President and Chief Executive Officer

Objective Area	Accomplishments and Actions
Execution of strategic plan and initiatives Debt Management

Executed a large midstream joint venture which provided funding for the purchase of Chevron’s interest in the former Elk Hills unit, providing greater flexibility at our flagship asset to be able to create value and continue to drive down costs.

Executed upstream joint ventures that made an immediate impact, helping CRC manage cash flow and add value through proving up additional inventory and de-risking existing inventory.

Restructured the organization around focus on VCI and management of cash margins, pushing ownership, decision making and responsibility down in the organization with a focus on allocating human capital to the most valuable projects and managing field level operating costs and G&A.

Maintained focus on controllable costs as activity ramped up through the year and then tempered at year-end due to extreme oil price volatility.

Continued execution of opportunistic hedging strategy targeting 50% of oil production, underpinning cash flows and maximizing liquidity, resulting in a net derivative gain for 2018.

Obtained reaffirmation of the borrowing base under our credit agreements while removing assets from the borrowing base, creating greater flexibility for debt repurchases.

Outreach and dialogue with stakeholders on key community and public policy issues

Engaged on industry specific and business-related issues by maintaining and developing working relationships with key policy and decision makers in local and state governments so that CRC has a seat at the table on important issues.

Championed community involvement through company support for employee engagement in the communities where we live and work.

Stockholder relations

Participated in 19 equity and 4 debt conferences during 2018, along with 7 non-deal road shows.

Met with over 670 different investors throughout 2018.

Continued to receive positive feedback from our largest holders.

Quality and consistency of risk management efforts

Constantly reinforced safety culture and importance of environmental protection, resulting in achievement of record or near record environmental performance with respect to spills, air emissions, and water delivered to agriculture. Achieved third best safety year on record despite the increased activity for the year.

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Compensation Committee Report

Succession planning and leadership development

Formalized the mentor program structured with senior advisors in the engineering and geoscience functions to provide future leaders with access to resources to help develop leadership skills.

Supported formal external leadership training program for future leaders.

Identified key personnel risks and created succession plans to mitigate risks.

Marshall D. Smith – Senior Executive Vice President and Chief Financial Officer

Objective Area	Accomplishments and Actions
Debt management

Completed eighth amendment of CRC’s senior bank facility and first amendment of the 2017 credit agreement, restoring $300 million of repurchase capacity and allowing us to repurchase debt at a discount with no time limit, enhancing our ability to refinance the 2016 and 2017 term loans.

Lead borrowing base reviews resulting in affirmation of the borrowing base even with significant non-core properties removed from borrowing base properties, creating greater flexibility for debt repurchases.

Stockholder relations

Effectively communicated with both equity and fixed income investors (including banks) on CRC’s value proposition and strategic direction.

Developed and maintained critical relationships necessary to facilitate negotiations on debt management.

Darren Williams – Executive Vice President – Operations and Geoscience

Objective Area	Accomplishments and Actions
Execution of strategic plan and initiatives

Implemented new Operations Resources organization to provide consistent and efficient execution across all of CRC’s assets.

Instilled culture of drill readiness and long-term planning, resulting in growth of permit inventory.

Delivered 10-well exploration program generating over $170 million net PV10 with a fully-burdened VCI of 1.5, primarily funded through farmout agreements.

Oversaw refocused 2018 investment plan leading to sustained organic production growth in second half of 2018.

Focused on value and margins, delivering significant increases in operating area margins from Q1 to Q4.

Supported Geoscience teams to present at external conferences which showcased quality of CRC assets and technical capabilities.

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Compensation Committee Report

Charles F. Weiss – Executive Vice President – Public Affairs

Objective Area	Accomplishments and Actions
Quality and consistency of risk management efforts

Delivered effective risk evaluation, mechanical integrity and HSE assessment programs for significant pipelines and facilities.

Championed the Safety Leadership Team and programs that enabled CRC to meet or exceed our 2018 quantitative HSE metrics and qualitative objectives.

Obtained third party revalidation of CRC’s HSE management system.

Successfully completed multiple pipeline audits, major emergency drills and targeted HSE awareness campaigns to sustain exemplary performance and regulatory compliance.

Outreach and dialogue with stakeholders on key community and public policy issues

Oversaw implementation of CRC’s Community Outreach Plan to increase our advocacy and education on energy literacy and the importance of local production, leveraging our workforce and coalitions with business, labor, agriculture and diverse community organizations.

Revised CRC’s Sustainability Report and achieved the highest environmental and second highest social rating from an industry leading corporate governance advisor.

Updated CRC’s Carbon Disclosure Project response and achieved the second-highest rating among U.S. independent exploration and production companies.

Shawn M. Kerns – Executive Vice President – Operations and Engineering

Objective Area	Accomplishments and Actions
Execution of strategic plan and initiatives Succession planning and leadership development Outreach and dialogue with stakeholders on key community and public policy issues

Exceeded 2018 production targets with organic growth from our development program.

Supported operational excellence efforts, resulting in quarterly per unit operating costs decreasing sequentially through 2018.

Successfully executed capital program of 343 wells with VCI in excess of 1.6 while replacing more than 100% of reserves from Improved recovery and development programs.

Delivered near record safety and environmental performance with 20% improvement in HSE safety metrics.

Negotiated and closed the Elk Hills midstream Joint Venture transaction.

Delivered operational synergies from the Elk Hills acquisition ahead of schedule, exceeding initial estimates.

Mentored Operations leadership team and supporting staff.

Led effort with support from Engineering Mentors to define technical and engineering management training and succession planning programs.

Sponsored community outreach teams and attended numerous stakeholder events in the communities where we operate, participating as a guest or keynote speaker at six industry events to champion CRC’s efforts in local communities.

Supported efforts to receive recognition for CRC as corporate citizen of the year in a local community where we operate.

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Compensation Committee Report

The Compensation Committee assessed the CEO’s performance against his Strategic and Individual objectives to be above target, but decided to limit his individual component result to approximately target due to CRC’s negative shareholder return for the year.  The CEO’s assessments of the other NEOs against  their respective Strategic and Individual objectives were also above target, but were similarly limited, other than Mr. Kerns. The Compensation Committee approved the following 2018 annual incentive payouts:

Name	Base Salary	Target (% of Salary)	(a) Target in $	(b) Quantitative Component $ [80% * (a) * 130.56%]	(c) Individual Component Result (% of target)	(d) Individual Component $ [20% * (a) * (c)]	(e) Total Payout $ [(b) + (d)]	Total % of Target [(e) / (a)]
Todd A. Stevens	$875,000	110%	$962,500	$1,005,300	101%	$194,700	$1,200,000	125%
Marshall D. Smith	$600,000	100%	$600,000	$626,700	103%	$123,300	$750,000	125%
Darren Williams	$450,000	90%	$405,000	$423,000	107%	$87,000	$510,000	126%
Charles F. Weiss	$440,000	75%	$330,000	$344,700	122%	$80,300	$425,000	129%
Shawn M. Kerns	$400,000	80%	$320,000	$334,200	181%	$115,800	$450,000	141%

2018 Long-Term Incentives

For 2018, the long-term incentives consisted of a mix of time-vested restricted stock unit awards and performance-based awards, to promote retention and pay for performance. The total grant date values were allocated 40% to time-vested restricted stock unit awards and 60% to performance-based awards.  The performance-based awards consisted of performance stock unit awards and premium-priced stock options.

2018 LONG-TERM INCENTIVE MIX (percent of grant date value) Stock Options Restricted Stock Units (RSU) 40% Performance Stock Units (PSU) 50%

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Compensation Committee Report

2018 Restricted Stock Unit Award – The 2018 Restricted Stock Unit Award (RSU Award) is a stock-based, stock- and cash- settled long-term incentive award intended to primarily promote retention and enhance alignment with stockholder interests through development of ownership in the Company with time-vested payouts, with one-third of the units vesting at the end of each year during the three-year period commencing at the grant date. The RSU Award will be settled 60% in shares and 40% in cash with required tax withholding taken first from the cash portion of the payout, in order to manage the remaining shares available for awards under the LTIP.

2018 Performance Stock Unit Award – The 2018 Performance Stock Unit Award (PSU Award) is a stock-based, stock- and cash-settled long-term performance award with performance measures based 50% on CRC’s unit costs per Boe relative to industry peers with similar cost structures and 50% on VCI, both measured over a three-year period. For payouts up to the target number of units, the PSU Award will be settled 60% in stock and 40% in cash. For payouts greater than the target number of units, the payout of units in excess of target will be settled in cash. Required tax withholding on payouts will be taken first from the cash portion of the payout, in order to manage the remaining shares available for awards under the LTIP.

The performance measures for the 2018 PSU Award continued to focus the management team on making decisions that will enhance shareholder value over the long term. Utilization of the VCI measure drives our capital allocation decisions to ensure that we focus spending on the highest return projects over the long term as compared to our annual incentive VCI measure that rewards spending decisions for the one-year period. The relative cost performance metrics ensure that management continues to control costs and maximize our margins over the long term relative to our peers. These factors are within management’s control.

The peer companies chosen for the relative unit cost performance measures under these awards were selected based upon companies with similar asset and operating cost characteristics to CRC, rather than similar size to CRC as used for compensation benchmarking purposes. The peer companies selected by the Compensation Committee for the 2018 PSU Award are: Anadarko Petroleum Corporation, BP p.l.c., Canadian Natural Resources Limited, Cenovus Energy Inc., Chevron Corporation, ConocoPhillips Company, Denbury Resources Inc., Exxon Mobil Corporation, Hess Corporation, Husky Energy Inc., Imperial Oil Limited, Marathon Oil Company, Occidental Petroleum Corporation, Royal Dutch Shell plc, and Suncor Energy Inc. This peer group was not used for compensation benchmarking purposes.

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Compensation Committee Report

The PSU Award will vest at the end of three years from the grant date contingent on the Compensation Committee’s certification of achievement of the performance measures shown below:

Key Features of the 2018 Performance Stock Unit Award

Award Feature		Unit Cost Component	Value Creation Index (VCI) Component
Component Weight		50%	50%
Performance Period		January 1, 2018 – December 31, 2020	January 1, 2018 – December 31, 2020
Performance Measure

Change in CRC Cost per Boe minus Change in Peer Group Cost per Boe where:

•    Change in CRC Cost per Boe is the percentage change in weighted average of CRC’s Cost per Boe for the years 2018, 2019 and 2020, weighted by CRC’s production for each year compared to CRC’s Cost per Boe for the year 2017.

•    Change in Peer Group Cost per Boe is the percentage change in the average of the Cost per Boe for the peer companies for 2018, 2019 and 2020 compared to the Average Cost per Boe for the peer companies for 2017 for domestic operations.

•    Cost per Boe is the sum of production costs and general and administrative expenses measured on a per-Boe basis.

Cumulative VCI calculated as the weighted average of the VCI results for 2018, 2019, and 2020, weighted based on discounted capital invested for each year.
Payout Range (1)	Threshold Payout	50% of Target	50% of Target
	Performance Resulting in Threshold Payout	Change in CRC cost per Boe compared to change in Peer Group cost per Boe not more than +10%	Cumulative VCI of 1.1
	Target Payout	100% of Target	100% of Target
	Performance Resulting in Target Payout	Change in CRC cost per Boe equal to change in Peer Group cost per Boe	Cumulative VCI of 1.3
	Maximum Payout	200% of Target	200% of Target
	Performance Resulting in Maximum Payout	Change in CRC cost per Boe compared to change in Peer Group cost per Boe at most -10%	Cumulative VCI of 1.5 or higher

(1)	Payouts interpolated for performance results between threshold and target or target and maximum.

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Compensation Committee Report

2018 Stock Options – The Compensation Committee granted stock options as part of the 2018 long-term incentive awards to further align executives with stockholders. The 2018 stock options were premium-priced, granted with an exercise price that was 10% above stock price on the grant date. The options will vest one-third at the end of each year during the three-year period commencing on the grant date and remain exercisable until the end of the seventh year following the grant date.

The Compensation Committee reviewed the long-term incentive grant date target values of the NEOs to determine if they remained appropriately positioned against the peer group compensation data and internally aligned. The Compensation Committee adjusted the long-term incentive grant date values for the CEO and some of the other NEOs based on such factors as the individual’s performance, increased job responsibility and position relative to peer group compensation data.

Name	2018 LTI Grant Date Target Value	2017 LTI Grant Date Target Value	Rationale for Action
Todd A. Stevens	$5,200,000	$4,800,000	Performance and position relative to peer group
Marshall D. Smith	$1,900,000	$1,900,000	Well positioned internally and relative to peer group
Darren Williams	$1,050,000	$1,000,000	Scope of responsibilities and internal alignment
Charles F. Weiss	$1,100,000	$1,100,000	Well positioned internally and relative to peer group
Shawn M. Kerns	$1,150,000	-	Scope of responsibilities and internal alignment

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Compensation Committee Report

2019 Compensation Program

In February 2019, the Compensation Committee made 2019 compensation program design decisions continuing to focus on paying for performance, retention of the current management team and managing shareholder dilution with a continued low stock price.

Compensation Program Changes Made for 2019

The Compensation Committee considered the favorable feedback received through stockholder outreach regarding the changes to the compensation program made in 2018 and determined that the structure of the program remained appropriate for 2019 with the following changes to the performance metrics under the program’s performance-based awards:

•	Reduced the number of metrics under the Annual Incentive to provide greater focus on key objectives
•	Changed a performance metric under the Performance Stock Unit award to a relative total shareholder return measure

2019 Compensation Program Elements

Our 2019 compensation program for our CEO and other NEOs is comprised of the following elements, which are discussed in more detail below:

2019 COMPENSATION PROGRAM ELEMENTS

Restricted Stock ( 40% of LTI) > Time-vested 1/3 per year > Stock- and cash- settled Long-Term Incentive (LTI) Annual incentive base salary Performance Stock (50% of LTI) > 3-year performance period > 50% VCI (three-year average) > 50% Relative total shareholder return (TSR) – CRC vs. 2019 peer companies > Stock-based, stock- and cash-settled Stock Options (10% of LTI) > Vest 1/3 per year > 7-year exercise period > Exercise price 10% above grant date price Annual incentive award > vci (current year) > ebitdax > debt > hse – injury and illness rate (IIR) > hse – spill prevention > hse – net water supplied to agriculture > individual goals

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Compensation Committee Report

2019 Annual Incentive Design

The annual incentive component of our 2019 compensation program was designed to promote the achievement of financial, operating and strategic results that are aligned with creation of stockholder value. Based on feedback from stockholders to reduce the qualitative portion of the award, the performance measures are comprised of quantitative financial and operational measures for 80% of the target annual incentive and qualitative individual objective measures for 20% of the target annual incentive.

Aligning performance criteria with our strategic areas of focus for the year, the Compensation Committee approved performance measures designed to encourage decision making that will enhance stockholder value creation. The Compensation Committee approved performance criteria based on expected results under CRC’s business plan at the time they were established in February 2019. Target performance criteria were set at levels that would represent successful execution of the 2019 business plan, and maximum performance criteria were set at levels that would represent significant outperformance against the 2019 business plan.

The table below provides the weightings for each performance measure as established by the Compensation Committee.

Performance Measure (1)	Component Weighting
Investment Value Creation Index (VCI)	25%
Operations
Health, Safety & Environmental (HSE)	10%
- Combined IIR (33%)
- Spill prevention rate (33%)
- Net water supplied to Ag (33%)
Liquidity EBITDAX Debt	25% 20%
Total Quantitative Performance Measures	80%
Strategic and Individual Objectives	20%
Total	100%

(1)	Descriptions of the quantitative performance measures are as follows:

Performance Measure	Description
Value Creation Index	VCI as calculated for 2019 activity
HSE – Combined IIR	Injury and illness incidence rate of employees and contractors
HSE – Spill Prevention Rate	(Boe produced minus net reportable oil spill volume) divided by Boe produced
HSE – Net water supplied to Ag	Water supplied to agriculture divided by fresh water purchased
EBITDAX	Adjusted EBITDAX (millions). See Annex A for CRC’s calculation of adjusted EBITDAX.
Debt	Face value of outstanding debt less available cash (billions)

All executives are subject to the same Investment, Operations, and Liquidity quantitative measures.

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Compensation Committee Report

2019 Long-Term Incentives

For 2019, the long-term incentives consist of a mix of time-vested restricted stock unit awards and performance-based awards, to promote retention and pay for performance. The total grant date values were allocated 40% to time-vested restricted stock unit awards and 60% to performance-based awards.  The performance-based awards consist of performance stock unit awards and stock options.

2019 LONG-TERM INCENTIVE MIX (percent of grant date value) Stock Options Restricted Stock Units (RSU) 40% Performance Stock Units (PSU) 50%

2019 Restricted Stock Unit Award – The 2019 Restricted Stock Unit Award (RSU Award) is a stock-based, stock- and cash- settled long-term incentive award intended to primarily promote retention and enhance alignment with stockholder interests through development of ownership in the Company with time-vested payouts, with one-third of the units vesting at the end of each year during the three-year period commencing at the grant date. The RSU Award will be settled 50% in shares and 50% in cash with required tax withholding taken first from the cash portion of the payout.

2019 Performance Stock Unit Award – The 2019 Performance Stock Unit Award (PSU Award) is a stock-based, stock- and cash-settled long-term performance award with performance measures based 50% on relative total shareholder return and 50% on VCI, both measured over a three-year period. For payouts up to the target number of units, the PSU Award will be settled 50% in stock and 50% in cash. For payouts greater than the target number of units, the payout of units in excess of target will be settled in cash. Required tax withholding on payouts will be taken first from the cash portion of the payouts.

The performance measures for the 2019 PSU Award continue to focus the management team on making decisions that will enhance stockholder value over the long term. Utilization of the VCI measure drives our capital allocation decisions to ensure that we focus spending on the highest return projects over the long term as compared to our annual incentive VCI measure that rewards spending decisions for the one-year period. The relative total shareholder return measure directly ties compensation to shareholder returns.

The peer companies chosen for the relative unit cost performance measures under these awards are the same as those selected by the Compensation Committee for the 2018 PSU Award as shown on page 47.

The PSU Award will vest at the end of three years from the grant date based on achieved performance against pre-determined performance criteria.

2019 Stock Options – The Compensation Committee granted stock options as part of the 2019 long-term incentive awards to further align executives with stockholders. The 2019 stock options were granted with an exercise price that was 10% above stock price on the grant date. The options will vest one-third at the end of each year during the three-year period commencing on the grant date and remain exercisable until the end of the seventh year following the grant date.

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Compensation Committee Report

Our Executive Compensation Process

Role of Compensation Committee

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultant, Meridian Compensation Partners, LLC (“Meridian”). In its oversight role, the committee is responsible for making compensation decisions involving our CEO and other executive officers and evaluating performance for compensatory purposes.

Role of Management

Our CEO, Chairman and Vice President of Compensation and Benefits provided input to the Compensation Committee with respect to executive compensation, key job responsibilities, achievement of performance objectives and compensation program design. We believe these individuals provide helpful support to the Compensation Committee in these areas given their understanding of our business and personnel, compensation programs and competitive environment. The Compensation Committee is not obligated to accept management’s recommendations with respect to executive compensation matters, and meets in executive session to discuss such matters outside of the presence of our management. During 2018, the Compensation Committee held two executive sessions.

Role of Independent Compensation Consultants

The Compensation Committee retained Meridian as its independent compensation consultant in January 2015, after considering all factors relevant to Meridian’s independence from our management and members of our Compensation Committee and determining that it was independent and without conflicts of interest under the Securities and Exchange Commission rules and the NYSE Listed Company Manual standards.

In 2018, the compensation consultant was responsible for reviewing our executive compensation program, assisting in the design of our annual and long-term incentive programs and providing comparative market data and trends on compensation practices and programs based on an analysis of our peer companies and other factors. Representatives of the compensation consultant participated in all meetings of the committee during 2018, including executive sessions without management. The compensation consultant provided no other services to CRC.

Use of Compensation Data

Over the course of the year, our Compensation Committee analyzed the comparative total compensation of our executive officers. To facilitate this analysis, the compensation consultant provided the committee with comparative compensation data that included base salaries, annual incentive opportunities, and long-term incentive opportunities. This information reflected recent publicly available information and other market data. We believe that it provided our Compensation Committee with a sufficient basis to analyze the comparative total compensation of our executive officers.

Other Compensation and Benefits

In addition to the components of the executive compensation program described above, we provide the following programs to our named executive officers.

Qualified Defined Contribution Plan–All of our employees, including our named executive officers, are eligible to participate in a tax-qualified, defined contribution plan. The defined contribution plan provides for periodic cash contributions by us based on annual cash compensation and employee deferrals. Employees are permitted to contribute into the plan a percentage of their annual salary and bonus up to the annual limit set by IRS regulations. Employees are able to direct their account balances to a variety of investments.

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Compensation Committee Report

Nonqualified Defined Contribution Plans–Substantially all employees, including our named executive officers, whose participation in our qualified defined contribution plan is limited by applicable tax laws are eligible to participate in our supplemental savings plan (the “SSP”), a nonqualified defined contribution plan, which provides additional retirement benefits outside of those limitations.

Annual allocations for each participant are generally intended to restore the amounts that would have been contributed to our qualified defined contribution plan but for certain tax law limitations, and certain employer allocations are subject to a vesting schedule that requires the completion of three years of service. Vested account balances will be payable following separation from service.

Interest on SSP account balances is allocated monthly to each participant’s account based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor.

In addition, we sponsor a supplemental retirement plan (the “SRP II”), which was established for purposes of the assumption by us of certain liabilities under the Occidental Petroleum Corporation Supplemental Retirement Plan II, including those for all of our named executive officers. All account balances under the SRP II are fully vested at all times and are credited with interest on a monthly basis based on the yield on five-year U.S. Treasury Constant Maturities plus 2% converted to a monthly allocation factor. No additional allocations are made under the SRP II other than the crediting of interest.

In order to provide greater financial planning flexibility to participants while not increasing costs under the plan, the SRP II allows in-service distribution of a participant’s account at a specified age, but not earlier than age 60, as elected by the participant when initially participating in the plan. After a participant receives a specified age distribution, future allocations under the SRP II and earnings on those allocations are to be distributed in the first 70 days of each following year.

Nonqualified Deferred Compensation Plan–Certain management and other highly compensated employees (including each of our named executive officers) are eligible to participate in our nonqualified deferred compensation plan (the “DCP”). Under the DCP, participants are able to elect to defer a portion of their base salary and annual bonus for a given year. Each year, we will allocate an additional amount to a DCP participant’s account equal to the sum of 7% (which is immediately vested) and 12% (which is subject to a vesting schedule that requires the completion of three years of service) of the compensation deferred by the participant under the DCP to restore amounts that are not contributed to the qualified and nonqualified defined contribution plans due to such deferral of compensation under the DCP. Deferred amounts will earn interest based on the yield on five-year U.S. Treasury Constant Maturities based on a monthly frequency plus 2%, converted to a monthly allocation factor. Vested account balances will be payable following separation from service, or upon attainment of a specified age elected by the participant.

Tax Preparation and Financial Planning–Our executives, including each of the named executive officers, are eligible to receive reimbursement, up to certain annual limits, for income tax preparation, financial planning and investment advice, including legal advice related to tax and financial matters.

Insurance–We offer a variety of health coverage options to all employees. Named executive officers participate in these plans on the same terms as other employees. In addition, for executives, including the named executive officers, we pay for an annual comprehensive physical examination. We provide all employees with life insurance equal to twice the employee’s base salary. We also provide executives, including the named executive officers, with excess liability insurance coverage.

Severance Benefits–We maintain a notice and severance pay plan that, in connection with a qualifying termination of employment, provides for up to 12 months of base salary and other insurance coverage, depending on years of service, for non-bargained employees, including the named executive officers.

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Compensation Committee Report

Employee Stock Purchase Plan–We adopted the California Resources Corporation 2014 Employee Stock Purchase Plan (the “ESPP”), effective January 1, 2015, which provides our employees (including our named executive officers) the ability to purchase shares of our common stock at a price equal to 85% of the closing price of a share of our common stock as of the first day of each offering period or the last day of each offering period, whichever amount is less.

The maximum number of shares of our common stock which may be issued pursuant to the ESPP is 1.5 million, subject to adjustment pursuant to the terms of the ESPP. In addition, participants in the ESPP are subject to certain limits on the number of shares that can be purchased in any given year and during any given offering period (a calendar quarter) under the ESPP.

Corporate Aircraft Use–Executives and directors may use the Company’s fractional interest in aircraft for personal travel, if space is available. The named executive officers and directors reimburse CRC for personal use of the Company’s fractional interest in aircraft, including any guests accompanying them, at not less than the standard industry fare level rate (which is determined in accordance with IRS regulations), or income is imputed and the executive or director is reimbursed for related taxes.

Conversion of Occidental Long-Term Incentive Awards in Connection with Spin-off in 2014

Each long-term incentive award with respect to Occidental common stock that was held by our named executive officers was converted upon the Spin-off into an award of shares of CRC’s restricted common stock (an “RSA”), with the number of shares determined based upon the trading price of Occidental’s common stock preceding the Spin-off and our common stock following the Spin-off. Performance-based awards were converted based on target performance payout for awards with more than one year remaining in the performance period, or at actual performance payout (as determined by the Occidental Compensation Committee) for awards with less than one year remaining in the performance period. The converted RSAs are subject to time-based vesting requirements the same as the time-based vesting requirements that were applicable to the corresponding Occidental award and performance-based vesting requirements established by the CRC Compensation Committee.

The RSAs held by our named executive officers were performance-based awards with payouts that were dependent on the outcome of the performance criteria and the price of our stock on the award certification date, as applicable, with the possibility of no payout if the performance criteria were not met. These were long-term awards with two-year and three- to seven-year performance periods, as applicable, that, based on achievement of performance criteria, vested in their entirety by the end of 2018.

Key Compensation Policies and Practices

Stock Ownership Guidelines

We have minimum stock ownership guidelines for senior executives. The target direct and indirect ownership level for the Chief Executive Officer is six times annual base salary, and for the other named executive officers, is three times annual base salary. Executives have five years to attain their required ownership levels. Since the Spin-off occurred on November 30, 2014, the named executive officers have until November 30, 2019 or later to meet the target ownership levels.

Clawback Policy

Under the Company’s Compensation Recoupment and Clawback Policy, in the event the Company is required to restate its financial statements, the Company has the right to require in certain circumstances, and to the extent permitted by applicable law, the reimbursement of incentive compensation by a named executive officer whose fraud or misconduct either caused or contributed to the need for such restatement. Such incentive compensation generally includes any cash, equity, equity-based or other award under the LTIP, or an annual bonus or annual incentive plan of the Company.

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Compensation Committee Report

Anti-Hedging and Anti-Pledging Policy

Under the Company’s Insider Trading Policy, all directors, officers and employees, including the named executive officers, are prohibited from hedging, buying or selling options, engaging in short sales, or trading prepaid variable forwards, equity swaps, exchange funds, forward-sale contracts, collars or other derivatives or monetizations on Company securities. In addition, all directors, officers and employees, including named executive officers, may not pledge or mortgage Company securities as collateral for a loan, or hold Company securities in a margin account.

Compensation Risk Management

Our compensation programs are designed to motivate and reward our employees for their performance during the current year and over the long term, and for taking appropriate business risks to enhance CRC’s business performance. The Compensation Committee has analyzed CRC’s employee compensation programs and policies and believes that they are not reasonably likely to have a material adverse effect on CRC. CRC’s compensation programs do not encourage unnecessary or excessive risk-taking and any potential risk that the executive compensation program could influence behavior that would be inconsistent with the overall interests of CRC and its stockholders is mitigated by several factors:

•	Target compensation mix utilizes a balance of salary, annual incentives and long-term equity compensation vesting over three years
•	Transparent financial and operational metrics that are readily ascertainable from publicly-filed information
•	External performance metrics, such as relative costs per Boe, for a portion of the long-term performance-based incentive awards
•	Forfeiture and clawback provisions for incentive award compensation in the event of a restatement of our financial statements or violation of CRC’s Code of Business Ethics

Tax Considerations

Together with the Compensation Committee, the Company carefully reviews and takes into account current tax law and regulations as they relate to the design of our compensation programs and related decisions.  Prior to the enactment of tax reform legislation signed into law on December 22, 2017, which was originally known as the Tax Cuts and Jobs Act (the “TCJA”), Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limited a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain NEOs, unless the compensation was performance-based as defined under federal tax laws. Subject to certain transitional rules, the TCJA has repealed the exemption for performance-based compensation from the deduction limitation of Section 162(m) of the Code for taxable years beginning after 2017. The Compensation Committee historically reviewed and considered the deductibility of our executive compensation programs; and provided compensation that was not fully deductible when necessary to retain and motivate certain executive officers and when it was in the best interest of the Company and our stockholders. To the extent compensatory awards are not covered by the transitional rules, the performance-based compensation exception to the deduction limitation under Section 162(m) of the Code will no longer be available to the Company and annual compensation paid to certain executives in excess of $1 million will not be deductible.

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Compensation Committee Report

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2019 Annual Meeting of Stockholders.

Compensation Committee,

Justin A. Gannon

Harry T. McMahon

Avedick B. Poladian

Laurie A. Siegel

February 19, 2019

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 Executive Compensation Tables

Executive Compensation Tables

On May 31, 2016, we completed a reverse stock split using a ratio of one share of common stock for every ten shares then outstanding. Share and per share amounts included herein have been adjusted to reflect this reverse split.

Summary Compensation Table (SCT)

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name	Year	Salary	Bonus	Awards (2)	Awards (2)	Compensation (3)	Earnings (4)	Compensation (5)	Total (1)
Todd A. Stevens	2018	$867,308	$0	$4,680,020	$520,008	$1,200,000	$36,953	$430,368	$7,734,657
President and Chief	2017	$825,000	$0	$2,400,000	$0	$1,170,000	$19,178	$440,483	$4,854,661
Executive Officer	2016	$772,962	$0	$1,684,375	$0	$1,310,000	$15,248	$335,923	$4,118,508
Marshall D. Smith	2018	$600,000	$0	$1,710,022	$190,009	$750,000	$7,648	$300,821	$3,558,500
Senior Executive Vice	2017	$600,000	$0	$950,000	$0	$850,000	$2,783	$322,349	$2,725,132
President and	2016	$562,154	$0	$673,750	$0	$940,000	$1,415	$307,763	$2,485,082
Chief Financial Officer
Darren Williams	2018	$450,000	$0	$945,005	$105,010	$510,000	$4,666	$200,368	$2,215,049
Executive Vice President–	2017	$450,000	$0	$500,000	$0	$550,000	$1,735	$202,424	$1,704,159
Operations and Geoscience	2016	$421,615	$0	$463,217	$0	$540,000	$845	$164,445	$1,590,122
Charles F. Weiss	2018	$437,692	$0	$990,030	$110,010	$425,000	$16,982	$188,979	$2,168,693
Executive Vice President–	2017	$425,000	$0	$550,000	$0	$470,000	$9,126	$181,450	$1,635,576
Public Affairs	2016	$398,192	$0	$505,320	$0	$475,000	$7,613	$125,269	$1,511,394
Shawn M. Kerns(6)	2018	$393,077	$0	$1,035,018	$115,010	$450,000	$12,679	$152,817	$2,158,601
Executive Vice President–
Operations and Engineering

(1)

Amounts shown for 2017 and 2016 do not fully reflect compensation decisions made for those years, since cash-based Performance Incentive Awards (PIA awards) granted in February 2017 and August 2016 were not reported for those years. The PIA awards are not equity-based and, therefore, will instead be reported, to the extent earned, in the SCT for 2020 and 2019, respectively, which will result in higher totals. The significant increases in the SCT totals for 2018 compared to 2017 are primarily due to this reporting requirement. The table below shows alternative totals which include the target values that will be earned upon achievement of target performance goals of the 2017 and 2016 PIA awards and the resulting total compensation that would have been reported if they were included in the SCT for the year they were granted.  Mr. Kerns is omitted from the table since he was not an NEO in 2017 or 2016 and compensation for those years has not been reported.

Name	Year	Stock Awards as Shown in SCT Above	Option Awards as Shown in SCT Above	PIA Award Target Values Not in SCT Above	Total with PIA Awards Included
Todd A. Stevens	2018	$4,680,020	$520,008	$0	$7,734,657
	2017	$2,400,000	$0	$2,400,000	$7,254,661
	2016	$1,684,375	$0	$1,750,000	$5,868,508
Marshall D. Smith	2018	$1,710,022	$190,009	$0	$3,558,500
	2017	$950,000	$0	$950,000	$3,675,132
	2016	$673,750	$0	$900,000	$3,385,082
Darren Williams	2018	$945,005	$105,010	$0	$2,215,049
	2017	$500,000	$0	$500,000	$2,204,159
	2016	$463,217	$0	$481,250	$2,071,372
Charles F. Weiss	2018	$990,030	$110,010	$0	$2,168,693
	2017	$550,000	$0	$550,000	$2,185,576
	2016	$505,320	$0	$525,000	$2,036,394

(2)

The amounts shown for each year represent the grant date fair value of the awards granted in that year as computed in accordance with U.S. generally accepted accounting principles (GAAP), as more fully described in Note 11 (for 2018) and Note 10 (for 2017 and 2016) to the Consolidated Financial Statements in CRC’s Form 10-K for the year ended December 31 of the indicated year. For 2017 and 2016, amounts reported in the Stock Awards column reflect the grant date value of restricted stock units, the vesting of which is contingent solely on the NEO’s continued service with us. For 2018, awards reported in the Stock Awards column reflect the value of both time-vested restricted stock units and performance-vested performance stock units. For all years, the ultimate payout value may be significantly less than the amount shown in the table, depending on the value of CRC stock on the award certification date. For

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performance stock units granted in 2018, there is a possibility of no payout depending on the outcome of the performance criteria.  At the maximum performance payout level, the amounts would be $7,280,026, $2,660,034, $1,470,006, $1,540,046, and $1,610,032, for Messrs. Stevens, Smith, Williams, Weiss, and Kerns, respectively.

(3)	The amounts shown include the annual incentive award, which was paid in the first quarter of the year following the year in which it was earned.
(4)

The amounts shown are the portion of each executive’s interest credited on nonqualified deferred compensation plan balances that was in excess of 120% of the long-term applicable federal rate, compounded monthly, as prescribed under Section 1274(d) of the Code.

(5)	The following table shows “All Other Compensation” amounts for 2018.

All Other Compensation

	Todd A.	Marshall D.	Darren	Charles F.		Shawn M.
	Stevens	Smith	Williams	Weiss		Kerns
Qualified Plan(a)	$36,500	$36,500	$36,500	$36,500		$36,500
Supplemental Plan(b)	$360,766	$243,742	$153,967	$135,552		$112,686
Dividend Equivalents(c)	$6,938	$2,775	$1,908	$2,081		$1,249
Personal Benefits	$26,164 (d)	$5,804 (e)	$1,993 (f)	$14,846	(g)	$2,382	(h)
Relocation Benefits	$0	$12,000	$6,000	$0		$0
Total	$430,368	$300,821	$200,368	$188,979		$152,817

(a)	The amount shown reflects the Company matching and retirement contributions to the qualified defined contribution savings plan–the California Resources Corporation Savings Plan (the “Qualified Plan”).
(b)

The amount shown is the Company contributions to the nonqualified defined contribution plan–the California Resources Corporation Supplemental Savings Plan (the “Supplemental Plan”), which restores amounts limited by IRS limits on the Qualified Plan. For Mr. Stevens, includes $2,888 of Company contributions to the nonqualified deferred compensation plan–the California Resources Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) for restoration of Company contributions to the Qualified Plan or the Supplemental Plan that were reduced due to the deferral of compensation under the Deferred Compensation Plan.

(c)	The amount shown is for dividend equivalents earned on the performance stock unit awards granted in 2015, which vested in 2018.
(d)	Includes tax preparation and financial counseling ($24,629) and excess liability insurance.
(e)	Includes tax preparation and financial counseling and excess liability insurance.
(f)	Includes tax preparation and financial counseling and excess liability insurance.
(g)	Includes tax preparation and financial counseling ($14,083) and excess liability insurance.
(h)	Includes tax preparation and financial counseling and excess liability insurance.
(6)	Mr. Kerns was not an NEO in 2017 or 2016. Compensation paid for years in which the executive was not an NEO are not disclosed in the SCT.

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Grants of Plan-Based Awards

The table below summarizes the following plan-based awards granted in 2018 to our NEOs: Annual Incentive Awards, Restricted Stock Unit Awards (RSU), Performance Stock Unit Awards (PSU), and Stock Option Awards (Options).

									Exercise	Grant Date
								All Other	or Base	Fair Value
		Estimated Future Payouts			Estimated Future Payouts			Stock Awards:	Price of	of Stock and
		Under Non-Equity Incentive			Under Equity Incentive			Number of	Option	Option
		Plan Awards			Plan Awards			Shares or Units	Awards	Awards
Name / Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Grant	Date	($)	($)	($)	(# Shares)	(# Shares)	(# Shares)	(# Shares)	($)	($)
Todd A. Stevens
Annual Incentive(1)		$16,074	$962,500	$1,925,000
RSU(2)	2/21/2018							113,414		$2,080,013
PSU(3)	2/21/2018				35,442	141,767	283,534			$2,600,007
Options (4)	2/21/2018							51,897	$20.17	$520,008
Marshall D. Smith
Annual Incentive(1)		$10,020	$600,000	$1,200,000
RSU(2)	2/21/2018							41,440		$760,010
PSU(3)	2/21/2018				12,950	51,800	103,600			$950,012
Options (4)	2/21/2018							18,963	$20.17	$190,009
Darren Williams
Annual Incentive(1)		$6,764	$405,000	$810,000
RSU(2)	2/21/2018							22,901		$420,004
PSU(3)	2/21/2018				7,157	28,626	57,252			$525,001
Options (4)	2/21/2018							10,480	$20.17	$105,010
Charles F. Weiss
Annual Incentive(1)		$5,511	$330,000	$660,000
RSU(2)	2/21/2018							23,992		$440,013
PSU(3)	2/21/2018				7,498	29,990	59,980			$550,017
Options (4)	2/21/2018							10,979	$20.17	$110,010
Shawn M. Kerns
Annual Incentive(1)		$5,344	$320,000	$640,000
RSU(2)	2/21/2018							25,082		$460,004
PSU(3)	2/21/2018				7,839	31,353	62,706			$575,014
Options (4)	2/21/2018							11,478	$20.17	$115,010

(1)	Payout of annual incentive ranges from 0% to 200% of target. Threshold amounts shown at 1.67% of target, calculated based on threshold payout of the lowest weighted performance metric under the award.
(2)

The amounts shown represent the estimated grant date fair value of the full number of units granted as computed in accordance with FASB ASC Topic 718, as more fully described in Note 11 to Consolidated Financial Statements in CRC’s Form 10-K for the year ended December 31, 2018. These units become non-forfeitable ratably over the three-year period beginning on the grant date.

(3)

Payout under the PSU Awards ranges from 0% to 200% of target based on performance during the three-year period from January 1, 2018 through December 31, 2020. The threshold amount is shown at 25% of target, calculated based on threshold payout under one of the two performance metrics under the award. The PSU Awards will vest on February 20, 2021.

(4)

The Option Awards have an exercise price that is 10% higher than the price on the grant date. The amounts shown represent the estimated grant date fair value of the full number of options granted as computed in accordance with FASB ASC Topic 718, as more fully described in Note 11 to Consolidated Financial Statements in CRC’s Form 10-K for the year ended December 31, 2018.

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Outstanding Equity Awards at December 31, 2018

The table below sets forth the outstanding equity awards held as of December 31, 2018 by our named executive officers, including Performance Stock Unit Awards (PSU), Restricted Stock Unit Awards (RSU) and Stock Option Awards (Options).

		Option Awards				Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
						Number		Plan	Payout
						of		Awards:	Value of
						Shares	Market	Number of	Unearned
		Number of	Number of			or Units	Value of	Unearned	Shares,
		Securities	Securities			of Stock	Shares or	Shares, Units	Units or
		Underlying	Underlying			That	Units That	or Other	Other Rights
		Unexercised	Unexercised	Option	Option	Have Not	Have Not	Rights That	That Have
Name / Type	Grant	Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	Have Not	Not Vested
of Grant	Date	Exercisable	Unexercisable	Price ($)	Date	(#)	($)(1)	Vested (#)	($)(1)
Todd A. Stevens
PSU(2)	2/21/2018							141,767	$2,415,710
RSU(3)	5/27/2016					36,458	$621,244
RSU(4)	2/13/2017					85,061	$1,449,439
RSU(5)	2/21/2018					113,414	$1,932,575
Options(6)	12/1/2014	151,516	0	$81.10	11/30/2021
Options(7)	8/5/2015	66,667	0	$42.00	8/4/2022
Options(8)	2/21/2018	0	51,897	$20.17	2/20/2025
Marshall D. Smith
PSU(2)	2/21/2018							51,800	$882,672
RSU(3)	5/27/2016					14,583	$248,494
RSU(4)	2/13/2017					33,670	$573,737
RSU(5)	2/21/2018					41,440	$706,138
Options(6)	12/1/2014	90,910	0	$81.10	11/30/2021
Options(7)	8/5/2015	26,667	0	$42.00	8/4/2022
Options(8)	2/21/2018	0	18,963	$20.17	2/20/2025
Darren Williams
PSU(2)	2/21/2018							28,626	$487,787
RSU(3)	5/27/2016					10,026	$170,843
RSU(4)	2/13/2017					17,721	$301,966
RSU(5)	2/21/2018					22,901	$390,233
Options(6)	12/1/2014	60,607	0	$81.10	11/30/2021
Options(7)	8/5/2015	18,334	0	$42.00	8/4/2022
Options(8)	2/21/2018	0	10,480	$20.17	2/20/2025
Charles F. Weiss
PSU(2)	2/21/2018							29,990	$511,030
RSU(3)	5/27/2016					10,937	$186,366
RSU(4)	2/13/2017					19,493	$332,161
RSU(5)	2/21/2018					23,992	$408,824
Options(6)	12/1/2014	51,516	0	$81.10	11/30/2021
Options(7)	8/5/2015	20,000	0	$42.00	8/4/2022
Options(8)	2/21/2018	0	10,979	$20.17	2/20/2025
Shawn M. Kerns
PSU(2)	2/21/2018							31,353	$534,255
RSU(3)	5/27/2016					6,562	$111,816
RSU(4)	2/13/2017					12,405	$211,381
RSU(5)	2/21/2018					25,082	$427,397
Options(6)	12/1/2014	36,364	0	$81.10	11/30/2021
Options(7)	8/5/2015	12,000	0	$42.00	8/4/2022
Options(8)	2/21/2018	0	11,478	$20.17	2/20/2025

(1)

The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 31, 2018, the last trading day of 2018, of our common stock as reported in the NYSE Composite Transactions, which was $17.04.

(2)

These PSU awards are subject to the achievement of performance goals over a three-year period from January 1, 2018 to December 31, 2020.  The units are forfeitable until the later of February 20, 2021 and the certification by our Compensation Committee that the achievement of the performance threshold was met.

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(3)	The units vest on May 26, 2019.
(4)	One-half of the units vest on each of the following dates: February 12, 2019 and February 12, 2020.
(5)	One-third of the units vest on each of the following dates: February 20, 2019, February 20, 2020 and February 20, 2021.
(6)

The exercise price was set at 10% above the closing market price of CRC stock on the grant date, as adjusted for our 1-for-10 reverse stock split on   May 31, 2016. Unexercised options expire on November 30, 2021.

(7)	The exercise price is equal to the closing market price of CRC stock on the grant date, as adjusted for our 1-for-10 reverse stock split on May 31, 2016. Unexercised options expire on August 4, 2022.
(8)

The exercise price is 10% above the closing market price of CRC stock on the grant date. The unexercisable options become exercisable one-third each on February 20, 2019, February 20, 2020 and February 20, 2021. Unexercised options expire on February 20, 2025.

Option Exercises and Stock Vested in 2018

The following table summarizes, for our named executive officers, the CRC option and stock awards exercised or vested during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Todd A. Stevens	0	$0	184,042	$5,560,397
Marshall D. Smith	0	$0	80,979	$2,530,228
Darren Williams	0	$0	60,004	$1,918,019
Charles F. Weiss	0	$0	53,342	$1,653,225
Shawn M. Kerns	0	$0	33,569	$1,046,091

(1)	The amounts shown represent the product of the number of shares acquired on vesting and the closing price on the vesting date.

2018 Nonqualified Deferred Compensation Table

The following table sets forth for 2018 the contributions, earnings, withdrawals and balances under the SSP, SRP II and the DCP in which the named executive officers participated. The named executive officers were fully vested in their respective aggregate balances shown below, which include amounts CRC assumed from Occidental plans in connection with the Spin-off. For additional information relating to these plans, see “Nonqualified Defined Contribution Plans” and “Nonqualified Deferred Compensation Plan,” above.

					Aggregate
		Executive	Company	Aggregate	Withdrawals/	Aggregate
		Contributions	Contributions	Earnings	Distributions	Balance
		in 2018	in 2018	in 2018	in 2018	at 12/31/2018
Name	Plan	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)
Todd A. Stevens	SSP	$0	$357,878	$41,325	$0	$1,313,218
	SRP II	$0	$0	$57,518	$0	$1,252,083
	DCP	$15,200	$2,888	$46,004	$19,887	$1,003,765
Marshall D. Smith	SSP	$0	$243,742	$29,580	$0	$927,520
	SRP II	$0	$0	$876	$0	$19,072
Darren Williams	SSP	$0	$153,967	$18,244	$0	$574,294
	SRP II	$0	$0	$333	$0	$7,250
Charles F. Weiss	SSP	$0	$135,552	$15,731	$0	$498,444
	SRP II	$0	$0	$51,274	$0	$1,116,173
Shawn M. Kerns	SSP	$0	$112,686	$11,684	$0	$381,547
	SRP II	$0	$0	$17,941	$0	$390,544
	DCP	$0	$0	$20,400	$0	$444,083

(1)

No employee contributions are permitted in the SSP or SRP II. The amounts reported in this column were deferred at the election of the executive and are also included in the amounts reported in the “Salary” column of the Summary Compensation Table for 2018.

(2)	Amounts represent Company 2018 contributions to the SSP and DCP and are reported under “All Other Compensation” in the Summary Compensation Table for 2018.

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(3)

The amounts reported in this column represent aggregate interest as provided in the plans that accrued during 2018 and include excess earnings which are reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table for 2018.

(4)	Distribution made in March 2018 in accordance with a specified age election described under “Nonqualified Deferred Compensation Plan” above.
(5)

The amounts reported in this column reflect the total balance of the NEO’s accounts in the plans as of December 31, 2018. The total amount previously reported in the Summary Compensation Table for each of the NEOs was as follows: Mr. Stevens - $1,770,937; Mr. Smith - $906,119; Mr. Williams - $556,909; Mr. Weiss - $510,141; and Mr. Kerns - $125,365.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.

For 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $145,578.
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table on page 57, was $7,734,657.
•	Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 53 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2018 (which is the date we chose to identify our median employee), our employee population consisted of approximately 1,500 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2019 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees, as we do not have seasonal workers.

•

We used the total compensation reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018 as a consistently applied compensation measure to identify our median employee. We did not make any assumptions, adjustments, or estimates with respect to the W-2 wages, and we did not annualize the compensation for any employees that were not employed by us for all of 2018. We believe the use of W-2 wages, as applicable, is the most appropriate compensation measure since it includes the total taxable compensation received by our employees in 2018.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2018 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $145,578.

•

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included on page 57 and incorporated by reference under Item 11 of Part III of our Annual Report.

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Potential Payments upon Termination or Change in Control

Summary

Payments and other benefits payable to named executive officers in various termination circumstances and a change in control are subject to certain policies, plans and agreements. Following is a summary of the material terms of these arrangements.

Under our Notice and Severance Pay Plan, employees terminated due to job elimination or relocation who are not offered continued employment by CRC are eligible for up to 12 months of base salary depending on years of service, two months of contributions pursuant to CRC’s qualified and nonqualified savings plans with immediate vesting of any unvested balances, and continued medical and dental coverage for the applicable notice and severance period at the active employee rate.

Our Long-Term Incentive Awards have provisions that, in the event of a change in control with a termination in connection with the change in control, provide for the outstanding awards granted under such plan to become fully vested and exercisable unless the plan administrator determines, prior to the occurrence of the event, that benefits will not accelerate.

Except as described in this summary and below under “Potential Payments,” we do not have any other agreements or plans that would have required us to provide compensation to our named executive officers in the event of a termination of employment or a change in control.

Potential Payments

In the discussion that follows, payments and other benefits payable upon various terminations and change in control situations are set out as if the conditions for payments had occurred and the terminations took place on December 31, 2018, and reflect the terms of applicable plans and long-term incentive award agreements then in effect. None of our NEOs have employment agreements. The amounts set forth below are estimates of the amounts that would have been paid to each named executive officer upon his termination. The actual amounts to be paid out can be determined only at the time of separation. The disclosures below do not take into consideration any requirements under Section 409A of the Code, which could affect, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available on a non-discriminatory basis to all full-time salaried employees when their employment terminates, are not included in the amounts shown below:

•	Notice and Severance Pay Plan payments and benefits, payable if the employee’s job is either eliminated or relocated and the employee is not offered continued employment.
•	Life insurance proceeds equal to two times base salary, payable on death as available to all eligible employees.
•	Amounts vested under our plans that are qualified under Section 401(a) of the Code.
•	Amounts vested under the Nonqualified Deferred Compensation arrangements.
•	Payout of unused accrued vacation.

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 Executive Compensation Tables

The following is a summary of the payments and benefits each of our NEOs would have been entitled to receive if the event specified occurred as of December 31, 2018.

	Retirement with	Termination by	Change in
	CRC Consent, Death,	Executive or	Control with
	Disability, Termination	Termination	Termination
Benefits and Payments Upon Termination	without Cause	for Cause	as Result
Todd A. Stevens
Annual Incentive Award(1)	$1,200,000	$0	$1,200,000
RSU Awards(2)	$1,564,505	$0	$4,003,258
PSU Awards(3)	$690,518	$0	$2,415,710
PIA Awards(4)	$2,915,342	$0	$4,150,000
Option Awards(5)	$0	$0	$0
Total	$6,370,365	$0	$11,768,968
Marshall D. Smith
Annual Incentive Award(1)	$750,000	$0	$750,000
RSU Awards(2)	$604,016	$0	$1,528,369
PSU Awards(3)	$252,307	$0	$882,672
PIA Awards(4)	$1,320,959	$0	$1,850,000
Option Awards(5)	$0	$0	$0
Total	$2,927,282	$0	$5,011,041
Darren Williams
Annual Incentive Award(1)	$510,000	$0	$510,000
RSU Awards(2)	$347,248	$0	$863,042
PSU Awards(3)	$139,431	$0	$487,787
PIA Awards(4)	$701,336	$0	$981,250
Option Awards(5)	$0	$0	$0
Total	$1,698,015	$0	$2,842,079
Charles F. Weiss
Annual Incentive Award(1)	$425,000	$0	$425,000
RSU Awards(2)	$375,195	$0	$927,351
PSU Awards(3)	$146,075	$0	$511,030
PIA Awards(4)	$767,945	$0	$1,075,000
Option Awards(5)	$0	$0	$0
Total	$1,714,215	$0	$2,938,381
Shawn M. Kerns
Annual Incentive Award(1)	$450,000	$0	$450,000
RSU Awards(2)	$282,498	$0	$750,594
PSU Awards(3)	$152,714	$0	$534,255
PIA Awards(4)	$473,315	$0	$665,000
Option Awards(5)	$0	$0	$0
Total	$1,358,527	$0	$2,399,849

(1)

The annual incentive award provides for a pro rata payout in the event of death or disability at any time during the year and in the event of retirement with consent or termination without cause after June 30, 2018. Amount shown is the annual incentive award that would have been payable, based on the amounts that were approved by the Compensation Committee as disclosed in the Summary Compensation Table.

(2)

In the event of retirement with consent, termination without cause, death or disability, a pro rata portion of the RSU awards would be forfeited. In the event of death or disability, the remainder would become payable immediately. In the event of change in control with termination as a result of the change in control, the full awards would be payable immediately. Amounts shown represent the product of the number of shares/units that become vested upon occurrence of the indicated event and $17.04, the closing price of CRC common stock on December 31, 2018, the last trading day of the year.

(3)

In the event of retirement with consent or termination without cause, a pro rata portion of the PSU Awards would be forfeited and the remainder would remain subject to the performance criteria through the award certification date. In the event of death or disability, a pro rata portion of the target award would become payable immediately. In the event of change in control with termination as a result of the change in control, the award, adjusted for actual performance through the event date, would be payable immediately. Amounts shown reflect target payout and represent the product of the number of units that would have become vested upon occurrence of the indicated event and $17.04, the closing price of CRC common stock on December 31, 2018, the last trading day of the year.

(4)

In the event of retirement with consent or termination without cause, a pro rata portion of the PIA target incentive amount would be forfeited and the remainder would remain subject to the performance criteria through the award certification date. In the event of death or disability, a pro rata portion of the target incentive amount would become payable immediately. In the event of change in control with termination as a result of the change in control, the target incentive amount, adjusted for actual performance through the event date, would be payable immediately. Amounts shown reflect target payout.

(5)

Under the terms of the option awards, options become (i) vested fully or prorated based upon the earlier of the executive’s termination of employment for retirement, disability, death, or involuntary termination or (ii) fully vested upon termination of employment as a result of a change in control. Option award values are $0 because in each case the option exercise price was greater than $17.04, the price of CRC common stock on December 31, 2018.

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2019 PROXY STATEMENT

 Director Compensation

Director Compensation

Program Objectives

Our director compensation program is designed to be consistent with the programs of our peer companies. The following matters were considered important to development of our director compensation program:

•	Market practices of our peer companies targeting a compensation package that is at or below the median of this group.
•	The need to recruit and retain independent directors.

Program Elements

For 2018, the cash retainer was reduced and equity award was increased, as described below, to more closely align with the median of our peer companies, while providing a greater portion of the director compensation in shares. The elements of our 2018 outside director compensation program were as follows:

•	An annual cash board retainer of $90,000, paid in equal monthly installments, reduced from $100,000 in prior years.
•	An additional annual cash retainer of $100,000 for our Chairman.
•	An additional annual cash retainer of $25,000 for the Lead Independent Director.
•	An additional annual cash retainer of $20,000 for the audit and compensation committee chairpersons and $15,000 for the other committee chairpersons.
•	An annual equity award relating to our common stock equivalent to $175,000 on the grant date, which generally vests one year following the grant date, increased from $150,000 in prior years.
•

A stock ownership guideline of five times the annual cash board retainer applies to outside directors and must be attained within five years of election to our Board of Directors. Since the Spin-off occurred on November 30, 2014, the outside directors have until November 30, 2019 or later to meet the target ownership levels.

2018 Compensation of Directors

The following table sets forth the total compensation for 2018 for each of the non-employee directors who served in 2018:

	Fees Earned or Paid in		Change in Pension Value and Nonqualified Deferred		All Other
Name	Cash	Stock Awards(1)	Compensation		Compensation		Total
William E. Albrecht	$193,333	$175,020	$2,433	(2)	$47,775	(3)	$418,561
Justin A. Gannon	$113,333	$175,020	$0		$0		$288,353
Ronald L. Havner, Jr.	$33,333	$0	$0		$0		$33,333
Harold M. Korell	$119,583	$175,020	$0		$0		$294,603
Harry T. McMahon	$113,333	$175,020	$0		$5,000	(3)	$293,353
Richard W. Moncrief	$108,333	$175,020	$0		$0		$283,353
Avedick B. Poladian	$93,333	$175,020	$0		$15,000	(3)	$283,353
Anita M. Powers	$86,667	$175,020	$0		$0		$261,687
Laurie A. Siegel	$27,000	$105,003	$0		$0		$132,003
Robert V. Sinnott	$108,333	$175,020	$0		$0		$283,353

(1)

Stock Awards represent the aggregate grant date fair value attributable to restricted stock unit (“RSU”) awards granted in 2018 determined in accordance with ASC Topic 718, excluding any estimated forfeitures. The awards were valued based on the

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2019 PROXY STATEMENT

 Director Compensation

closing price of CRC common stock on the dates of the grants, which were $33.06 per share for the grant made on May 10, 2018, and $30.13 per share for the grant made on October 30, 2018. The number of units granted was calculated based on the target value of the grant divided by the closing price of CRC common stock on the date of the grant, resulting in grants of 5,294 units and 3,485 units, respectively. Additional detail regarding assumptions underlying these share-based awards is included in Note 11 to the Consolidated Financial Statements in CRC’s 10-K for the year ended December 31, 2018. The RSU awards will vest at the end of one year from the grant date or, if earlier, upon the occurrence of a change in control or the outside director’s termination of service by reason of death or disability. As of December 31, 2018, each of the outside directors, except for Ms. Siegel, held 5,294 restricted stock units which will vest on May 10, 2019. Mr. Albrecht also held 127,678 stock options. Ms. Siegel held 3,485 restricted stock units which will vest on October 30, 2019.

(2)

Amount shown is the portion of interest credited in 2018 on nonqualified deferred compensation balances that was in excess of 120% of the long-term applicable federal rate, compounded monthly, as prescribed under Section 1274(d) of the Code.

(3)

For Mr. Albrecht, includes dividend equivalents of $2,775 paid upon vesting of the PSU award granted in 2015 while Mr. Albrecht was an employee. Remaining amounts attributable solely to charitable matching gifts.

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2019 PROXY STATEMENT

 Stock Ownership Information

Stock Ownership Information

Security Ownership of Directors, Management and Certain Beneficial Holders

The following table sets forth certain information regarding beneficial ownership of common stock as of March 11, 2019 (unless otherwise indicated) of (1) each person known by us to own beneficially more than 5% of our outstanding common stock (based on Schedule 13G or Schedule 13D filings with the SEC), (2) our named executive officers (as defined herein), (3) each of our directors and director nominees, and (4) all of our executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person.

	Amount of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Class(3)
Masters Capital Management, LLC (4)	3,800,000	7.79%
The Vanguard Group (5)	3,689,441	7.56%
State Street Corporation (6)	3,289,035	6.74%
BlackRock, Inc. (7)	3,263,108	6.69%
William E. Albrecht	243,172	*
Justin A. Gannon	28,577	*
Harold M. Korell	39,161	*
Harry T. McMahon	48,773	*
Richard W. Moncrief	22,676	*
Avedick B. Poladian	24,434	*
Anita M. Powers	5,842	*
Laurie A. Siegel	—	*
Robert V. Sinnott	22,576	*
Todd A. Stevens	434,548	*
Shawn M. Kerns	99,143	*
Marshall D. Smith	217,264	*
Charles F. Weiss (8)	131,219	*
Darren Williams	133,490	*
Executive officers and directors as a group (consisting of 17 persons)	1,704,598	3.49%

*	Less than 1%.
(1)	Unless otherwise noted below, the address for each beneficial owner is c/o California Resources Corporation, 27200 Tourney Road, Suite 315, Santa Clarita, California 91355.
(2)

Includes the following number of options which are exercisable within 60 days: Albrecht – 127,678; Stevens – 235,482;   Kerns – 52,190; Smith – 123,898; Weiss – 75,176; Williams – 82,435; Executive officers and directors as a group – 824,533.

(3)	Except as otherwise noted below, based on total shares outstanding of 48,799,261 as of March 11, 2019.
(4)

Based on a Schedule 13G filed with the SEC on February 14, 2019 by Masters Capital Management, LLC (“Masters”). Masters has (i) shared voting power with respect to 3,800,000 shares of common stock, and (ii) shared dispositive power with respect to 3,800,000 shares of common stock. Master’s address is 3060 Peachtree Road, Suite 1425, Atlanta, Georgia 30305.

(5)

Based on a Schedule 13G filed with the SEC on February 11, 2019 by The Vanguard Group (“Vanguard”). Vanguard has (i) sole voting power with respect to 45,432 shares of common stock, (ii) shared voting power with respect to 5,990 shares of common stock; (iii) sole dispositive power with respect to 3,643,370 shares of common stock, and (iv) shared dispositive power with respect to 46,071 shares of common stock. Vanguard’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)

Based on a Schedule 13G filed with the SEC on February 14, 2019 by State Street Corporation (“State Street”). State Street has (i) shared voting power with respect to 3,107,060 shares of common stock, and (ii) shared dispositive power with respect to 3,289,011 shares of common stock. State Street’s address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

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2019 PROXY STATEMENT

 Stock Ownership Information; Proposals Requiring Your Vote

(7)

Based on a Schedule 13G filed with the SEC on February 4, 2019 by BlackRock, Inc. (“BlackRock”). BlackRock has (i) sole voting power with respect to 3,141,955 shares of common stock, and (ii) sole dispositive power with respect to 3,263,108 shares of common stock. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(8)	Includes 2,076 shares of common stock held in the Weiss Family Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and related regulations require our Section 16 officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Section 16 officers, directors and greater than 10% beneficial owners are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms we received, we believe that, during the fiscal year ended December 31, 2018, our Section 16 officers, directors and greater than 10% beneficial owners timely complied with all applicable filing requirements of Section 16(a).

Proposals Requiring Your Vote

Proposal 1: Election of Directors

In 2019, all ten incumbent directors have been nominated by the Board of Directors for reelection through the 2020 annual meeting.

A brief statement about the background and qualifications of each nominee is given above under “Our Board of Directors.” If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by our Board or our Board of Directors may determine to reduce the size of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE

“FOR” EACH OF THE DIRECTOR NOMINEES IDENTIFIED ABOVE.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee appointed, and the Board of Directors ratified the appointment of, KPMG LLP, independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2019. The Board of Directors recommends that stockholders vote for the ratification of this appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the board believes that the change would be in the best interests of CRC and its stockholders. If the stockholders vote against ratification, the Board of Directors will reconsider its selection.

KPMG LLP has served as our independent registered public accounting firm and audited our financial statements beginning with the fiscal year ended December 31, 2014.

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2019 PROXY STATEMENT

 Proposals Requiring Your Vote

Set forth below are the aggregate fees incurred by us for professional services rendered by KPMG LLP, the independent registered public accounting firm, for the years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees (1)	$2,135,000	$2,090,000
Audit-Related Fees (2)	737,480	501,750
Tax Fees	—	—
All Other Fees	—	—
Total	$2,872,480	$2,591,750

(1)

Audit Fees represent the aggregate fees for professional services provided in connection with the annual audit of our financial statements included in the Form 10-K and the reviews of our quarterly financial statements.

(2)	Audit-Related Fees are primarily for the audits of our benefit plans, other audits, consents, comfort letters and certain financial accounting consultation.

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) our independent registered accounting firm provides to us. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee approved or pre-approved all such services for CRC by our independent registered accounting firm in 2018 and 2017.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 2 TO RATIFY THE APPOINTMENT

OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM, KPMG LLP, FOR FISCAL 2019.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to provide our stockholders with an advisory (nonbinding) vote on the compensation paid to our named executive officers (sometimes referred to as the “say-on-pay” proposal) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion set forth in this proxy statement. Accordingly, you may vote on the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, accompanying compensation tables and narrative discussion, is hereby approved.”

This vote is nonbinding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

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2019 PROXY STATEMENT

 Proposals Requiring Your Vote

As described above in detail under the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program is designed to attract and retain talented executives and also to motivate our executives to achieve our designated goals and thereby create a successful company enhancing shareholder value. This advisory, nonbinding say-on-pay vote does not cover director compensation, which is also disclosed in the accompanying compensation tables.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” PROPOSAL 3 ON THE ADVISORY VOTE TO APPROVE

NAMED EXECUTIVE OFFICER COMPENSATION.

Proposal 4: Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan

The Board of Directors believes that long-term incentive awards are a critical component of our compensation programs to be able to attract, retain and incentivize our employees, executives, and non-employee directors and to align their interests with those of stockholders through increased stock ownership. Our compensation program emphasizes performance-based long-term incentive awards to promote executive and employee behaviors that drive value creation that leads to long-term growth in shareholder value. The Board of Directors has determined that the current number of shares available for grants under the existing California Resources Corporation Long-Term Incentive Plan (the “Existing LTIP”) is not sufficient to meet the objectives of our compensation program going forward. Accordingly, the Board of Directors has adopted and proposes that the stockholders approve an amendment and restatement of the plan to increase the number of shares of common stock available for grant by 2,575,000 and to make other changes to the plan as described below.

Background and Purpose

Pursuant to the terms of the Existing LTIP, stock, stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, cash awards and similar securities with a value derived from the value of our common stock or other Company securities may be awarded to officers, employees, consultants and directors selected for participation.

The Existing LTIP authorizes awards to be granted covering up to 4,700,000 shares of our common stock, as adjusted to reflect the 1:10 reverse split that occurred on May 31, 2016, and subject to further adjustment in accordance with the terms of the Existing LTIP upon certain changes in capitalization and similar events. As of February 28, 2019, there were approximately 22,922 shares of common stock available for new awards under the Existing LTIP.

On February 19, 2019, the Board of Directors determined that it is in the best interest of CRC to amend and restate the Existing LTIP (the “Amended LTIP”), subject to stockholder approval, to implement the following primary revisions: (i) increase the number of authorized shares of common stock to 7,275,000; (ii) prohibit the award of dividend equivalents in connection with stock options, stock appreciation rights, and other non-full value appreciation awards; (iii) provide that dividends on restricted stock and any dividend equivalents on other full-value awards will be subject to restrictions and risk of forfeiture to the same extent as the underlying award with respect to which the dividend or dividend equivalent relates; (iv) eliminate certain provisions that were included in the Existing LTIP for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), but which are no longer needed following the amendment of Section 162(m) of the Code in 2017; and (v) extend the term of the plan to 10 years from the date of approval by stockholders. The proposed increase in the number of shares authorized for issuance under the plan is expected to provide flexibility to enable the continued use of the Amended LTIP for stock-based grants and awards consistent with the objectives of our compensation program for three or more years while attempting to minimize dilution to stockholders.

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2019 PROXY STATEMENT

 Proposals Requiring Your Vote

Set forth in the table below is information regarding awards outstanding and shares of common stock available for grant under the Existing LTIP as of February 28, 2019.

As of February 28, 2019:
Stock options outstanding	1,429,479
Weighted average exercise price of stock options outstanding	$ 58.93
Weighted average remaining contractual life of stock options outstanding	3.7 years
Shares subject to outstanding restricted stock and other full value awards (unvested and unearned)	1,274,627
Shares remaining available for grant under the Existing LTIP	22,922

For additional information regarding stock-based awards previously granted, please see Note 11 to Consolidated Financial Statements disclosed in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2018. As of February 28, 2019, there were 48,799,261 shares of our common stock outstanding. The closing price per share of our common stock on the New York Stock Exchange as of March 11, 2019 was $21.26.

The effective date of the Amended LTIP will be the date of the Annual Meeting if the plan is approved by the stockholders of the Company on such date. If the proposed Amended LTIP is not so approved by our stockholders, then the Existing LTIP will remain in effect in its present form.

Summary of Features of the Amended LTIP

The following is a summary of the principal features of the Amended LTIP and is qualified in its entirety by reference to the full text of the Amended LTIP, which is attached to this Proxy Statement as Annex B. Capitalized terms not otherwise defined below have the meanings ascribed to them in the Amended LTIP.

Administration

Our Amended LTIP is administered by a subcommittee of the Compensation Committee of the Board of Directors (the “Compensation Committee” for purposes of this Proposal), which is and will be composed of at least two of our independent directors. Subject to the provisions of the Amended LTIP, the Compensation Committee has the authority to select the participants who will receive the grants and awards, to determine the type and terms of the grants and awards, and to interpret and administer the Amended LTIP. The Compensation Committee may delegate to our CEO the authority with respect to grants of awards to any eligible person who is not then subject to Section 16 of the Securities Exchange Act of 1934, as amended, to the extent not inconsistent with applicable laws or regulations.

Shares Available for Grant or Award; Award Limits

The total number of shares of common stock authorized for grant or award under the Existing LTIP is 4,700,000. As of February 28, 2019, the number of shares of common stock available for future grants or awards was approximately 22,922.

The Amended LTIP will increase the number of shares of common stock authorized for awards under the plan by 2,575,000 shares, bringing the aggregate maximum number of shares of common stock authorized for grants or awards to 7,275,000.

Under the Amended LTIP, no more than 7,275,000 shares of common stock may be issued after October 6, 2014 (the original effective date of the Existing LTIP), pursuant to incentive options (which amount is included within the aggregate limit described in the preceding paragraph). The maximum number of shares of common stock for which options and stock appreciation rights (“SARs”) may be granted to any one person during any calendar year is 1,000,000. No individual may be granted other awards under the Amended LTIP (other than options and SARs) during any calendar year that are denominated in shares of common stock with respect to more than 1,000,000 shares. In addition, the maximum amount of compensation that may be paid under all

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2019 PROXY STATEMENT

 Proposals Requiring Your Vote

Performance-Based Awards that are not denominated in shares of common stock (including the Fair Market Value of any shares of common stock paid in satisfaction of such Performance-Based Awards) granted to any one individual during any calendar year may not exceed $20,000,000 (and any payment due with respect to such a Performance-Based Award shall be paid no later than 10 years after the date of grant of such Performance-Based Award).

Shares of common stock covered by an award that expire or are forfeited, cancelled, or for any reason are terminated or fail to vest will be available for subsequent awards under the Amended LTIP. Shares covered by an option or SAR that expires or terminates prior to exercise and shares of restricted stock returned to us upon forfeiture will be available for subsequent awards. Shares of common stock tendered or withheld to satisfy an exercise price or tax withholding obligation for an award and shares of common stock we repurchase using option proceeds will not again be available for issuance under the Amended LTIP. Shares subject to options or SARs that are exercised will not again be available for issuance under the plan.

In addition to the limits described above, the Amended LTIP includes a limit on the awards that can be made under the plan to each non-employee director. Under the Amended LTIP, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the plan to any individual, non-employee director during any single calendar year cannot exceed $750,000, determined without regard to grants of awards made under the plan to a non-employee director during any period in which such individual was employee or contractor.

Eligibility

Our officers, employees and consultants, as well as our non-employee directors, are eligible to receive awards in the Amended LTIP. As of February 28, 2019, we had 8 executive officers, approximately 1,500 other current employees, approximately 25 consultants and 9 non-employee directors who were eligible to participate in the Amended LTIP.

Types of Awards

Options and Stock Appreciation Rights

An option is the right to purchase shares of common stock at a future date at a specified price. The Amended LTIP provides for two types of options: incentive options and nonstatutory options. An SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR. Each option and SAR will have the term, and will be exercisable in whole or in such installments and at such times as, specified by the Compensation Committee at the time of grant, but in no event will an option or SAR be exercisable after the expiration of 10 years from the date of grant.

Subject to the special limitations on incentive options described below, the option price per share of common stock subject to an option and the base price of any SAR will be determined by the Compensation Committee at the time of grant, but, subject to certain adjustments, such option price and  base price will not be less than the fair market value of a share of common stock on the date of grant of such award.

No options, SARs or other non-full value appreciation awards granted under the Amended LTIP may vest less than one year from the date of grant; provided, however, that up to 5% of the available shares under the Amended LTIP as of the date it is approved by our stockholders may be subject to options, SARs or other non-full value appreciation awards that vest (in full or in part) in less than one year from their date of grant. In addition, any option SAR or other non-full value appreciation award granted under the Amended LTIP may vest in full or in part upon death or disability of the participant, or upon a change in control, and such vesting will not count against the 5% exception described in the preceding sentence.

No incentive option may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation unless (a) at the time such option is granted the option price is at least 110% of the fair market value of the common stock subject to the option and (b) such option by its terms is not exercisable after the expiration of five years from the date of grant.

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2019 PROXY STATEMENT

 Proposals Requiring Your Vote

To the extent that the aggregate fair market value (determined at the time each relevant incentive option is granted) of common stock subject to incentive options are exercisable for the first time by an employee during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such incentive options will be treated as nonstatutory options. The Compensation Committee will determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a participant’s incentive options will no longer constitute incentive options because of such limitation and will notify the participant of such determination as soon as practicable after such determination.

Restricted Stock Awards

Typically, a restricted stock award is an award of a fixed number of shares of common stock subject to certain restrictions and other terms and conditions. A restricted stock award will be subject to restrictions on disposition by a participant and may include an obligation of the participant to forfeit and surrender the shares to the Company under certain circumstances (the “Restrictions”). The Restrictions will be determined by the Compensation Committee, and each restricted stock award may have different Restrictions. The Compensation Committee may provide that the Restrictions will lapse upon (a) the attainment of one or more performance measures, (b) the participant’s continued employment with the Company or continued service as a consultant or director for a specified period of time, (c) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion or (d) a combination of any of the foregoing. The Compensation Committee will determine the amount and form of any payment for common stock received pursuant to a restricted stock award, provided that in the absence of such a determination, a participant will not be required to make any payment for common stock received pursuant to a restricted stock award, except to the extent otherwise required by law.

Stock Bonuses

The Compensation Committee may grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Compensation Committee. The number of shares so awarded will be determined by the Compensation Committee and may be granted independently or in lieu of a cash bonus.

Stock Units

Stock units (or phantom share units) are not actual shares of common stock but, rather, represent a right to receive shares of common stock (or the value thereof) upon the satisfaction of certain specified terms and conditions. Stock units are generally credited to a recordkeeping account, and the value of a stock unit is typically based upon the value of an actual share of common stock.

Dividend Rights or Equivalents

Dividend rights or equivalents are amounts payable in cash or shares of common stock (or additional stock units that may be paid in shares of common stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based award was granted.

No dividend equivalents will be granted in connection with stock options, stock appreciation rights or other non-full value appreciation awards granted under the Amended LTIP from and after it becomes effective.  In addition, the Amended LTIP provides that dividends on restricted stock and any dividend equivalents on other full-value awards granted from and after the Amended LTIP becomes effective will be subject to restrictions and risk of forfeiture to the same extent as the underlying award with respect to which the dividend or dividend equivalent relates.

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Other Awards

Subject to the terms of the Amended LTIP and applicable legal requirements, the Compensation Committee may grant other awards that are valued, denominated, paid or otherwise based on or related to common stock. The Compensation Committee will determine all of the terms and conditions of all such awards, including, without limitation, method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an award. Cash awards may also be granted as separate awards, or as supplements to any other awards under the Amended LTIP.

Performance-Based Awards

A “Performance-Based Award” is an award whose grant, vesting, exercisability or payment depends upon the satisfaction of any one or more “Performance Goals.” Performance-Based Awards may be stock-based (payable in common stock only or in cash or common stock) or may be cash-only awards. A Performance-Based Award also includes an option or SAR granted with an exercise or base price not less than fair market value of a share of common stock on the date of grant. The performance period applicable to a Performance-Based Award may be up to 10 years.

Performance Goals are established by the Compensation Committee and may consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria.  The Performance Goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. In addition, subject to any limitations under Section 162(m) of the Code (prior to its amendment in 2017) with respect to awards granted under the Existing LTIP that are intended to constitute “performance-based compensation,” such performance measures may be subject to adjustment by the Compensation Committee for changes in accounting principles, to satisfy regulatory requirements and other specified extraordinary, unusual or infrequent items or events.

Each agreement for a performance award will explain (i) the maximum amount that may be earned in the form of cash or shares of common stock, as applicable, (ii) the performance goal or goals and level of achievement that will apply to the award, (iii) the performance period over which performance is measured, and (iv) other terms that the Compensation Committee may determine that are not inconsistent with the Amended LTIP.

Prior to the payment of any compensation pursuant to a Performance-Based Award, the Compensation Committee must determine that the applicable performance goal or goals and other material terms of the award have been satisfied. The Compensation Committee also has the authority to reduce or increase the amount payable in cash and the number of shares of common stock to be issued, retained or vested pursuant to a performance award, except no such increase is permitted in the case of awards made under the Existing LTIP that were intended to constitute “performance-based compensation” under Section 162(m) of the Code (prior to its amendment in 2017).

Adjustments

The Compensation Committee is authorized under the Amended LTIP to make adjustments to awards and their terms and conditions in the event of extraordinary dividends or other extraordinary distributions, reclassifications, recapitalizations, stock splits (including a stock split in the form of a stock dividend), reverse stock splits, reorganizations, mergers, combinations, consolidations, split-ups, spin-offs, repurchases or exchanges, the sale of substantially all of the assets of the Company or any other similar, unusual, infrequent or extraordinary corporate transaction (or event in respect of the common stock). These adjustments may include, among other things: (a) changes to (i) the number and type of shares (or other securities) that thereafter may be made subject to awards (including the specific maxima and numbers of shares and individual award limitations included in the Amended LTIP), (ii) the number, amount and type of shares (or other securities or property) subject to outstanding awards, (iii) the grant, purchase or exercise price of outstanding awards, (iv) the securities, cash or other property deliverable under outstanding awards or (v) the performance goals appropriate to outstanding awards; or (b) making provision for a cash payment or for the substitution or exchange of outstanding awards or the cash, securities or property deliverable to the holder of the award.

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If the Company recapitalizes, reclassifies its capital stock or otherwise changes its capital structure or another change or event occurs that constitutes an “equity restructuring” pursuant to certain accounting standards (a “recapitalization”), (a) the Compensation Committee will equitably adjust the number and class of shares (or other securities or property) covered by each outstanding award and the terms and conditions, including the exercise price and performance criteria (if any), of such award to equitably reflect such recapitalization and will adjust the number and class of shares (or other securities or property) with respect to which awards may be granted after such recapitalization and (b) the Compensation Committee will make a corresponding and proportionate adjustment with respect to the maximum number of shares (or other securities) that may be delivered with respect to awards under the Amended LTIP, the individual award limitations and the class of shares (or other securities) available for grant.

Vesting of Grants and Awards Following Change in Control

With respect to grants and awards made on or after May 4, 2016, in the event of a change in control while the holder of the grant or award is employed by or otherwise providing services to CRC or an affiliate followed by the termination of employment or such services as a result of the change in control, unless otherwise overridden by the Compensation Committee, each such grant or award will become immediately vested and fully exercisable upon such termination and any restrictions applicable to the grant or award will lapse on that date, provided that any performance award with performance-based vesting will vest upon such termination based on the level of achievement of the applicable performance goal as determined by the Compensation Committee.

Amendment and Duration of the Amended LTIP

Our Board of Directors may at any time amend, suspend or terminate the Amended LTIP but may not, without the approval of our stockholders:

•increase the maximum number of shares subject to the Amended LTIP;

•reduce the exercise price per share covered by options below the price specified in the Amended LTIP;

•permit the “re-pricing” of options or SARs, or permit the cancellation of “underwater” options or SARs in return for cash or other consideration; or

•amend the Amended LTIP in any other manner if such amendment requires stockholder approval by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted.

Additionally, our Board of Directors may not, without the consent of the recipient, amend or cancel any outstanding award in a manner that adversely affects the recipient in a material way.

No award may be granted under the Amended LTIP on or after the tenth anniversary of the date upon which the plan is approved by our stockholders.

United States Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences arising from grants and awards under the Amended LTIP. The tax consequences vary depending upon particular circumstances. The income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Status of Options

Options granted under the Amended LTIP may be either incentive options or nonstatutory options. The tax consequences both to the participant and the Company will differ depending on whether an option is an incentive option or a nonstatutory option.

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Nonstatutory Options

As a general rule, no federal income tax is imposed on the participant upon the grant of a nonstatutory option, and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a nonstatutory option, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option price paid for such shares. There is no item of tax preference upon such exercise. Upon a subsequent disposition of the shares received upon exercise of a nonstatutory option, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. Upon a participant’s exercise of a nonstatutory option, and subject to the application of Section 162(m) of the Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the participant assuming the Company timely satisfies any federal income tax reporting requirements.

Incentive Options

No federal income tax is imposed on the participant upon the grant or exercise of an incentive option, except as described below under the caption “Alternative Minimum Tax.” If the Participant does not dispose of shares acquired pursuant to the exercise of an incentive option within two years after the date the option was granted or within one year after exercise, the difference between the option price and the amount realized on a subsequent disposition of the shares would be treated as capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired.

If, however, a participant disposes of shares acquired pursuant to his exercise of an incentive option prior to the end of the two-year or one-year holding period noted above, the disposition would be treated as a disqualifying disposition. The participant would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on such sale) over the option price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as capital gain. In such event, and subject to the application of Section 162(m) of the Code, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the participant.

Payment of Option Price in Stock

In the case of a nonstatutory option, if the option price is paid by the delivery of shares of common stock previously acquired by the participant having a fair market value equal to the option price (“Previously Acquired Stock”), gain or loss would not be recognized on the exchange of the Previously Acquired Stock for a like number of shares pursuant to such exercise of the option. The participant’s basis in the number of shares of common stock received equal to the Previously Acquired Stock would be the same as his basis in the Previously Acquired Stock. The participant would, however, be treated as receiving compensation taxable as ordinary income equal to the fair market value on the date of exercise of the shares of common stock received in excess of the number of shares of Previously Acquired Stock, and the participant’s basis in such excess shares would be equal to their fair market value at the time of exercise.

In the case of an incentive option, the federal income tax consequences to the participant of the payment of the option price with Previously Acquired Stock will depend on the nature of the Previously Acquired Stock. If the Previously Acquired Stock was acquired through the exercise of a qualified stock option, an incentive option or an option granted under an employee stock purchase plan (a “Statutory Option”) and if such Previously Acquired Stock is being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Stock. If the Previously Acquired Stock was acquired other than pursuant to the exercise of a statutory option, or was acquired pursuant to the exercise of a statutory option but has been held for the applicable minimum statutory holding period, no gain or loss would be recognized on the exchange. In either case, (a) the participant’s basis in the number of shares received equal to the number of shares of Previously Acquired Stock exchanged is the same as his basis in the Previously Acquired Stock, increased by any income recognized upon the disqualifying disposition of the Previously Acquired Stock, (b) the participant’s basis in the shares received in excess of the number of Previously Acquired Stock is zero, and (c) the other incentive option rules would apply.

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Stock Appreciation Rights

A participant who has been granted an SAR will not realize taxable income upon the grant of such award. Upon the exercise of the SAR, a participant will generally recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (a) the amount of cash and the fair market value of the shares of common stock received, over (b) the base price of the SAR. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR that equals the fair market value of such shares on the date of exercise. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Restricted Stock

A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the applicable restrictions constitute a substantial risk of forfeiture for federal income tax purposes.  When the risk of forfeiture with respect to the common stock subject to such award lapses, the participant will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time over the amount, if any, paid for the shares, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the participant before the risk of forfeiture lapses will also be compensation income to the participant when paid and, subject to Section 162(m) of the Code, deductible as such by the Company.  Notwithstanding the foregoing, if allowed under the terms of the award, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award on the fair market value of the shares of common stock on the date of the award over the amount, if any, paid for such shares, in which case the Company, subject to Section 162(m) of the Code, will be entitled to a deduction at the same time and in the same amount, and there will be no further federal income tax consequences with respect to the restricted stock award when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award to the participant and is irrevocable. All dividends or distributions with respect to a restricted stock award for which such an election has been made and which are paid to the participant before the risk of forfeiture lapses will be taxable as dividend income to the participant when paid and not deductible by the Company.

Stock Units

A participant who has been granted a stock unit (or phantom share unit) generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  At the time of payment, whether a stock unit is paid in cash or shares of common stock, the Participant will have taxable compensation and, subject to the application of Section 162(m) of the Code, the Company will have a corresponding deduction. The measure of such income and deduction, if any, will be the amount of any cash paid and the fair market value of the shares either at the time the stock unit is paid or at the time any restrictions (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed on the shares and whether the participant elects to be taxed without regard to any such restrictions.

Other Awards

The tax treatment of other awards will depend on the particular terms and conditions of the award. As a general rule, at the time the award vests (or, if the award is not subject to a vesting requirement, at the time the award is granted) the participant will recognize taxable income and, subject to the application of Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon.

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Section 162(m) of the Code

Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year with respect to each of certain of the corporation’s current and former executive officers, including any compensation relating to an award granted under a plan similar to the Amended LTIP. However, certain awards under the Existing LTIP may qualify for an exception to this limitation as compensation intended to constitute “performance-based compensation” prior to the amendment of Section 162(m) of the Code in 2017.

Parachute Payment Sanctions

Certain provisions in the Amended LTIP or included in an agreement incident to the plan may afford a participant special protections or payments that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” which, when aggregated with other parachute payments received by the participant, if any, could result in the participant’s receiving “excess parachute payments” (a portion of which would be allocated to those protections or payments derived from the plan). The Company would not be allowed a deduction for any such excess parachute payments and the participant would be subject to a nondeductible 20% excise tax upon such payments in addition to income tax otherwise owed with respect to such payments.

General

The Amended LTIP is not qualified under Section 401(a) of the Code.

The foregoing summary is for general information only and is intended to summarize the United States federal income tax consequences to participants arising from common transactions under the Amended LTIP. This description is based upon the applicable provisions of the Internal Revenue Code as currently in effect and the Treasury Regulations and proposed Treasury Regulations and Internal Revenue Service rulings thereunder, which are subject to change (possibly retroactively). The tax treatment of a participant in the plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed above. In addition, Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder. Although the Company intends for awards issued under the Amended LTIP to comply with Section 409A of the Code, no assurance can be given that they will. Each participant should consult his or her own tax advisor regarding the specific tax consequences of participation in the plan, including the application of any state, local and foreign tax laws which may differ from the United States federal tax treatment and the effect of other state, local and foreign laws, including community property laws.

Clawback

To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board of Directors or the Compensation Committee, awards and amounts paid or payable with respect to awards will be subject to the provisions of any applicable clawback policies or procedures adopted by the Company. The clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of awards and amounts paid or payable with respect to awards. In addition, the Company reserves the right, without the consent of any participant or beneficiary, to adopt any such clawback policies and procedures, including such policies and procedures that have retroactive effect.

Effective November 4, 2015, the Board of Directors adopted the Compensation Recoupment and Clawback Policy, which provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the Company will have the right, as to any “Covered Employee,” to cause the Company to require the reimbursement by the Covered Employee, to the extent permitted by applicable law, of all or a portion of any incentive compensation. The full text of the policy can be found on the Company’s website at www.crc.com.

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New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the Amended LTIP are subject to the discretion of the Compensation Committee and the Board of Directors, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted to eligible individuals in the future under the Amended LTIP. Therefore, the New Plan Benefits Table is not provided.

Existing Plan Benefits

The following table sets forth, for each of our named executive officers and certain groups, the number of shares of our common stock that are subject to outstanding stock option grants under the Existing LTIP as of February 28, 2019. No stock option awards have been granted under the Existing LTIP to any associate of a non-employee director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of awards granted under the Existing LTIP.

Existing LTIP Stock Options

Number of Shares of Common Stock Subject to Stock Options
Todd A. Stevens President and Chief Executive Officer	311,779
Marshall D. Smith Senior Executive Vice President and Chief Financial Officer	151,985
Darren Williams Executive Vice President–Operations and Geoscience	97,916
Charles F. Weiss Executive Vice President–Public Affairs	91,376
Shawn M. Kerns Executive Vice President–Operations and Engineering	68,916
All current executive officers as a group (8 persons)	892,410
All current non-executive directors as a group (9 persons)	127,678
All current employees, including all current officers who are not executive officers, as a group	1,429,479

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth information relating to the number of shares authorized for issuance with respect to the equity compensation plans available to directors, officers, employees, and consultants of the Company at February 28, 2019.

a)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	b)	Weighted-average exercise price of outstanding options, warrants and rights	c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
2,704,106		$58.93 (a)		679,851 (b)
(a)	Exercise price applies only to approximately 1.4 million options included in column (a) and not to any other awards.
(b)

Includes 656,929 shares available under our 2014 Employee Stock Purchase Plan (ESPP) for purchase at 85% of the lower of the market price at either (i) the beginning of a quarter or (ii) the end of a quarter.

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 Proposals Requiring Your Vote

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” PROPOSAL 4 TO APPROVE THE AMENDED AND RESTATED CALIFORNIA RESOURCES CORPORATION LONG-TERM INCENTIVE PLAN.

Proposal 5(a), Proposal 5(b) and Proposal 5(c): Approval of Amendments to the Certificate of Incorporation to Change Each Supermajority Stockholder Vote Requirement to a Majority Vote Requirement

The Company’s Amended and Restated Certificate of Incorporation, as amended most recently as of May 31, 2016 (the “Charter”), provides in part that:

(1)  Following the date when CRC’s classified board structure expires pursuant to the terms of the Charter, directors may only be removed at any time (a) for Cause upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of CRC entitled to vote generally for the election of directors and (b) without Cause upon the  affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC entitled to vote generally for the election of directors, in the case of each of (a) and (b), acting at a meeting of the stockholders;

(2)  CRC’s Amended and Restated Bylaws (the “Bylaws”) may not be altered, amended, restated or repealed by the stockholders except by the vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC entitled to vote thereon; and

(3) Any alteration, amendment, repeal or restatement of the Fifth Article, the Sixth Article, the Seventh Article, the Eighth Article, the Tenth Article, the Eleventh Article, the Twelfth Article or the Thirteenth Article of the Charter will require the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC entitled to vote thereon.

Our Board of Directors reviews corporate governance practices on a continuing basis. In light of evolving practices and stockholder input, our Board of Directors has determined that it is in the best interests of the Company and its investors to seek to amend the Charter to change each of the supermajority voting requirements to a requirement for an affirmative vote of a majority of outstanding shares. The majority voting requirements will give stockholders enhanced flexibility to change the Company’s governing documents, while ensuring that fundamental changes made by stockholders will be acceptable to the holders of a majority of stockholders. Our Board of Directors will retain the ability to amend the Bylaws.

The proposed amendments may, if adopted, make it easier for one or more stockholders to change the Company’s corporate governance and, therefore, make it more difficult for our Board of Directors to protect other stockholders’ interests. Nevertheless, there are other actions that our Board of Directors can take to protect stockholders’ interests on such occasions.

Our Board of Directors is proposing these amendments for the reasons described above. It does not otherwise have any current plans to amend the Bylaws or any of the Charter provisions described below that currently require a supermajority vote, or to take or propose to take any action contemplated by such provisions, except that if Proposal 5(b) passes, then effective at the same time the Charter changes, the Bylaws will be immediately amended to conform the Bylaws to the Charter and to provide that the Bylaws may be amended by stockholders by the affirmative vote of a majority of outstanding shares. The general description of provisions of our Charter and Bylaws and the proposed amendments set forth here and below are qualified in their entirety by reference to the text of Appendices C-1, C-2 and C-3.

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The Board recommends that the STOCKholders vote

to approve each of the three proposals.

Proposal 5(a): Change the Supermajority Vote Requirement for Stockholders to Remove Directors Without Cause to a Majority Vote Requirement

The Fifth Article (Section 3) of the Charter currently requires the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC entitled to vote for the election of directors in order for directors to be removed without Cause by the stockholders following the date when CRC’s classified board structure expires pursuant to the terms of the Charter. If the stockholders approve this Proposal 5(a), then the Fifth Article (Section 3) of the Charter will allow stockholders to remove directors with or without Cause upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of CRC generally entitled to vote for the election of directors. Appendix C-1 shows the proposed changes to the Fifth Article (Section 3) of the Charter.

The Board recommends that the STOCKholders vote

“for” Proposal 5(a) to Change the Supermajority

Vote Requirement for STOCKholders to Remove

Directors Without Cause to a Majority Vote Requirement.

Proposal 5(b): Change the Supermajority Vote Requirement for Stockholders to Amend the Bylaws to a Majority Vote Requirement

The Eighth Article of the Charter currently provides that the stockholders can amend the Bylaws only by the affirmative vote of the holders of at least 75% of voting power of the outstanding shares of stock of CRC entitled to vote thereon. If the stockholders approve this Proposal 5(b), then the Eighth Article of the Charter will allow stockholders to amend the Bylaws by an affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of CRC entitled to vote thereon.

In addition, if the stockholders approve this Proposal 5(b), then effective at the same time the Charter changes, the Bylaws will be immediately amended to conform the Bylaws to the Charter and provide that the Bylaws may be amended by stockholders by the affirmative vote of a majority of outstanding shares. Currently, Section 8.1 of the Bylaws provides that the stockholders can amend the Bylaws only by the affirmative vote of at least 75% in voting power of the outstanding shares of CRC entitled to vote thereon. The Board has amended the Bylaws, contingent and effective upon a filing of a certificate of amendment of the Eighth Article of the Charter with the Secretary of the State of Delaware in accordance with this Proposal 5(b). If the Board’s amendment becomes effective upon the effectiveness of the Charter amendment following stockholder approval of this Proposal 5(b), the Bylaws will allow stockholders to amend the Bylaws by the affirmative vote of a majority of outstanding shares of stock of CRC entitled to vote thereon.

Therefore, if this Proposal 5(b) is approved by the stockholders, all of the supermajority voting requirements in the Charter and Bylaws regarding the amendment of the Bylaws will be replaced with an affirmative vote of a majority of outstanding shares of stock standard. Appendix C-2 shows the proposed changes to the Eighth Article of the Charter.

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 Proposals Requiring Your Vote

The Board recommends that the STOCKholders vote

“for” Proposal 5(b) to Change the Supermajority

Vote Requirement for STOCKholders to Amend

the Bylaws to a Majority Vote Requirement.

Proposal 5(c): Change the Supermajority Vote Requirement for Stockholders to Amend Certain Provisions of the Certificate of Incorporation to a Majority Vote Requirement

The Tenth Article of the Charter currently requires the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of CRC in order for stockholders to amend certain Charter provisions. These are:

•	The Fifth Article, which addresses various provisions regarding the Board, including with respect to the removal of directors (as set forth in Proposal 5(a));
•	The Sixth Article, which requires stockholders to act by meeting;
•	The Seventh Article, which provides that special meetings of stockholders may only be called by the Chief Executive Officer, the Chairman of the Board or the Board of Directors;
•	The Eighth Article, which addresses amendments to the Bylaws (as set forth in Proposal 5(b));
•	The Tenth Article, which addresses amendments to the Charter (as set forth in this Proposal 5(c));
•	The Eleventh Article, which selects the forum for certain disputes;
•	The Twelfth Article, which addresses director interests in certain business opportunities; and
•	The Thirteenth Article, which states that Section 203 of the Delaware General Corporation Law applies to CRC.

If the stockholders approve this Proposal 5(c), then the Tenth Article of the Charter will allow stockholders to amend the provisions of the Charter described above by an affirmative vote of the outstanding shares of stock of CRC entitled to vote thereon. Appendix C-3 shows the proposed changes to the Tenth Article of the Charter.

The Board recommends that the STOCKholders vote

“for” Proposal 5(c) to Change the Supermajority

Vote Requirement for STOCKholders to Amend

Certain Provisions of the

Certificate of Incorporation

to a Majority Vote Requirement.

Therefore, if Proposal 5(a), 5(b) and 5(c) are approved by the stockholders, all of the supermajority voting requirements in the Charter and Bylaws will be replaced with an affirmative vote of a majority of outstanding shares of stock standard.

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General Information

General Information

Voting Procedures

Record Date

At the close of business on March 11, 2019, the “Record Date” for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, there were 48,799,261 shares of common stock outstanding, each share of which is entitled to one vote. Common stock is the only class of our outstanding securities entitled to receive notice of and to vote at the Annual Meeting.

Appointment of Proxy Holders

Our Board of Directors asks you to appoint Todd A. Stevens and William E. Albrecht as your proxy holders (“Proxy Holders”) to vote your shares at the Annual Meeting. You make this appointment by using one of the voting methods described below.

Quorum and Discretionary Authority

The presence at the Annual Meeting of a majority of shares of our common stock issued and outstanding and entitled to vote, present in person or by proxy, is necessary to constitute a quorum in order to transact business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

The Chairman of the Annual Meeting or, if directed by the Chairman of the Annual Meeting, a majority of the shares so represented, may adjourn the Annual Meeting from time to time, whether or not there is a quorum represented, and the Proxy Holders will vote the proxies they have been authorized to vote at the Annual Meeting in favor of such an adjournment. In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board of Directors have not been received, the Chairman of the meeting or the Proxy Holders may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, the proxies solicited by the Board of Directors will provide the Proxy Holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the Proxy Holders in accordance with the specification.

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General Information

How to Vote Shares Registered in Your Name

If you own shares that are registered in your own name, you are a “registered stockholder” and you may attend the Annual Meeting and vote in person. You also may vote by proxy without attending the Annual Meeting in any of the following ways:

BY INTERNET	BY TELEPHONE	IN PERSON	BY MAIL

You may submit a proxy electronically on the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Please have the Notice of Internet Availability of Proxy Materials in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, on May 7, 2019.

If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available after 11:59 p.m., Eastern Time, on May 7, 2019.

You may vote in person at the Annual Meeting by completing a ballot, which will be available at the Annual Meeting. Please note that attending the Annual Meeting without completing a ballot will not count as a vote.

If you request paper copies of the proxy materials by mail, you may indicate your vote by completing, signing and dating your proxy card and returning it in the reply envelope provided.

For stockholders who have their shares voted by duly submitting a proxy by Internet, telephone or mail, the Proxy Holders will vote all shares represented by such valid proxies in accordance with the stockholders’ instructions. If a stockholder signs and mails a proxy card, but does not indicate how the Proxy Holders should vote, the Proxy Holders will vote in accordance with the Board of Directors’ recommendations as set forth above.

If you received more than one Notice of Internet Availability of Proxy Materials, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each Notice of Internet Availability of Proxy Materials that you receive in order for all of your shares to be voted at the Annual Meeting.

How to Vote Shares Held in “Street Name”

If you hold shares through a brokerage firm, trustee, bank, other financial intermediary or nominee (known as shares held in “street name”), you will receive from that broker, trustee, bank, financial intermediary or other nominee (the “intermediary”) a voting instruction form that will explain how to direct the voting of your shares through the intermediary, which may include the ability to provide voting instructions via the Internet or by telephone.

If your shares are held in street name through a brokerage firm that is a member of the NYSE and you want to vote on any of the proposals to be submitted to a vote at the Annual Meeting (except as to Proposal 2), you MUST indicate how you wish your shares to be voted. The broker will vote shares held by you in street name in accordance with your voting instructions, as indicated on your signed voting instruction form or by the instructions you provide via the Internet or by telephone. Absent such instructions, the proxy submitted by the broker with respect to your shares will indicate that the broker is not able to cast a vote with respect to the matter, which is commonly referred to as a “broker non-vote.” Accordingly, if your shares are held in street name, it is important that you provide voting instructions to the broker or other intermediary so that your vote will be counted. Under NYSE rules, Proposal 2 is considered a “routine matter,” and thus a broker is permitted in its discretion to cast a vote on this proposal as to your shares in the event that you do not provide the broker with voting instructions.

CALIFORNIA RESOURCES CORPORATION    84

2019 PROXY STATEMENT

General Information

If you hold shares in street name and wish to vote your shares in person at the Annual Meeting, you must first obtain a valid proxy from the intermediary. To attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you should follow the instructions under “Attending the Annual Meeting in Person” below.

If you received more than one voting instruction form, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately follow the foregoing voting procedures for each voting instruction form that you receive in order for all of your shares to be voted at the Annual Meeting.

Revoking or Changing a Proxy

If you are a registered stockholder, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting again through the Internet or by telephone prior to 11:59 p.m., Eastern Time on May 7, 2019;
•	requesting, completing and mailing in a new paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials;
•	voting in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or
•

submitting a written notice of revocation to the Corporate Secretary of California Resources Corporation at 27200 Tourney Road, Suite 315, Santa Clarita, California 91355 that is received no later than May 7, 2019.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with that entity’s procedures.

Required Vote and Method of Counting

Proposal 1. Election of Directors

We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. See “Majority Voting for Directors” below. The election of directors involves a matter on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. In such case, a broker non-vote will occur. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the election of directors.

Proposal 2. Ratification of the Appointment of the Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of “ABSTAIN” will have the same effect as a vote “AGAINST.”

CALIFORNIA RESOURCES CORPORATION    85

2019 PROXY STATEMENT

General Information

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation; and
Proposal 4. Approve the Amended LTIP

The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on the matter at the Annual Meeting, is required to approve the recommendations in Proposals 3 and 4. Such proposals involve matters on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. In such case, a broker non-vote will occur. Broker non-votes are not considered and will have no effect on the outcome of Proposals 3 and 4. Abstentions are treated as present or represented and voting and will have the same effect as a vote “AGAINST.”

With respect to Proposal 3, while this vote is required by law, it will neither be binding on the Company or the Board of Directors nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” including the compensation tables that follow, which discusses in detail how our executive compensation program implements our compensation philosophy.

Proposals 5(a), 5(b) and 5(c). Change the Supermajority Vote Requirements to a Majority Vote Requirement for (a) Stockholders to Remove Directors Without Cause; (b) Stockholders to Amend the Bylaws; and (c) Stockholders to Amend Certain Provisions of the Certificate of Incorporation

Stockholders will vote on Proposals 5(a), 5(b) and 5(c) separately, and the approval of each proposal is not conditioned on the approval of the other proposals. The affirmative vote of the holders of at least 75% in voting power of the outstanding shares of our stock entitled to vote at the Annual Meeting is required to approve each of Proposals 5(a), 5(b) and 5(c). Such proposals involve matters on which a broker (or other nominee) does not have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. In such case, a broker non-vote will occur. Abstentions and broker non-votes will have the same effect as votes cast “AGAINST” the approval of these proposals. These charter amendments, if approved, will not be effective until we file certificates of amendment with the Secretary of State of Delaware following the Annual Meeting.

Majority Voting for Directors

We have adopted a majority voting policy with respect to the election of directors to the Board of Directors. In accordance with our Bylaws, in order to be elected as a director, a director nominee must receive more votes cast “FOR” than “AGAINST” his or her election. This policy does not apply if the number of nominees for director exceeds the number of directors to be elected on or after the tenth day preceding the date we first mail the Notice of Annual Meeting, in which case directors shall be elected by a plurality of shares present in person or represented by proxy at the Annual Meeting.

Unless the election is by plurality vote as set forth above, if an incumbent nominee for director receives an equal or greater number of votes cast “AGAINST” than votes cast “FOR” his or her election, the nominee shall promptly tender his or her resignation to the Board of Directors. Such director resignation will become effective upon acceptance by the Board of Directors of such resignation based on any factors deemed relevant by the Board of Directors. The foregoing summary is qualified by the terms of our majority voting policy, which are included in our Bylaws.

CALIFORNIA RESOURCES CORPORATION    86

2019 PROXY STATEMENT

General Information

Method and Cost of Soliciting and Tabulating Votes

The Board of Directors is providing these proxy materials to you in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. In addition to solicitation by mail, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services. In addition, we will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of our stock, and we will reimburse them for postage and clerical expenses. We will bear the costs of the solicitation, including the cost of the preparation, assembly, printing and, where applicable, mailing of the Notice of Internet Availability of Proxy Materials, the Notice of the 2019 Annual Meeting of Stockholders, this proxy statement, the proxy card and any additional information furnished by us to our stockholders. In addition, we have hired D.F. King & Co., Inc. to assist us in soliciting proxies, which it may do by telephone or in person. We will pay D.F. King & Co. a fee of $7,500, plus expenses.

Attending the Annual Meeting in Person

Only stockholders of record or their legal proxy holders as of the Record Date or our invited guests may attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, you must present a valid form of government-issued photo identification, such as a driver’s license or passport. In addition to such personal identification, you will need an admission ticket or proof of ownership of CRC stock to enter the Annual Meeting. If your shares are registered in your name, you will find an admission ticket attached to the notice regarding the internet availability of proxy materials or the proxy card sent to you. If your shares are held in street name with a broker, bank or other nominee, you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

No cameras, telephones, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual Meeting. No banners, signs, firearms or weapons will be allowed in the meeting room. We reserve the right to inspect all items entering the meeting room.

The Annual Meeting will be held at the Bakersfield Marriott at the Convention Center, located at 801 Truxtun Avenue, Bakersfield, California 93301.

Notice of Internet Availability of Proxy Materials

On March 26, 2019, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners who owned shares of our common stock at the close of business on March 11, 2019. The Notice of Internet Availability of Proxy Materials contained instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper versions of these materials to you by mail, in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

CALIFORNIA RESOURCES CORPORATION    87

2019 PROXY STATEMENT

General Information

Stockholder Proposals and Director Nominations

Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at our 2020 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, stockholder proposals should be received by our Corporate Secretary at the address below not later than November 27, 2019.

For proposals that are not submitted for inclusion in our proxy statement under Rule 14a-8, as more specifically provided in our Bylaws, in order for nominations of persons for election to the Board of Directors or a proposal of any other business to be properly brought before the 2020 annual meeting of stockholders, it must be submitted in accordance with our Bylaws and must be received at our principal executive offices no earlier than the close of business on January 9, 2020 and not later than the close of business on February 8, 2020. Any such proposal must be an appropriate subject for stockholder action under applicable law and must comply with the notice requirements set forth in Section 2.9 of our Bylaws and should be sent in writing to:

California Resources Corporation
Attention: Corporate Secretary

27200 Tourney Road, Suite 315

Santa Clarita, California 91355

Detailed information for submitting recommendations for director nominees is available upon written request to our Corporate Secretary at the address listed above.

Householding of Proxy Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials to those stockholders. This method of delivery, often referred to as “householding,” helps to reduce the amount of duplicative information that stockholders receive and lowers printing and mailing costs for companies.

We are householding proxy materials for stockholders of record in connection with the Annual Meeting unless otherwise notified. We have been notified that certain intermediaries may household proxy materials as well. If you hold your shares of common stock through a broker, bank or other nominee that has determined to household proxy materials, only one set of proxy materials will be delivered to multiple stockholders sharing an address unless you notify your broker, bank or other nominee to the contrary.

We will promptly deliver you a separate copy of the proxy materials for the Annual Meeting if you so request by calling (866) 659-2647 or (718) 921-8124 (for international callers) or you may contact your broker, bank or other nominee to make a similar request.

Please contact us or your broker, bank or other nominee directly if you have questions or wish to receive separate copies of our proxy materials in the future. You should also contact us or your broker, bank or other nominee if you wish to request delivery of a single copy if you are currently receiving multiple copies. These options are available to you at any time.

CALIFORNIA RESOURCES CORPORATION    88

2019 PROXY STATEMENT

General Information

2018 Annual Report

Our 2018 Annual Report to Stockholders, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC, is being furnished to our stockholders primarily via the Internet and mailed to all stockholders who have requested to receive paper copies of the proxy materials. The 2018 Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and the financial statement schedules, if any, but not including exhibits, is also available at http://www.astproxyportal.com/ast/20758 and a copy will be furnished at no charge to each person to whom a Notice of Internet Availability of Proxy Materials is delivered upon the request of such person to the following:

TELEPHONE:	888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers)
EMAIL:	help@astfinancial.com
WEBSITE:	https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

CALIFORNIA RESOURCES CORPORATION    89

2019 PROXY STATEMENT

 Annex A Reconciliation of Non-GAAP Measures and Other Information

Annex A

Reconciliation of Non-GAAP Measures and Other Information

Adjusted EBITDAX

The following tables present a reconciliation of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of adjusted EBITDAX and the calculation of adjusted EBITDAX margin:

($ in millions)	2018
Net income	$429
Interest and debt expense, net	379
Depreciation, depletion and amortization	502
Exploration expense	34
Unusual, infrequent and other items	(267)
Other non-cash items	40
Adjusted EBITDAX (A)	$1,117

Net cash provided by operating activities	$461
Cash interest	441
Exploration expenditures	17
Working capital changes	199
Other, net	(1)
Adjusted EBITDAX (A)	$1,117
Adjusted EBITDAX margin ($ in millions)	2018
Total revenues and other	$3,064
Non-cash derivative (gain) loss	(229)
Adjusted revenues (B)	$2,835
Adjusted EBITDAX Margin (A)/(B)	39%

We define adjusted EBITDAX as earnings before interest expense; income taxes; depreciation, depletion and amortization; exploration expense; and other unusual, out-of-period and infrequent items; and other non-cash items. Our management believes adjusted EBITDAX provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry, the investment community and our lenders. While adjusted EBITDAX is a non-GAAP measure, the amounts included in the calculation of adjusted EBITDAX were computed in accordance with GAAP. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing our financial performance, such as our cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX should be read in conjunction with the information contained in our financial statements prepared in accordance with GAAP. A version of this measure is a material component of certain of our financial covenants under our 2014 revolving credit facility and is provided in addition to, and not as an alternative for, income and liquidity measures calculated in accordance with GAAP.

CALIFORNIA RESOURCES CORPORATION   A-1

2019 PROXY STATEMENT

 Annex A Reconciliation of Non-GAAP Measures and Other Information

Reserve Replacement Ratio

The all-in reserve replacement ratio is calculated for a specified period using the proved oil-equivalent additions from extensions and discoveries, improved recovery, revisions and purchases, divided by oil-equivalent production. There is no guarantee that historical sources of reserves additions will continue as many factors that are fully or partially outside management’s control, including commodity prices, availability of capital and the underlying geology, affect reserves additions. Management uses this measure to gauge the results of its capital program. Other oil and gas producers may use different methods to calculate replacement ratios, which may affect comparability.

2018
All-in proved reserves added – MMBoe
Extensions and discoveries	30
Improved recovery	4
Purchases of proved reserves	64
Revisions related to performance	6
Revisions related to price	38
Total (A)	142
Production in 2018 – MMBoe (B)	48
All-in reserve replacement ratio (A)/(B)	296%

Finding and Development Costs

We believe that reporting our finding and development costs can aid investors in their evaluation of our ability to add proved reserves at a reasonable cost but is not a substitute for required GAAP disclosures. Various factors, primarily timing differences and effects of commodity price changes, can cause finding and development costs associated with a particular period’s reserves additions to be imprecise. For example, we will need to make more investments in order to develop the proved undeveloped reserves added during the year and any future revisions may change the actual measure from that presented above. In addition, part of the 2018 costs were incurred to convert proved undeveloped reserves from prior years to proved developed reserves. In our calculations, we have not estimated future costs to develop proved undeveloped reserves added in 2018 or removed costs related to proved undeveloped reserves added in prior periods. Our calculations of finding and development costs may not be comparable to similar measures provided by other companies.

We calculate all-in finding and development costs by dividing the costs incurred for the year, including acquisitions, by the amount of oil-equivalent proved reserves added in the same year from improved recovery, extensions and discoveries, performance-related revisions, price-related revisions and purchases.

2018
Total costs incurred – in millions (A)	$1,244
Total reserve replacements – MMBoe (B)	142
All-in finding and development costs $/Boe (A)/(B)	$8.76

CALIFORNIA RESOURCES CORPORATION   A-2

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

Annex B

Amended and Restated LTIP

CALIFORNIA RESOURCES CORPORATION LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective as of May 8, 2019)

1.	PURPOSE; PRIOR PLAN

The purposes of this Plan are (i) to furnish a significant incentive to the employees, consultants and non-employee Directors of the Company and its Affiliates by making available to them the benefits of increased ownership of Shares, (ii) to promote the alignment of the interests of employees, consultants and non-employee Directors of the Company and its Affiliates on the one hand and stockholders on the other hand and (iii) to assist in the recruitment and retention of employees, consultants and non-employee Directors of the Company and its Affiliates.

The Plan as set forth herein constitutes an amendment and restatement of the Company’s Long-Term Incentive Plan as in effect immediately prior to the Effective Date (the “Prior Plan”).  This Plan shall supersede and replace in its entirety the Prior Plan; provided, however, that, notwithstanding any provisions herein to the contrary, except for the provisions of Section 3.1 and for the required composition of the Committee, each award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such award under the Prior Plan as in effect immediately prior to the Effective Date.

2.	DEFINITIONS

“Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50 percent of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Affiliates.

“Change in Control” means, unless provided otherwise in an award agreement, the occurrence of any of the following events:

(a)Approval by the stockholders of the Company of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control under clause (b) below;

CALIFORNIA RESOURCES CORPORATION   B-1

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

(b)Consummation of a Business Combination, unless (1) as a result of the Business Combination, more than 50 percent of the outstanding voting power of the Successor Entity immediately after the reorganization is, or will be, owned, directly or indirectly, by persons who were holders of the Company’s voting securities immediately before the Business Combination; (2) no “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than 30 percent of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (3) at least 50 percent of the members of the board of directors of the entity resulting from the Business Combination were Directors at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(c)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities, other than as a result of (1) an acquisition directly from the Company; (2) an acquisition by the Company; or (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity; or

(d)During any period not longer than two consecutive years and beginning no earlier than October 6, 2014, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Notwithstanding the foregoing, (i) if a Change in Control constitutes a payment event with respect to any award that provides for the deferral of compensation and is subject to the Nonqualified Deferred Compensation Rules, then the transaction or event described in subsection (a), (b), (c) or (d) above with respect to such award must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5), and as relates to the holder of such award, to the extent required to comply with the Nonqualified Deferred Compensation Rules and (ii) in no event shall the separation of the Company from Occidental Petroleum Corporation and its Affiliates be a Change in Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee appointed by the Board to administer this Plan, which shall be composed of not less than two members of the Board, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) for so long as any award remains outstanding under the Prior Plan that could qualify for the written binding contract exception set forth in Section 13601(e)(2) of Public Law 115-97 (commonly referred to as the Tax Cuts and Jobs Act), an “outside director” within the meaning of Section 162(m).

“Company” means California Resources Corporation, a Delaware corporation.

“Director” means a member of the Board who is not an employee of the Company or an Affiliate.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

CALIFORNIA RESOURCES CORPORATION   B-2

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

“Effective Date” means May 8, 2019, which is the date on which this amendment and restatement was approved by the stockholders of the Company.

“Eligible Person” means any person who is an officer, employee or consultant of the Company or any Affiliate and any person who is a non-employee Director; provided, however that an ISO may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company at the time the ISO is granted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Person” means any employee benefit plan of the Company and any trustee or other fiduciary holding securities under a Company employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act.

“Fair Market Value” means, as of any specified date, the closing price of a Share, if the Shares are listed on a national stock exchange registered under Section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price of the Share is so reported.  If the Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded.  In the event Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of Section 409A of the Code.

“Five Percent Basket” has the meaning set forth in Section 5.5.

“ISO” means an incentive stock option qualified under Section 422 of the Code.

“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Performance-Based Award” means any Qualifying Option or award granted pursuant to Section 5.2.

“Performance Goal” means a preestablished targeted level or levels of any one or more Performance Objectives.

“Performance Objectives” means those performance objectives established by the Committee as provided in Section 5.2.

“Plan” means this California Resources Corporation Long-Term Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning set forth in Section 1.

“Qualifying Options” mean options and stock appreciation rights granted with an exercise price not less than Fair Market Value on the date of grant.  Qualifying Options are intended to be Performance-Based Awards.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act.

“Section 162(m)” means Section 162(m) of the Code and the applicable regulations and interpretations thereunder.

CALIFORNIA RESOURCES CORPORATION   B-3

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

“Share Limit” means the maximum number of Shares, as adjusted, that may be delivered pursuant to all awards granted under this Plan.

“Shares” mean the Company’s Common Stock, par value $0.01 per share.

“Substitute Award” means an award granted in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation, acquisition or other transaction by the Company or an Affiliate with or of another entity or the assets of another entity.

“Successor Entity” means the surviving or resulting entity or a parent thereof of a Business Combination.

3.	SHARES SUBJECT TO PLAN

3.1AGGREGATE SHARE LIMIT - Subject to adjustment as provided in or pursuant to this Section 3 or Section 7, from and after the original effective date of this Plan of October 6, 2014, (a) a total of 7,275,000 Shares shall be authorized for issuance pursuant to awards granted under this Plan and (b) the aggregate maximum number of Shares that may be issued under this Plan through ISOs shall not exceed 7,275,000 (which amount shall be included within the total Share limit set forth in clause (a) of this sentence).

3.2INDIVIDUAL LIMIT - Subject to adjustment as provided in or pursuant to this Section 3 or Section 7, no individual may be granted (i) options or stock appreciation rights during any calendar year with respect to more than 1,000,000 Shares and (ii) other awards under this Plan (other than options or stock appreciation rights) during any calendar year that are denominated in Shares with respect to more than 1,000,000 Shares (and the vesting or performance period applicable to such awards shall not exceed 10 years).  The maximum amount of compensation that may be paid under all Performance-Based Awards that are not denominated in Shares (including the Fair Market Value of any Shares paid in satisfaction of such Performance-Based Awards) granted to any one individual during any calendar year may not exceed $20,000,000 (and any payment due with respect to such a Performance-Based Award shall be paid no later than 10 years after the date of grant of such Performance-Based Award).

In addition, and notwithstanding any provisions to the contrary in this Plan, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under this Plan to any individual, non-employee Director during any single calendar year beginning on or after January 1, 2016 shall not exceed $750,000; provided, however, that such limitation shall be determined without regard to grants of awards, if any, made under this Plan to a non-employee Director during any period in which such individual was an employee or consultant (other than in the capacity of a non-employee Director).

3.3REISSUE OF AWARDS AND SHARES - Awards payable in cash or payable in cash or Shares, including restricted shares, that are forfeited, cancelled, or for any reason do not vest under this Plan, and Shares that are subject to awards that expire or for any reason are terminated, cancelled or fail to vest shall be available for subsequent awards under this Plan.  If an award under this Plan is or may be settled only in cash, such award need not be counted against any of the share limits under this Section 3.  Shares subject to options or stock appreciation rights that are exercised shall not be available for subsequent awards.  The following transactions involving Shares will not result in additional Shares becoming available for subsequent awards under this Plan:  (i) Shares tendered in payment of an option; (ii) Shares withheld for taxes; and (iii) Shares repurchased by the Company using option proceeds.

3.4SOURCE OF SHARES DELIVERED UNDER PLAN – The Shares to be offered pursuant to the grant of an award may (a) be authorized but unissued Shares, (b) Shares held in the treasury of the Company, or (c) previously issued Shares reacquired by the Company, including shares purchased on the open market.

CALIFORNIA RESOURCES CORPORATION   B-4

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

4.	PLAN ADMINISTRATION

This Plan shall be administered by the Committee.

4.1POWERS OF THE COMMITTEE - Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan within its delegated authority, including, without limitation, the authority to:

(a)adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the awards granted under this Plan and determine the forms and terms of individual awards;

(b)determine who is an Eligible Person and to which Eligible Persons, if any, awards will be granted under this Plan;

(c)grant awards to Eligible Persons and determine the terms and conditions of such awards, including but not limited to the number and value of Shares issuable pursuant thereto, the times (subject to Section 5.5) at which and conditions upon which awards become exercisable or vest or shall expire or terminate, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of awards;

(d)determine the date of grant of an award, which may be a designated date after but not before the date of the Committee’s action;

(e)determine whether (subject to Section 7.2), and the extent to which, adjustments are required pursuant to Section 7 hereof;

(f)interpret and construe this Plan and terms and conditions of any award granted hereunder (including under any award agreement) and correct any defect therein, whether before or after the date set forth in Section 5;

(g)determine the circumstances under which, consistent with the provisions of Section 8.2, any outstanding award may be amended and make any amendments thereto that the Committee determines are necessary or appropriate; and

(h)acquire or settle rights under options, stock appreciation rights or other awards in cash, stock of equivalent value, or other consideration.

All authority granted herein shall remain in effect so long as any award remains outstanding under this Plan.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Affiliate, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company or any Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

CALIFORNIA RESOURCES CORPORATION   B-5

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

4.2SPECIFIC COMMITTEE RESPONSIBILITY AND DISCRETION REGARDING AWARDS - Subject to the express provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Plan, which terms and conditions may include, subject to such limitations as the Committee may from time to time impose, among other things, provisions that:

(a)permit the recipient of such award to pay the purchase price of the Shares or other property issuable pursuant to such award, or any applicable tax withholding obligation upon such issuance or in respect of such award or Shares, in whole or in part, by any one or more of the following:

(i)cash, cash equivalent, or electronic funds transfer,

(ii)the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to awards) or other property,

(iii)a reduction in the amount of Shares or other property otherwise issuable pursuant to such award,

(iv)a cashless exercise, or

(v)any other legal consideration the Committee deems appropriate;

(b)are intended to qualify such award as an ISO;

(c)accelerate the receipt of benefits pursuant to an award or adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, pursuant to a termination of employment or an event referenced in Section 7 (in which case the Committee’s discretion shall be exercised in a manner consistent with Section 7) or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, a shorter or longer vesting or exercise period, or, except as provided below, an exercise or purchase price that is higher or lower than the original or prior award), in each case subject to Sections 3, 5.5 and 8.2; provided, however, that in no case (other than an adjustment contemplated by Section 7.2) shall the exercise price of any option or stock appreciation right be reduced by an amendment to the award or a cancellation and re-grant of the award to effect a repricing of the award to a price below the Fair Market Value of the underlying Shares on the grant date of the original option or stock appreciation right unless specific stockholder consent is obtained;

(d)authorize (subject to Sections 7, 8, and 10) the conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 7 or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and

(e)determine the value of and acquire or otherwise settle awards upon termination of employment, upon such terms as the Committee (subject to Sections 7, 8 and 10) deems appropriate.

CALIFORNIA RESOURCES CORPORATION   B-6

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

4.3DELEGATION - Subject to Section 4.5, the Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan, provided that each designated committee granting any awards hereunder shall consist exclusively of a member or members of the Board.  A majority of the members of the acting committee shall constitute a quorum.  The vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the Committee shall constitute action by the committee.  The Committee may delegate authority to grant awards under this Plan for new employees to an officer of the Company who is also a director and may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a subsidiary or to third parties.  In addition, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of this Plan, and the right to grant awards under this Plan, insofar as such administration (and interpretation) and power to grant awards relates to any person who is not then subject to Section 16 of the Exchange Act (including any successor section to the same or similar effect).  Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a member of the Board, and the Committee may revoke such delegation at any time.  The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.  Notwithstanding the foregoing, no delegation pursuant to this Section 4.3 shall be made to the extent that such delegation would (i) result in the loss of an exemption under Rule 16b-3(d)(1) for awards granted to Eligible Persons subject to Section 16 of the Exchange Act in respect of the Company or (ii) cause awards made under the Prior Plan that were intended to qualify as “performance-based compensation” under Section 162(m) (prior to its amendment in 2017) to fail to so qualify.

4.4BIFURCATION - Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that provisions of any award agreement (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3 or other applicable law, to the extent permitted thereby, are applicable only to persons subject to those provisions and to those awards to those persons intended to satisfy the requirements of the applicable legal restriction.

4.5AWARDS TO NON-EMPLOYEE DIRECTORS - Notwithstanding any provision in this Plan to the contrary and without being subject to management discretion, the Board, acting through the non-employee Directors only, shall have the authority, in its sole and absolute discretion, to select non-employee Directors to receive awards other than ISOs under this Plan subject to the limitations of Section 3.2.  The Board, acting through the non-employee Directors only shall set the terms of any such awards in its sole and absolute discretion, and the Board, acting through the non-employee Directors only, shall be responsible for administering and construing such awards in substantially the same manner that the Committee administers and construes awards to other Eligible Persons.

5.	AWARDS

5.1TYPE AND FORM OF AWARDS - All awards shall be evidenced in writing (including electronic form), substantially in the form approved by the Committee or its delegate.  The types of awards that the Committee may grant include, but are not limited to, any of the following, on an immediate or deferred basis, either singly, or in tandem or in combination with or in substitution for, other awards of the same or another type:  (i) Shares, (ii) options (ISOs or nonqualified stock options), stock appreciation rights (including limited stock appreciation rights), restricted stock, stock units, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of Performance Goals or other conditions, or any combination thereof, (iii) any similar securities with a value derived from the value of or related to the Shares or other securities of the Company and/or returns thereon, or (iv) cash.  Share-based awards may include (without limitation) stock options, stock purchase rights, stock bonuses, stock units, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents (independently or in tandem with any form of stock grant), dividend rights (independently or in tandem with any form of stock grant), Shares, any of which may be payable in Shares or cash, and may consist of one or more of such features in any combination, as determined by the Committee.

CALIFORNIA RESOURCES CORPORATION   B-7

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

5.2PERFORMANCE-BASED AWARDS -

The right of a participant to exercise or receive a grant or settlement of any type of award listed in Section 5.1, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under the Prior Plan in the case of awards made under the Prior Plan that were intended to constitute “performance-based compensation” under Section 162(m) (prior to its amendment in 2017).

(a)Performance Goals Generally.  The Performance Goals for Performance-Based Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 5.2, which level may also be expressed in terms of a specified increase or decrease in the particular criteria compared to a past period.  The Committee may determine that Performance-Based Awards shall be granted, exercised and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to grant, exercise and/or settlement of such Performance-Based Awards.  Performance Goals may differ for Performance-Based Awards granted to any one participant or to different participants.  The Performance Goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.  In addition, subject to any limitations under Section 162(m) (prior to its amendment in 2017) with respect to awards granted under the Prior Plan that are intended to constitute “performance-based compensation,” such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements and other specified extraordinary, unusual or infrequent items or events.

(b)Performance Period.  Achievement of Performance Goals in respect of Performance-Based Awards shall be measured over a performance period of up to ten years, as specified by the Committee.

(c)Performance-Based Award Pool.  The Committee may establish a Performance-Based Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance-Based Awards.  The amount of such Performance-Based Award pool shall be based upon the achievement of a Performance Goal or Goals during the given performance period, as specified by the Committee in accordance with this Section 5.2.  The Committee may specify the amount of the Performance-Based Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(d)Settlement of Performance-Based Awards; Other Terms.  After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance-Based Award pool, and the maximum amount of the potential Performance-Based Award payable to each Participant in the Performance-Based Award pool, or (B) the amount of the potential Performance-Based Award otherwise payable to each Participant.  Settlement of such Performance-Based Awards shall be in cash, Stock, other awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance-Based Awards, but may not exercise discretion to increase any such amount payable with respect to an award under the Prior Plan that was intended to constitute “performance-based compensation” under Section 162(m) (prior to its amendment in 2017).  The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of employment by the participant prior to the end of a performance period or settlement of Performance-Based Awards.

CALIFORNIA RESOURCES CORPORATION   B-8

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

(e)Written Determinations.  All determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance-Based Award pool or potential individual Performance-Based Awards and as to the achievement of Performance Goals relating to and final settlement of Performance-Based Awards under this Section 5.2 shall be certified in writing in the case of any award under the Prior Plan that was intended to constitute “performance-based compensation” under Section 162(m) (prior to its amendment in 2017).  The Committee may not delegate any responsibility relating to such Performance-Based Awards.

5.3CONSIDERATION FOR SHARES - Shares may be issued pursuant to an award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such award, but shall not be issued for less than the minimum lawful consideration.  Awards may be payable in cash, stock or other consideration or any combination thereof, as the Committee shall designate in or (except as required by Section 5.2) by amendment to the terms and conditions governing such award.

5.4LIMITED RIGHTS - Except as otherwise expressly authorized by the Committee or this Plan or in the applicable award terms and conditions, a participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the participant.  Except as described in Section 5.11, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

5.5OPTION/STOCK APPRECIATION RIGHT PRICING, TERM LIMITS AND VESTING - The purchase price per share of the Shares covered by any option or the base price of any stock appreciation right shall be determined by the Committee at the time of the grant, but, except in the case of a Substitute Award, shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant.  No option or stock appreciation right shall be exercisable after the expiration of 10 years from the date of grant.  An award may be converted or convertible, notwithstanding the foregoing limits, into or payable in, Shares or another award that otherwise satisfies the requirements of this Plan.

No option, stock appreciation right or other non-full value appreciation award granted under this Plan on or after the Effective Date may vest in less than one year from its date of grant.  Notwithstanding the foregoing, up to five percent of the available Shares authorized for issuance under this Plan as of the Effective Date may be subject to options, stock appreciation rights or other non-full value appreciation awards that vest (in full or in part) in less than one year from their date of grant (the “Five Percent Basket”).  Further, any option, stock appreciation right or other non-full value award granted under this Plan may vest in full or in part upon death or disability of the participant, or upon a Change in Control, and such vesting shall not count against the Five Percent Basket.

5.6SPECIAL LIMITATIONS RELATING TO ISOS - An ISO may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company at the time the ISO is granted.  To the extent that the aggregate fair market value (determined at the time the respective ISO is granted) of stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations, within the meaning of Section 424 of the Code, exceeds $100,000 or such other amount as may be prescribed under Section 422 of the Code or applicable regulations or rulings from time to time, such ISOs shall be treated as options that do not constitute ISOs.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a participant’s ISOs will not constitute ISOs because of such limitation and shall notify the participant of such determination as soon as practicable after such determination.  No ISO shall be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such option is granted, the option price is at least 110 percent of the Fair Market Value of a Share and (ii) such option by its terms is not exercisable after the expiration of five years from the date of grant.  Except as otherwise provided in Sections 421 or 422 of the Code, an ISO shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the participant’s lifetime only by such participant or the participant’s guardian or legal representative.

CALIFORNIA RESOURCES CORPORATION   B-9

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

5.7TRANSFER RESTRICTIONS - Unless otherwise expressly provided in or permitted by this Section 5.7, by applicable law or by the award terms and conditions (i) all awards are nontransferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder.  No award may be transferred for consideration to a financial institution.

5.7.1Exceptions by Committee Action - The Committee, in its sole discretion, may permit an award to be transferred for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities and the incentive purposes of the award and this Plan. Notwithstanding the foregoing, awards intended as ISOs or restricted stock awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

5.7.2Exclusions - The exercise and transfer restrictions in this Section 5.7 shall not apply to:

(a)transfers to the Company,

(b)the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)transfers pursuant to a domestic relations order (if approved or ratified by the Committee), if (in the case of ISOs) permitted by the Code,

(d)if the participant has suffered a Disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

(e)the authorization by the Committee of “cashless exercise” procedures with third parties who finance or who otherwise facilitate the exercise of awards consistent with applicable laws and the express authorization of the Committee.

5.8TAX WITHHOLDING - The Company and any of its Affiliates are authorized to withhold from any award granted, or any payment relating to an award under this Plan, including from a distribution of Shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.  Notwithstanding the foregoing, the Company and its Affiliates may, in their sole discretion and in satisfaction of the foregoing requirement, withhold or permit the participant to elect to have the Company or its Affiliate withhold a sufficient number of Shares that are otherwise issuable to the participant pursuant to an award (or allow the surrender of Shares by the participant to the Company or its Affiliate).  The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the applicable minimum statutory withholding rates for U.S. federal, state, local or non-U.S. income and social insurance taxes and payroll taxes, as determined by the Committee.  Notwithstanding the preceding provisions of this Section 5.8, withholding taxes may be based on rates in excess of the minimum required tax withholding rates if the Committee (a) determines, with respect to an award granted to an Eligible Person who is not a non-employee Director, that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Affiliate (other than immaterial administrative, reporting or similar consequences) and (b) authorizes withholding at such greater rates.

CALIFORNIA RESOURCES CORPORATION   B-10

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

5.9CASH AWARDS - The Committee shall have the express authority to pay awards in cash under this Plan, whether in lieu of, in addition to or as part of another award.

5.10TERMINATION OF EMPLOYMENT OR SERVICE - If an Eligible Person’s employment with or service to the Company or to any Affiliate terminates for any reason, his or her outstanding awards may thereafter be exercised (if at all) to the extent provided in the agreement evidencing such award, or as otherwise determined by the Committee.

5.11DIVIDENDS AND DIVIDEND EQUIVALENTS – No dividend equivalents shall be granted in connection with stock options, stock appreciation rights or other non-full value appreciation awards granted under this Plan on or after the Effective Date.  Any cash dividend distributed with respect to a Share subject to a restricted stock award granted on or after the Effective Date shall be treated in the following manner as determined by the Committee in its sole discretion and set forth in the award agreement: (a) accrued and paid at such time, if any, as the underlying restricted stock to which it relates vests and settles; (b) reinvested in additional Shares (or restricted stock), based on the Fair Market Value on the dividend payment date, and paid at such time (or, in the case of additional shares of restricted stock, vest at such time), if any, as the underlying restricted stock to which it relates vests and settles; or (c) any combination of the foregoing.  The Committee may provide that restricted stock units and other full-value awards (other than restricted stock) awarded under this Plan shall be entitled to an amount per unit equal in value to the cash dividend, if any, paid per Share on issued and outstanding Shares, on the dividend payment dates occurring during the period between the date on which the award is granted and the date on which such award is settled under this Plan (or such other period designated by the Committee).  Any such paid amounts with respect to such awards granted on or after the Effective Date shall be treated in the following manner as determined by the Committee in its sole discretion and set forth in the award agreement: (i) accrued and paid at such time, if any, as the underlying award to which it relates vests and settles; (ii) reinvested in additional Shares, based on the Fair Market Value on the dividend payment date, and paid at such time, if any, as the underlying award to which it relates vests and settles; or (iii) any combination of the foregoing.  Notwithstanding any preceding provision in this Section 5.11 to the contrary, any cash, stock, or other property distributed as a dividend or otherwise with respect to any restricted stock, restricted stock unit or other full-value award granted under this Plan on or after the Effective Date shall be subject to restrictions and risk of forfeiture to the same extent as the underlying restricted stock, restricted stock unit or other full-value award with respect to which such cash, stock or other property has been distributed.

6.	TERM OF PLAN

This amended and restated Plan was adopted by the Board on February 19, 2019, and is subject to approval by the Company’s stockholders at the 2019 annual meeting of the Company’s stockholders.  If this amendment and restatement is not so approved by the stockholders, then this amendment and restatement shall be void ab initio, and the Prior Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the Prior Plan shall continue in effect under the terms of the grant and the Prior Plan; provided, further, that thereafter awards may continue to be granted pursuant to the terms of the Prior Plan, as in effect prior to this amendment and restatement and as may be otherwise amended thereafter.  This amended and restated Plan shall become effective on the Effective Date if it is approved on such date by the Company’s stockholders, and this Plan shall remain in effect, subject to the right of the Board to terminate this Plan at any time pursuant to Section 8.1, until all Shares subject to it shall have been purchased or acquired according to the provisions herein.  However, in no event may an award be granted under this Plan on or after the tenth anniversary of the Effective Date.  After this Plan is terminated, no future awards may be granted pursuant to this Plan, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.  In addition, any then outstanding award may be amended thereafter in any manner that would have been permitted earlier, except that no such amendment shall increase the number of Shares subject to, comprising or referenced in the award or reduce the exercise or base price of an option or stock appreciation right or permit cash payments in an amount that exceeds the limits of Section 3 (as adjusted pursuant to Section 7.2).

CALIFORNIA RESOURCES CORPORATION   B-11

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

7.	ADJUSTMENTS; CHANGE IN CONTROL

7.1CHANGE IN CONTROL; ACCELERATION AND TERMINATION OF AWARDS - Unless otherwise provided in an award agreement, upon the occurrence of a Change in Control:

(a)each option and stock appreciation right shall become immediately exercisable and vested upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event,

(b)restricted stock shall immediately vest free of restrictions upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event,

(c)each award under Section 5.2 shall become payable to the participant upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event, and the level of achievement of the applicable Performance Goals shall be determined by the Committee,

(d)the number of Shares covered by each stock unit account shall be issued to the participant upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event, and

(e)any other rights of a participant under any other award will be accelerated to give the participant the benefit intended under any such award upon the termination of the participant’s employment or service on or after the date of the Change in Control and as a result of such event.

The Committee may override the provisions regarding acceleration in this Section 7.1 and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of awards shall comply with applicable legal and regulatory requirements, including the Nonqualified Deferred Compensation Rules.

If any option or other right to acquire Shares under this Plan has been fully accelerated as required or permitted by this Plan but is not exercised prior to (i) a dissolution of the Company, or (ii) an event described in this Section 7.1 that the Company does not survive, or (iii) the consummation of a Change in Control approved by the Board, such option or right will terminate, subject to any provision that has been expressly made by the Committee or the Board through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such option or right.

7.2ADJUSTMENTS –

7.2.1ADJUSTMENTS GENERALLY. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Shares or other securities of the Company, or any similar, unusual, infrequent or extraordinary corporate transaction (or event in respect of the Shares) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan and the individual award limitations set forth in Section 3), (ii) the number, amount and type of shares (or other securities or property) subject to any or all outstanding awards, (iii) the grant, purchase, or exercise price of any or all outstanding awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards, or (v) the Performance Goals or Performance Objectives appropriate to any outstanding awards, or

CALIFORNIA RESOURCES CORPORATION   B-12

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

(b)in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of the Shares of the Company upon or in respect of such event.

7.2.2EQUITY RESTRUCTURING - If the Company recapitalizes, reclassifies its capital stock or otherwise changes its capital structure or another change or event occurs that constitutes an “equity restructuring” pursuant to Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard (a “recapitalization”), (a) the Committee shall equitably adjust the number and class of Shares (or other securities or property) covered by each outstanding award and the terms and conditions, including the exercise price and performance criteria (if any), of such award to equitably reflect such recapitalization and shall adjust the number and class of Shares (or other securities or property) with respect to which awards may be granted after such recapitalization and (b) the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Shares (or other securities) that may be delivered with respect to awards under this Plan as provided in Section 3, the individual award limitations set forth in Section 3 and the class of Shares (or other securities) available for grant under this Plan.

8.	PLAN AMENDMENT AND TERMINATION

8.1AUTHORITY OF THE BOARD - Subject to Section 8.2, the Board may amend or terminate this Plan at any time and in any manner; provided, that, any such amendments shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted (and such approval shall be obtained in accordance with the requirements of such laws, regulations and rules).

8.2RESTRICTIONS - No amendment or termination of this Plan or change in or affecting any outstanding award shall deprive in any material respect the holder, without the consent of the holder, of any of his or her rights or benefits under or with respect to the award. Adjustments contemplated by Section 7 shall not be deemed to constitute a change requiring such consent.

9.	LEGAL MATTERS

9.1COMPLIANCE AND CHOICE OF LAW; SEVERABILITY - This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Shares and/or the payment of money under this Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

9.2NO RIGHT TO AN AWARD - Neither the adoption of this Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an award or any other rights hereunder except as may be evidenced by an award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

9.3NON-EXCLUSIVITY OF PLAN - Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or authority.

CALIFORNIA RESOURCES CORPORATION   B-13

2019 PROXY STATEMENT

 Annex B Amended and Restated LTIP

9.4NO EMPLOYMENT RIGHTS CONFERRED - Nothing contained in this Plan (or in any other documents relating to this Plan or to any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or any Affiliate or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company or any Affiliate to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause.

10.	MISCELLANEOUS

10.1UNFUNDED PLAN - Unless otherwise determined by the Committee, this Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any Affiliate and any participant or other person. To the extent any person holds any rights by virtue of awards granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

10.2AWARDS NOT COMPENSATION - Unless otherwise determined by the Committee, settlements of awards received by participants under this Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

10.3FRACTIONAL SHARES - The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

10.4COMPLIANCE WITH SECURITIES LAWS - Nothing herein or in any award granted hereunder shall require the Company to issue any shares with respect to any award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.

10.5CLAWBACK - To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Board or Committee, awards and amounts paid or payable pursuant to or with respect to awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the Company, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of awards and amounts paid or payable pursuant to or with respect to awards.  Notwithstanding any provision of this Plan or any award agreement to the contrary, the Company reserves the right, without the consent of any participant or beneficiary of any award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Plan or any award agreement with retroactive effect.

10.6SECTION 409A - In the event that any award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such award to comply with the Nonqualified Deferred Compensation Rules and such award should be interpreted accordingly.  Notwithstanding anything in this Plan to the contrary, to the extent that the Committee determines that any award under this Plan may be subject to the Nonqualified Deferred Compensation Rules, the Committee may, without a participant’s consent, adopt such amendments to this Plan and the applicable award agreement or take any other actions (including amendments and actions with retroactive effect), that the Committee, in its sole discretion, determines are necessary or appropriate to preserve the intended tax treatment of the award, including, without limitation, actions intended to (a) exempt such award from the Nonqualified Deferred Compensation Rules, or (b) comply with the requirements of the Nonqualified Deferred Compensation Rules; provided, however, that nothing in this Section 10.6 shall create any obligation on the part of the Company or any Affiliate to adopt any such amendment or take any other such action or any liability for any failure to do so. Notwithstanding anything herein to the contrary, in no event shall the Company or any Affiliate have any obligation to indemnify or otherwise compensate any participant for any taxes or interest imposed under the Nonqualified Deferred Compensation Rules or similar provisions of state or foreign law.

CALIFORNIA RESOURCES CORPORATION   B-14

2019 PROXY STATEMENT

 Annex C-1 Proposal 5(a) Amendment to Certificate of Incorporation

Annex C-1

Proposal 5(a) Amendment to Certificate of Incorporation

Proposed Amendment to the Amended and Restated Certificate of
Incorporation of California Resources Corporation (Proposal 5(a))

The text below is the portion of the Amended and Restated Certificate of Incorporation of California Resources Corporation, as last amended May 31, 2016, as proposed to be amended by “Proposal 5(a)—Change the Supermajority Vote Requirement for Stockholders to Remove Directors Without Cause to a Majority Vote Requirement.”  Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

FIFTH . . .

3. Removal of Directors. Prior to and through the date on which the Classified Board Expiration Time occurs, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, any director may be removed only for Cause, upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation. Upon the Classified Board Expiration Time, any director may be removed at any time, with or without Cause, ~~(a) for Cause~~ upon the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors ~~and (b) without Cause upon the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, in the case of each of (a) and (b)~~, acting at a meeting of the stockholders in accordance with the DGCL, this Amended and Restated Certificate of Incorporation and the bylaws of the Corporation. “Cause” shall mean the director’s (i) conviction of a serious felony involving moral turpitude or a violation of federal or state securities laws; (ii) the commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony; or (iii) adjudication as legally incompetent by a court of competent jurisdiction.

CALIFORNIA RESOURCES CORPORATION   C-1-1

2019 PROXY STATEMENT

 Annex C-2 Proposal 5(b) Amendment to Certificate of Incorporation

Annex C-2

Proposal 5(b) Amendment to Certificate of Incorporation

Proposed Amendment to the Amended and Restated Certificate of
Incorporation of California Resources Corporation (Proposal 5(b))

The text below is the portion of the Amended and Restated Certificate of Incorporation of California Resources Corporation, as last amended May 31, 2016, as proposed to be amended by “Proposal 5(b)—Change the Supermajority Vote Requirement for Stockholders to Amend the Bylaws to a Majority Vote Requirement.”  Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

EIGHTH: In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, restate or repeal the bylaws of the Corporation; provided, however, that, the provisions of this Article Eighth notwithstanding, the bylaws of the Corporation shall not be altered, amended, restated or repealed by the stockholders of the Corporation except by the vote of holders of at least ~~75%~~a majority in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class.

Change to Bylaws Adopted by the Board of Directors, Effective Upon Filing of Certificate of Amendment to the Amended and Restated Certificate of Incorporation To Reflect Amendments Set Forth Above (Proposal 5(b))

SECTION 8.1 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed (A) by resolution adopted by a majority of the directors present at any special or regular meeting of the Board at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting or (B) at any regular or special meeting of the stockholders upon the affirmative vote of at least ~~75%~~a majority in voting power of the outstanding shares of the Corporation entitled to vote thereon if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

CALIFORNIA RESOURCES CORPORATION   C-2-1

2019 PROXY STATEMENT

 Annex C-3 Proposal 5(c) Amendment to Certificate of Incorporation

Annex C-3

Proposal 5(c) Amendment to Certificate of Incorporation

Proposed Amendment to the Amended and Restated Certificate of
Incorporation of California Resources Corporation (Proposal 5(c))

The text below is the portion of the Amended and Restated Certificate of Incorporation of California Resources Corporation, as last amended May 31, 2016, as proposed to be amended by “Proposal 5(c)—Change the Supermajority Vote Requirement for Stockholders to Amend Certain Provisions of the Amended and Restated Certificate of Incorporation to a Majority Vote Requirement.”  Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

TENTH: Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by law, this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation), the approval by a majority of the directors then in office and the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, shall be required to amend, alter, restate or repeal any provision of this Amended and Restated Certificate of Incorporation~~; provided, further, that any alteration, amendment, repeal or restatement of Article Fifth, Article Sixth, Article Seventh, Article Eighth, this Article Tenth, Article Eleventh, Article Twelfth or Article Thirteenth shall require the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, in addition to any vote of holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, in addition to the approval by a majority of the directors then in office~~.

CALIFORNIA RESOURCES CORPORATION   C-3-1

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This Proxy Statement is printed on Forest Stewardship Council®-Certified paper that contains wood from well-managed forests and other responsible sources.® MIX  Paper from responsible sources FCS C132107 FSC www.fac.org® UFCW888CAL IFORNIA RESOURCES CORPORATION crc.com

ANNUAL MEETING OF STOCKHOLDERS OF CALIFORNIA RESOURCES CORPORATION May 8, 2019 PROXYVOTINGINSTRUCTIONSINTERNET -Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. See Admission Ticket on reverse side. GO GREEN -e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANYNUMBERACCOUNTNUMBERNOTICEOFINTERNETAVAILABILITYOFPROXYMATERIALS:TheNoticeofMeeting,proxystatementandproxycardareavailableathttp://www.astproxyportal.com/ast/20758Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THEBOARDOFDIRECTORSRECOMMENDSAVOTE"FOR"THEELECTIONOFALLNOMINEESFORDIRECTOR,AND"FOR"PROPOSALS2,3,4,5(a),5(b)and5(c).PLEASESIGN,DATEANDRETURNPROMPTLYINTHEENCLOSEDENVELOPE.PLEASEMARKYOURVOTEINBLUEORBLACKINKASSHOWNHEREx1. Election of ten director nominees: FOR AGAINST ABSTAIN William E. Albrecht Justin A. Gannon Harold M. Korell Harry T. McMahon Richard W. Moncrief Avedick B. Poladian Anita M. Powers Laurie A. Siegel Robert V. Sinnott Todd A. Stevens To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted viathis method. Signature of Stockholder Date: FOR AGAINST ABSTAIN 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. 3. Advisory vote to approve named executive officer compensation. 4. Approval of the Amended and Restated California Resources Corporation Long-Term Incentive Plan. 5(a).Change the supermajority vote requirement for stockholders to remove directors without cause to a majority vote requirement. 5(b).Change the supermajority vote requirement for stockholders to amend the Bylaws to a majority vote requirement. 5(c).Change the supermajority vote requirement for stockholders to amend certain provisions of the Amended and Restated Certificate of Incorporation to a majority vote requirement. 6. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR” the election of all nominees for director in Proposal 1, and “FOR” Proposals 2, 3, 4, 5(a), 5(b), and 5(c). Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSIONTICKETIf you plan to attend the annual meeting of stockholders, you will not be admitted to the meeting without valid government-issued photo identification (such as a driver’s license or passport) and this admission ticket or other proof of stock ownership as of March 11, 2019, the record date. 0 CALIFORNIA RESOURCES CORPORATION Proxy for Annual Meeting of Stockholders on May 8, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Todd A. Stevens and William E. Albrecht as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of California Resources Corporation held of record by the undersigned at the close of business on March 11, 2019 at the Annual Meeting of Stockholders to be held Wednesday, May 8, 2019 at 11:00 a.m. Pacific Time at the Bakersfield Marriott at the Convention Center, 801 Truxtun Avenue, Bakersfield, California 93301, and at any adjournment thereof. (Continued and to be signed on the reverse side.) 1.1 14475